Prospectus Supplement (Sales Report) No. 21 dated December 22, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 432254

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432254	$3,600	$3,600	8.94%	1.00%	December 16, 2009	December 27, 2012	December 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432254. Member loan 432254 was requested on December 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Booz Allen Hamilton, Inc.	Debt-to-income ratio:	18.30%
Length of employment:	< 1 year	Location:	San Diego, CA

Home town:
Current & past employers:	Booz Allen Hamilton, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Please help me out. A certain bank has increased my credit card interest rate to 25%, which is absolutely ridiculous. I guess they don't care that I have a flawless credit history, but I hope you do. I can more than cover their payments but I'd much rather pay you instead. Thanks for any help. 513635 added on 12/13/09 > To answer some expected questions up front: I acquired my credit card debt that you see listed here because I started a real estate investing company using my own money and credit. Obviously, I wasn't that successful and lost more than I gained, accumulating the debt you see here. I'm back at work now as a defense consultant where I make $75,000/yr and expect a promotion and raise at my review in April. Any inquiries you see were to do exactly what I'm doing here (refinancing at a lower rate), just trying to do it through a conventional bank. One last thing, I still hold a second mortgage from a property I sold that pays $198.12/mo and will balloon in just over 2 years. That asset will be worth around $26,500 when it comes due.

A credit bureau reported the following information about this borrower member on December 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48,538.00	Public Records On File:	0
Revolving Line Utilization:	53.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 450539

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450539	$7,750	$7,750	7.74%	1.00%	December 21, 2009	December 30, 2012	December 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450539. Member loan 450539 was requested on December 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	n/a	Debt-to-income ratio:	11.75%
Length of employment:	n/a	Location:	Portland, OR

Home town:	Portland
Current & past employers:	Yoshida Group, Parkrose School District, OpenSourcery, Omnimedix, TOCICI
Education:	Mt Hood Community College, City University

This borrower member posted the following loan description, which has not been verified:

554269 added on 12/16/09 > These funds will enable personal debt consolidation and enable resource dedication towards bringing a long-time moonlighting business into what's now a full-time venture.

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,415.00	Public Records On File:	0
Revolving Line Utilization:	7.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your source of income (employer) and how long have you had it? Thank you.	I am the founder of an information services & consulting business that's been around for about 14 years. Providing IT support & management for small & medium sized businesses throughout the region, the business also enables Virtual Private Server (VPS) as well as both business & customer-owned equipment hosting within a large locally-based datacenter.

Member Payment Dependent Notes Series 456582

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456582	$1,500	$1,500	13.92%	1.00%	December 17, 2009	December 29, 2012	December 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456582. Member loan 456582 was requested on December 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	verizon wireless	Debt-to-income ratio:	20.70%
Length of employment:	3 years	Location:	albuquerque, NM

Home town:
Current & past employers:	verizon wireless
Education:

This borrower member posted the following loan description, which has not been verified:

567139 added on 12/15/09 > Great invesment! Need some financial help while I start my real estate career. Good credit history will not let you down.

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,449.00	Public Records On File:	0
Revolving Line Utilization:	90.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 458648

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458648	$7,000	$7,000	13.92%	1.00%	December 18, 2009	December 29, 2012	December 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458648. Member loan 458648 was requested on December 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	Comcast	Debt-to-income ratio:	9.47%
Length of employment:	3 years	Location:	BARNEGAT, NJ

Home town:
Current & past employers:	Comcast
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	46
Revolving Credit Balance:	$400.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan, but have a few questions: (1) Can you provide more detail regarding the purpose of the loan? (2) What are your monthly expenses (mortgage, car, etc.)? (3) What was the delinquency from 46 months ago? Thanks so much.	Not aware of any Delinquecy, I was out of country for 3 years, so a small bill may have went into collections, but I am current with all my expenses. The loan is to finish a race engine, and paint for a race car to be professionally raced in Millville, NJ. Its a semi-pro series, with all monies donated to private charities, such as Oceans of Love, for families with children with cancer. I live rent free, and only expenses are aproxx $800.

Member Payment Dependent Notes Series 458713

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458713	$8,000	$8,000	8.59%	1.00%	December 17, 2009	December 27, 2012	December 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458713. Member loan 458713 was requested on December 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,542 / month
Current employer:	Centennial Contractors	Debt-to-income ratio:	8.09%
Length of employment:	6 years	Location:	Arlington, VA

Home town:
Current & past employers:	Centennial Contractors
Education:

This borrower member posted the following loan description, which has not been verified:

571181 added on 12/13/09 > Using the money to pay off an engagement ring. Re-payment will not be an issue, I am just looking to spread out the payments rather than paying for it all in cash up front. Also, for some reason my profile states I've been employed w/ my company less than a year. That is not correct, I have been with them for over 5 and feel that I have very strong job security. Thanks!

A credit bureau reported the following information about this borrower member on November 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$358.00	Public Records On File:	0
Revolving Line Utilization:	8.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What kind of job do you do with your firm? Has the economy been hard on your business? Lastly,when do you tie the knot? Wishing you the best in love and job.	I am the Manager of Performance Measures at my company, which is in the construction industry. I basically conduct internal operational audits throughout our organization in addition to many other duties, reporting to the CFO. Yes, being a construction company, the economy did effect our business. However, we have the majority of our work with the federal government and are going into 2010 with a record amount of work pending. We have received millions in ARRA funds and are positioned much better than most construction companies. I would expect to tie the knot sometime in the later part of 2010. Thanks for the question.
Would you please describe your monthly expenses, such as rent amount, car payment(s)/insurance, actual amounts paid on credit cards each month (not necessarily the minimum payment), etc.? I assume the gross monthly income listed is for yourself only? Congratulations on your upcoming marriage.	Hi. Thanks for the question. Outside of rent, my only large expense each month would be a car payment, which is $445. Other expenses are pretty normal (cell, cable, insurance, food, etc...). I don't have any credit card debt, and when I do use my credit card I pay off every month. Yes, the income amount is just myself. Hope that answers the question, please let me know if you need any more specific information.

Member Payment Dependent Notes Series 462042

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462042	$15,200	$15,200	11.48%	1.00%	December 22, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462042. Member loan 462042 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	ice cold air	Debt-to-income ratio:	24.13%
Length of employment:	4 years	Location:	tampa, FL

Home town:
Current & past employers:	ice cold air
Education:

This borrower member posted the following loan description, which has not been verified:

577824 added on 12/14/09 > will be using loan to payoff higher credit card debt. I have always paid my bills and debt off.

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,212.00	Public Records On File:	0
Revolving Line Utilization:	49.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 462161

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462161	$14,400	$14,400	11.14%	1.00%	December 22, 2009	December 30, 2012	December 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462161. Member loan 462161 was requested on December 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	IBM	Debt-to-income ratio:	9.68%
Length of employment:	7 years	Location:	Alpine, CA

Home town:	San Diego
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

578009 added on 12/16/09 > This loan will be used to pay off and close my Citibank Visa, which although an excellent client for 15 years, they have chosen to jack my interest rates. This is part of my 3 year debt free program.

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	42
Revolving Credit Balance:	$29,411.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain the delinquency on your record?	Jayeng, I should not have any delinquency on my record. My copies of credit reports do not show anything like this, rather it shows perfect payment records. I would like to know if there is something there that I might not be aware of.

Member Payment Dependent Notes Series 462650

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462650	$11,200	$11,200	15.31%	1.00%	December 17, 2009	December 26, 2012	December 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462650. Member loan 462650 was requested on December 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,584 / month
Current employer:	American Heart Assoc.	Debt-to-income ratio:	21.85%
Length of employment:	< 1 year	Location:	laurel springs, NJ

Home town:
Current & past employers:	American Heart Assoc.
Education:

This borrower member posted the following loan description, which has not been verified:

578903 added on 12/12/09 > I want to pay off a $8900 higher interest loan. With remainder pay off one card and pay down on others.

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,677.00	Public Records On File:	0
Revolving Line Utilization:	55.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $11,200 Debt Consolidation loan question: 1- Position @ American Heart Asssociation? 2- Application reflects <1 year (less than 1 year) current employer. Provide three years work (or school) history prior employers? 3- Credit Report reflects $10,677 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE due per month.) Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.13.2009 @ 5:15 AM ET.	1. Office Manager & Executive Ass't to Executive Director. 2. Feb 2 will be one year w/Heart. Prior to that I owned/operated a Manufacturing business for 3 1/2 yrs, called Sigma Assembly Mfg & Sourcing Inc. 3. I normally pay approximately $500 towards my cards (I try to pay 25-50% more then minimum due). Thank you for your questions, please let me know if you need anything further.
Your position at American Heart Assoc.? How long have you been working there? Thank you in advance.	Hi, I will be at Heart one year on Feb 2nd. I am the Office Manager & Executive Ass't to the Executive Director of PA/DE. Prior to Heart I owned/operated a Manufacturing Business for 3 1/2 years. Please let me know if you have any other questions. Thank you.

Member Payment Dependent Notes Series 464899

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464899	$20,000	$20,000	12.53%	1.00%	December 21, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464899. Member loan 464899 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$14,167 / month
Current employer:	BuckleySandler LLP	Debt-to-income ratio:	3.43%
Length of employment:	4 years	Location:	ROCKVILLE, MD

Home town:
Current & past employers:	BuckleySandler LLP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	58
Revolving Credit Balance:	$3,670.00	Public Records On File:	0
Revolving Line Utilization:	18.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at BuckleySandler? What were the circumstances of your credit history delinquency 58 months ago? thanks.	I am an associate attorney. My apologies, but I'm not sure which account the delinquency is from. I think I remember one 30-day late payment of a credit card bill due to losing the statement, but it was repaid almost immediately thereafter. Basically a one month oversight that was immediately corrected and never repeated.

Member Payment Dependent Notes Series 464963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464963	$24,000	$24,000	15.31%	1.00%	December 22, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464963. Member loan 464963 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	Lloyd R. Dropkin. M.D.	Debt-to-income ratio:	13.78%
Length of employment:	< 1 year	Location:	astoria, NY

Home town:
Current & past employers:	Lloyd R. Dropkin. M.D.
Education:

This borrower member posted the following loan description, which has not been verified:

583092 added on 12/07/09 > To whom it may concern: I am a very reliable & Creditable person. I have been employed in the same office for over 25yrs. I just "fell" a little behind with some credit card bills and "other" personal expenses and I would really like to clear all my bills and carry one payment (to you). Thanks

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1986	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	57
Revolving Credit Balance:	$15,268.00	Public Records On File:	1
Revolving Line Utilization:	57.70%	Months Since Last Record:	60
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What other actions have you taken to reduce your debt?	Type your answer here. I use my debit card, rather than a credit card.
Re: $24,000 Debt Consolidation loan questions are: 1- Position @ Llyoyd R. Dropkin, MD medical practice is? 2- $6,083 reported monthly gross income is- 1 or 2 persons? 3- House and vehicle payments per month are $? 4- Credit Report reflects $15,268 revolving credit balance; CC payments per month are $? (Total payments PAID per month; NOT minimum payments DUE due per month.) 5-Credit Report reflects Public Record on File from 60 months ago; bankruptcy, taxes, court judgment, wage lien? Please provide explanation? Thanks for expected answers to ALL questions. Member 505570 (RetiredUSMCInvestor) sends 12.08.2009 # 5:38 AM ET. 12.08.2009.	Type your answer here. 1-office mgr. 2-take home salary is $3,349-1 person 3-Household expeneses including vehicle are about $1,200 a month 4-monthly payments per month on my credit cards depends what other expenses I might have occured that particular month. I always pay double (or more) of the minimum amount due. 5-I have never filed bankruptcy, there is one judgement that I also see on my credit report that was satisfied years ago (from Macy's).

Member Payment Dependent Notes Series 465134

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465134	$25,000	$25,000	17.74%	1.00%	December 22, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465134. Member loan 465134 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$23,750 / month
Current employer:	Hyperion Brookfield Asset Management	Debt-to-income ratio:	15.12%
Length of employment:	5 years	Location:	New York, NY

Home town:
Current & past employers:	Hyperion Brookfield Asset Management
Education:

This borrower member posted the following loan description, which has not been verified:

583420 added on 12/14/09 > Citibank, American Express and Bank of America have increased credit card rates for all borrowers, including Prime borrowers with 720+ FICO scores like myself. Both promotional and standard rates ranging from 7.25% - 12.00% have been increased on average to 27%-29.99%, which I'll have to pay beginning in January. I placed a significant amount down on my home, so I have a reasonable amount of equity that I'd like to keep, given the value these days of having a home worth much more than your mortgage. So rather than taking cash out to consolidate this now quite expensive debt, I'm looking to consolidate it with a personal loan. I work in finance, so I know the math works - I save double digits in points on the unsecured debt, and I keep the equity in my home. As you'll see on my application, my DTI is low so I can afford to make the increased monthly payments, but hopefully peer-to-peer will help me get the rate/loan amount that banks won't give in this credit environment. Thanks for your consideration. 583420 added on 12/15/09 > The credit you pulled has my credit score range as 660-678. Free Credit Report.com has significantly higher. I have no delinquencies, no public records, nothing. I can only guess that I'm being penalized for my utilization rate. Let me know if you need more details about this. Thanks.

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	76
Revolving Credit Balance:	$165,867.00	Public Records On File:	0
Revolving Line Utilization:	81.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 CC REFI loan questions: 1- Position @ Hyperion Brookfield Asset Management? 2- $23,750 monthly gross income- 1 or 2 wage earners? 3- Mortgage and vehicle payments (if applies) per month are $? 4- Credit Report reflects $165,687 revolving credit balance; Excluding HELOC portion (if applicable) CC payments per month on remaining balance are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.15.2009 @ 7:20 AM ET.	1.) Yes. My position is at Hyperion Brookfield. 2.) 1 Wage earner. My wife also works, but I owned the house before marriage and we keep separate finances, file separately, etc. 3.) Vehicle is owned outright, mortgage payment is variable rate has fluctuated between $2,150 and $2,550. 4.) My minimum credit card montlhly payments have historically totaled less than $1,000, and I have typically paid between $1,500 and 2,500 per month, as my philosophy is to pay down more than the minimums and use cash retire debt. Now, as I mentioned, my rates are going to triple for my major bank cards, so by sticking to my philosophy, I'd be paying 4,000-5,000 per month. My financial plan is to ride out the financial downturn by (1) - staying liquid and transferring leverage, and (2) - saving my remaining home equity so that if there is a catastrophic event (job loss, health issue, etc) I'm in position to access that or to sell my home. That requires me to look to refinance my debt such that I can stay at the same level of monthly payments while paying off a consolidation/personal loan such as this, rather than a bank. Let me know if you have any further questions.
Is your income really $23,750 per MONTH? If so, what are the sources? Thanks.	My salary is $165,000 and I have a 3 year contract with which has paid me $65,000 in bonus year 1 and $120,000 year 2 (after a promotion), and I'm expecting no increase this year, so I figure to be around the 120 level again this April. Monthly income is $13,750 without taking bonus into account. Hope that helps.
I see over 165K in revolving debt. Will you break it down for us?	My home was appraised at purchase for $829,000. I put over 50% down and subsequently took $94,000 cash out for home improvements, leaving me with home debt of $469,900 and equity of $359,100. If I assume that my home value has fallen by 30% since purchase (as measured by the statistics of my MSA in the S&P Case Shiller Index), that means my home value is approximately $580,300, leaving me with just over $100,000 of equity (after some amortization). So 94,000 HELOC is one piece. The next piece is bank credit card debt of approximately $52,000 and non bank (Home Depot, etc) debt of $18,500. All 3 of these pieces are at extremely attractive rates, with the exception of the bank card piece ($52,500) that I'm trying to refinance before my rates more than triple. As you may know, these banks had been trying to increase everyone's rates in advance of the Card Act of 2009 taking effect. Had my home equity not been reduced as stated, I would likely have either used cash or home equity to pay off this now unattractive debt. But I'd like to remain liquid for the time being. Thanks much.
Could you please give a rough breakdown of your Revolving Credit Balance listed above ($165,867.00),and what part of it will be paid off with this loan? Thank you.	Sure. Just under half of my Bank Credit Card balance of $52,000. I answered a similar question earlier where I gave a breakdown. I will repost that answer here: My home was appraised at purchase for $829,000. I put over 50% down and subsequently took $94,000 cash out for home improvements, leaving me with home debt of $469,900 and equity of $359,100. If I assume that my home value has fallen by 30% since purchase (as measured by the statistics of my MSA in the S&P Case Shiller Index), that means my home value is approximately $580,300, leaving me with just over $100,000 of equity (after some amortization). So 94,000 HELOC is one piece. The next piece is bank credit card debt of approximately $52,000 and non bank (Home Depot, etc) debt of $18,500. All 3 of these pieces are at extremely attractive rates, with the exception of the bank card piece ($52,500) that I'm trying to refinance before my rates more than triple. As you may know, these banks had been trying to increase everyone's rates in advance of the Card Act of 2009 taking effect. Had my home equity not been reduced as stated, I would likely have either used cash or home equity to pay off this now unattractive debt. But I'd like to remain liquid for the time being. Thanks much.
What do you do at Brookfield Asset Managment that earns you that income? How stable is your position? This is the same company run by Bruce Flatt right?	That is the same company, yes. I am a portfolio manager.
Could you please ask Lendingclub to verify your income. I think you need to email them or call them to do this. This will attract more lenders. Thank you.	They did. They called and asked for pay stubs and for my H.R. contact. I sent them the required info, immediately after which, they moved the loan from under credit review to approved.
You mentioned that your credit score is 720 but it shows differently for us, the investors (660-678). Which credit bureau showed the 720 score? I think that view that we, the investors, see of your LC loan application may be different from what you see. Can you see your Credit History (score, inquiries, utilization, delinquencies, etc...)? What is the advantage for you to keep part of your House payments on a credit card - or LC loan at 17.74%, rather than a mortgage? Wouldn't the rate be a lot lower with secured, mortgage debt? Thank you.	Experian, which I believe is the one with the contract with fcr.com. I can see all of those things, yes. My house payments are not on a credit card or a LC loan. What I was explaining was that I have revolving debt separate from my mortgage that previously was at reasonable rates, but now isn't. In order to pay that down, under normal circumstances someone in my position might take out a Home Equity loan. However, with the mortgage market as it is, I think that it is smart not to use equity in your home that you may not be able to get back (i.e., may "vanish" based on markets continuing to retract, as many real estate experts, including those at my firm, believe will happen. We expect another 10-12% of weakness in residential housing).
Can you check with Lendingclub about the income verification? The heading says "(all information not verified unless noted with an "*")" And your income does not have a *. Thank you.	Sure.
I don't understand what your point is regarding the "home equity vanishing". How would that affect the loan? To my knowledge there are no covenants on home equity loans which change the terms based on the ongoing appraisal value of the home. Am I wrong in this regard? If the home equity loan ends up being non-recourse debt (and I believe most of BAM debt is non-recourse), then it's actually to your advantage to take the home equity loan on underlying equity which could vanish. Now if it's recourse then it doesn't make a difference. Anyway, it's your choice, and I don't want to dissuade you from using LC. I'm happy to lend to you, just want to make sure you consider your options.. The only other consideration I could think of is that it might make it more difficult if you are thinking of selling your house in the near future? But if you plan to stay put for 3 years I don't see how using the equity or not is anything but advantageous to you (by lowering the interest).	My point was that I want to retain the equity that I have left in my home, not the equity that was used for my home improvement loan. After that loan, I still had additional equity, which has been significantly reduced (vanished) as home prices have continued to go down. Yes, you are right that if I'm not planning on selling my home in the next 3 years, then clearly this rate is not advantageous. However, I am paying up so that even in the case of a rainy day or an extraordinary event, that I am able to service all of my debt and that I am able to sell my home to pay off my mortgage and to take out the remaining 100k or so of equity as a cushion. In order to ensure that I have this option, I want to keep my home value greater than my loan amount so that I could at the very least sell my home at any point in case of emergency. Clearly I could take out a non-recourse home equity loan, but if home prices go down, to the point where the value of my home is less than my first and second mortgages, then I would be unable to sell unless I paid down equity enough to cover the value decrease. I could choose to go the LC route then, but having never done this before, I thought it safer to give it a shot now. It seems to be working out. Thanks to everyone.

Member Payment Dependent Notes Series 465141

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465141	$2,000	$2,000	12.53%	1.00%	December 16, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465141. Member loan 465141 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	sprint	Debt-to-income ratio:	4.12%
Length of employment:	5 years	Location:	Ashburn, VA

Home town:
Current & past employers:	sprint
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	47
Revolving Credit Balance:	$3,021.00	Public Records On File:	0
Revolving Line Utilization:	18.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 465370

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465370	$10,000	$10,000	14.96%	1.00%	December 16, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465370. Member loan 465370 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Lawrence Public Schools	Debt-to-income ratio:	17.79%
Length of employment:	4 years	Location:	LAWRENCE, MA

Home town:
Current & past employers:	Lawrence Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

583839 added on 12/04/09 > I plan to use this money to consolidate my credit cards, a private loan, and some medical bills. Lately many credit cards have increased their APR and it's frustrating having different interest rates and payments throughout the month. I'm blessed to have a steady job, I'm a teacher (12th grade English), and though the economy has not affected me too much, it has my parents. Therefore, some of my income is going to support them. The goal of the loan is to have a centralized location where I can pay and a lower percentage rate. I have been a great customer to my credit companies and hope you'll give me the opportunity to work with you. Thank you for your support.

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	66
Revolving Credit Balance:	$7,201.00	Public Records On File:	0
Revolving Line Utilization:	82.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have my investor interest peaked so far ...good job history - duration with Lawrence Public Schools. I really need you to amplify on your intentions / description of the loan. You left the detailed description blank, and all I see is the subj. I would also like to see your current monthly expenses. I only invest after detailed quality replies. Thank you and best wishes on your loan.	I will fill out the portion of my monthly expenses over the weekend. I want to get all the information, especially since many of the credit cards have raised their APR.
My questions about your $10,000 loan are: 1- Position @ Lawrence Public Schools? 2- House and auto payments per month are $? 3- Credit Report reflects $7,200 revolving balance; CC payments per month are $? (Total payments paid per month; not minimum payments due per month.) Advance thanks for answers to ALL questions. 12.03.2009	1- I work as a teacher at Lawrence High. 2- I rent (with roommates) so it's $400. My car payments are $271 a month. 3-At the moment I'm paying minimum payments on my accounts.
Hello. What's your job description?	I'm a teacher-12th grade Literature.
Greetings. Your profile shows a revolving credit balance of about $7.2K, and yet you're requesting a loan of $10K. Please itemize the loans you hope to pay off with these funds. Also, please describe your position with Lawrence Public Schools. Thank you and good luck.	I work as a teacher at Lawrence High and I'm also a class advisor. I will itemize the loans over the weekend, since I do not have all the information on me. Also, the extra is due to a couple of personal loans from friends.
What actions have you taken to reduce your debt, other than requesting this loan? Thank you in advance for your answer.	I got a part-time job and have done a budget where I've cut things that I don't need at the moment (like a gym membership).
It sounds like you are on the right track. Just one more question - what were the recent 4 inquiries on your credit report for?	I was interested of getting a loan through banks, but my friend told me about LendingClub and the lower percentage rate.
Thanks. I am funding part of your loan. In addition to the better APR, Lending Club loans are also fixed rate loans, with the same due date each month, so there are no surprises like there are with credit cards' variable rates and ever-changing due dates. Good luck on 100% funding of your loan quickly.	Thank you! Have a great Christmas and New Year's :)

Member Payment Dependent Notes Series 465470

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465470	$10,000	$10,000	12.18%	1.00%	December 21, 2009	December 29, 2012	December 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465470. Member loan 465470 was requested on December 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Bank of America	Debt-to-income ratio:	10.20%
Length of employment:	3 years	Location:	Pawtucket, RI

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/17/09 > Thank you soo much for considering my loan. I would like to provide more information about myself and my loan. Please know that I would happily be willing to verify my income if needed.?? I am a trust assistant at Bank of America US trust. It is an adminastrive position that offers a career path towards becoming a Trust officer. I should have an opportunity for such a promotion in about two years, mabey sooner.There is plenty of job security becuase we specialize in lower market value trusts and migrating trusts. It is for this reason that we are always receiving an influx of business.?? I currently have no car payment, and a low interest student loan with a monthly payment of $65. I Fully intend to use this loan for the sole purpose of paying off my credit cards. My revolvong balance is about $8,600, however I have an additional credit balance of around $1,750. This amount is NOT included in my revolving balance, because the creditor decided to close this account. They based this decision on the current number of revolving credit balances that I have. I am assuming they found it uneconomical to keep this account open. So, the total amount I owe is about 10,600. I am planning to pay this entire amount with this loan and my 2009 tax refund.?? I have an emergency savings of $800 and I am building this amount with $50-$100 each month. I am also interested in lowering my monthly rental and utiliy expenses by, searching for a new living situation.?? I have made my share of repeated spending mistakes in the past. During the ??last year and a half I have proven to myself that I am able to spend within my means, and make wise financial decisions. I do not rely on credit cards anymore. I only spend what I can afford in cash after contributing to my savings. It is my hope and wish that your faith an investment will give me the opportunity to experience the same financial freedom that you feel. Thank you so much for your help and your thoughtfullness. ?? ?? ????

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	40
Revolving Credit Balance:	$8,753.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $8,753.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Bank of America? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Thank you soo much for considering my loan. I would like to provide more information about myself and my loan. Please know that I would happily be willing to verify my income if needed.?? I am a trust assistant at Bank of America US trust. It is an adminastrive position that offers a career path towards becoming a Trust officer. I should have an opportunity for such a promotion in about two years, mabey sooner.There is plenty of job security becuase we specialize in lower market value trusts and migrating trusts. It is for this reason that we are always receiving an influx of business.?? I currently have no car payment, and a low interest student loan with a monthly payment of $65. I Fully intend to use this loan for the sole purpose of paying off my credit cards. My revolvong balance is about $8,600, however I have an additional credit balance of around $1,750. This amount is NOT included in my revolving balance, because the creditor decided to close this account. They based this decision on the current number of revolving credit balances that I have. I am assuming they found it uneconomical to keep this account open. So, the total amount I owe is about 10,600. I am planning to pay this entire amount with this loan and my 2009 tax refund.?? I have an emergency savings of $800 and I am building this amount with $50-$100 each month. After savings and living expenses I have about $100 left over monthly for entertainment and misc expenses. I am also interested in lowering my monthly rental and utiliy expenses by, searching for a new living situation.?? I have made my share of repeated spending mistakes in the past. During the ??last year and a half I have proven to myself that I am able to spend within my means, and make wise financial decisions. I do not rely on credit cards anymore. I only spend what I can afford in cash after contributing to my savings. It is my hope and wish that your faith an investment will give me the opportunity to experience the same financial freedom that you feel. Feel free to ask any further questions that you may have. Thank you so much for your help and your thoughtfullness. ?? ?? ????
You are asking for $10k yet your credit balance is $8753. What are you going to do with the remaining funds?	Thank you soo much for considering my loan.I Fully intend to use this loan for the sole purpose of paying off my credit cards. My revolvong balance is about $8,600, however I have an additional credit balance of around $1,750. This amount is NOT included in my revolving balance, because the creditor decided to close this account. They based this decision on the current number of revolving credit balances that I have. I am assuming they found it uneconomical to keep this account open. So, the total amount I owe is about 10,600. I am planning to pay this entire amount with this loan and my 2009 tax refund.??
1) Can you please explain what type of debt you plan to cancel? 2) Break-down in the different amounts you owe, interest rate and monthly payments 3) Please also state your monthly expenses Thanks and good luck with the funding!	Thank you soo much for considering my loan. I Fully intend to use this loan for the sole purpose of paying off my credit cards. My revolvong balance is about $8,600, however I have an additional credit balance of around $1,750. This amount is NOT included in my revolving balance, because the creditor decided to close this account. They based this decision on the current number of revolving credit balances that I have. I am assuming they found it uneconomical to keep this account open. So, the total amount I owe is about 10,600. I am planning to pay this entire amount with this loan and my 2009 tax refund.?? Paypal $2131 around $55 a month over %19 int rate?? BOA Visa $1,772 around 65 a month over %19 int rate?? BOA MC $2,109 around $65 a month over %19 int rate?? Discover $2,835 around $56 a month 11% int rate?? Citibank $1,782 around $30 a month over %19 int rate?? Total of these amounts $10,629.
What is your position at Bk of Amer.	I am a trust assistant at Bank of America US trust. It is an adminastrive position that offers a career path towards becoming a Trust officer. I should have an opportunity for such a promotion in about two years, mabey sooner.There is plenty of job security becuase we specialize in lower market value trusts and migrating trusts. It is for this reason that we are always receiving an influx of business.??

Member Payment Dependent Notes Series 465530

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465530	$20,000	$20,000	12.53%	1.00%	December 16, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465530. Member loan 465530 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	dewitt car wash detail center	Debt-to-income ratio:	2.60%
Length of employment:	< 1 year	Location:	phoenix, NY

Home town:
Current & past employers:	dewitt car wash detail center
Education:

This borrower member posted the following loan description, which has not been verified:

584176 added on 12/03/09 > whaT TO PUT HERE I DONT KNOW JUST TRYING TO IMPROVE MY HOME 584176 added on 12/03/09 > in need of some impovements to my home

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,621.00	Public Records On File:	0
Revolving Line Utilization:	76.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Type your answer here. well first off yhat is a mistake I have been with that enployer for 9yrs.I onlynoticed that after I submitted my app. that the wrong # of years have been listed and could go back and change it
What are the improvements you plan on making to your home? Thank you in advance for your answer.	Type your answer here. I am going to get a new steel roof. here where i live we get about 300. of snow.
What kinds of improvements are you trying to make and why?	Type your answer here. new roof

Member Payment Dependent Notes Series 465763

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465763	$15,175	$15,175	19.13%	1.00%	December 17, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465763. Member loan 465763 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	n/a	Debt-to-income ratio:	2.38%
Length of employment:	n/a	Location:	Brooklyn, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I'm a graphic designer and my wife is a professional ballet dancer. We're trying to get funding to develop a video subscription-based website. All funding goes to the development of the website. If you have any questions I'm more than happy to answer them. Thank you.

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$491.00	Public Records On File:	0
Revolving Line Utilization:	98.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How long have you been at your job? Is the income above from both you and your wife?	Hi. Thank you for the question. With my wife's income we make more. I'm self employed and don't have an employer. I make money by selling my artwork in the Soho area of New York City, I also sell the art on my website (www.dripstick.com), I wholesale my artwork to retailers, and I license my images to manufacturers for them to apply to their products. I currently have a 2010 published calendar that can be found on Amazon and several other stores, both on-line and off-line. I also have a scrap booking kit that is available in several on-line stores and in Wal-Mart in Canada. In addition to my artwork business I do some freelance graphic design for small businesses and individuals. I have been making a living like this for the past 6 years.
What will people subscribe to?	People will subscribe to a membership. Being a member gives you unlimited access to our videos, both archives and current weekly releases. The videos are filmed conversations with top dancers, choreographers and directors of the world's biggest and best ballet companies. It will sort of be like Inside the Actor's Studio, only for dance.

Member Payment Dependent Notes Series 465845

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465845	$12,000	$12,000	8.94%	1.00%	December 16, 2009	December 22, 2012	December 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465845. Member loan 465845 was requested on December 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,958 / month
Current employer:	Daily Racing Form	Debt-to-income ratio:	2.78%
Length of employment:	< 1 year	Location:	Great Neck, NY

Home town:
Current & past employers:	Daily Racing Form
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,877.00	Public Records On File:	0
Revolving Line Utilization:	20.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide some info about the purpose of this loan (ie what your current debt load is, whether you are paying it all off)? Also, what are your monthly expenses (rent, car etc)?	Thanks for your interest! I am paying off a credit card debt owed on one card, and rather then empty my bank account all at once, I'd like to be in the situation where I can pay it off over the 36-month period. Currently, I pay $800 a month in rent, plus $100 for cable/internet/phone. I own my car, so all I have is a car insurance payment ($60 a month). -Jared
Please respond to the following: What are your responsibilities at Daily Racing Form? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Thanks for your interest! I'm the managing editor of College and Pro Football Newsweekly, which is owned by the DRF. I am single. I gave the answer to the monthly bills question in a previous question response. I have a six-month, zero-APR credit card to which the debt ($10,000) is attached. I plan to pay it off completely with this loan. That way I have a monthly payment I can afford ($381) over 36 months instead of having to pay back the full amount in six months. I don't plan on losing my job, I've worked there for 10 years. FYI to those reading: I paid off a similar value auto loan in the late '90s over a 36-month period with no problems.
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Thanks for your interest! THERE IS AN ERROR IN MY PROFILE. I DON'T KNOW HOW TO CHANGE IT. I've worked at my current employer from 1997-2007, left for a year to work as a proofreader at a large Insurance company, and have been back where I started since March 2008. I started off as a senior editor with College and Pro Football Newsweekly and now am the managing editor. We are owned by the DRF, that's why it says Daily Racing Form on my report.
The only way to change the employer information on your profile is to contact Lending Club. Thank you for the information, I have funded some of your loan.	will do. thanks!

Member Payment Dependent Notes Series 465878

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465878	$15,000	$15,000	8.94%	1.00%	December 16, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465878. Member loan 465878 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	20.40%
Length of employment:	n/a	Location:	EASTCHESTER, NY

Home town:	Eastchester
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

584790 added on 12/08/09 > Planning on renovating my Kitchen and buying new kitchen appliances. I have an excellent credit rating and more then adequate income to pay back the loan on time. I am retired with a steady fixed income from my pension and social security, also plenty of side work for extra income.

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,823.00	Public Records On File:	0
Revolving Line Utilization:	9.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	combination of social security, workers comp, pensions.
Can you summarize your month expenditures?	I have a $600.00 car paymnet to Mercedes Benz Financial. Approx $75.00 per month credit card payment. My rent payment is $1200.00 per month which includes all utilities. I hope this helps you.

Member Payment Dependent Notes Series 465903

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465903	$24,250	$24,250	14.96%	1.00%	December 18, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465903. Member loan 465903 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	Kansas City, Mo PD and National Guard	Debt-to-income ratio:	21.74%
Length of employment:	10 + years	Location:	KANSAS CITY, MO

Home town:
Current & past employers:	Kansas City, Mo PD and National Guard
Education:

This borrower member posted the following loan description, which has not been verified:

584836 added on 12/04/09 > Sergeant First Class , All Source Intelligence Analyst, Missouri National Guard, Police Officer, KCPD, Full time job Deployments since 09/11/2009, Bosnia 2003, Hurricane Katrina 2005 and Kosovo

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	31
Revolving Credit Balance:	$43,703.00	Public Records On File:	0
Revolving Line Utilization:	77.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions about your $24,250 loan are: 1- Position @ KC MO Police Department? (Patrol? Admin? 911 Comm? Etc. 2- Pay Grade National Guard is? 3- House and auto payments per month are $? 4- Credit Report reflects $43,703 revolving balance; CC payments per month are $? (Total payments paid per month; not minimum payments due per month.) Advance thanks for answers to ALL questions. 12.03.2009	1. Police Officer patrol 2. SFC E-7 3. $1450 4. $863 Which will be greatly reduced by loan several cards just changed policy for no reason to 24.99%. Will close accounts once paid off.
Please account for the credit delinquency 31 months ago.	My wife handled the finances when I was deployed overseas with the National Guard. She is not as mindful as I. I now have online banking and can handle finances from any location.
Me again- Investor 505570. I am investing in your $24,250 loan. FYI-Many small investors combine together to help fund Lending Club P2P borrower loans. Borrowers either active, or retired w/pension, in academia, federal-state-municipal civil service, corrections, health care, law enforcement, U S military, stable income ensures loan fully repaid in timely manner. Your loan now 12 percent funded. Funding pace quickens considerably after LC Home Office (Sunnyvale, CA) verifies borrower job-$ reported income. Employment/Income Verification Team contacts borrower and specifies required documents (Pay Stub, Earnings Statement, IRS W-2-1099-1040 Tax Return). Verification occurs before fully-funded loan net proceeds are disbursed into borrowers bank account. Be patient; smaller $ amount loans 100 percent fund fastest- typically w/in 5 to 10 days. $20,000-$25,000 loans 100 percent fund slowest- typically w/in 10-14 days. Largest $ value loans final 20-25 percent often funds w/in last 2 days listed for lender consideration. Thanks for your ANG service to our country. Semper Fidelis (USMC Motto). Master Sergeant USMC (Ret) Finance Office sends 12.05.2009. Investor ID: RetiredUSMCInvestor.	Thanks
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Wife is currently unemployed but looking. House $814. Home equity $170. Combined Credit card $830. Will pay off cards and cancel. Two car payments $370 & $240. Been at same job 18 years, no loss expected.
What are the balances, rates, minimum monthly payment, and average actual payment for each of your credit cards? Thanks!	please read history of questions. recently rates jumped to 24.99% on several cards for no reason. will pay off and close those cards promptly. thanks

Member Payment Dependent Notes Series 465999

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465999	$22,000	$22,000	11.48%	1.00%	December 21, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465999. Member loan 465999 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	n/a	Debt-to-income ratio:	19.98%
Length of employment:	n/a	Location:	Rye, NH

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

585056 added on 12/04/09 > excellent credit

A credit bureau reported the following information about this borrower member on December 4, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$158,000.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan, but have a few questions. (1) How much of the $158,000 revolving credit balance is HELOC? (2) How much do you have on each credit card and what are the respective rates for each? (3) Who is your current employer and what do you do? (4) Do you have a spouse who works and if so, what is his/her monthly income? (5) What are your monthly expenses (mortgage, car, student loans, credit card payments, etc.)? (6) Are you willing to verify your income? (If so, you need to contact LC and submit the proper forms. A lot of lenders look for a verified income before funding.) (7) Can you describe the renovations a little more? What are you having done? Total budget? Are some of the expenses already on credit cards? Etc. Many thanks and good luck on full funding and the renovations!	Type your answer here.158k 100% HELOC ...RATE 3% ...credit cards not used rates are a joke have always used American Express ...cards not closed because I do not want to adversely affect my credit...I own a Financial planning firm ...I am definately willing to verify income ... my spouse is a domestic engineer no income ...montly expenses aprox 4k ....renovations redoing cellar budget 20k
What is your source of income? What do you plan to do with the money from this loan? Is the $158,000 debt your current mortgage? Thanks.	Type your answer here.current income comes from management fees .158k is home equity loan
If you can get a 3% rate on your HELOC, why do you want this loan at 11%? I understand the HELOC rate may increase, but in the three year window it seems somewhat unlikely.	the heloc loan is existing , I do not have 3% money available to me .I am at lending club because we used are tax dollars to bail out the banks and now they are not lending money . Regards Mark

Member Payment Dependent Notes Series 466420

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466420	$15,600	$15,600	12.87%	1.00%	December 16, 2009	December 23, 2012	December 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466420. Member loan 466420 was requested on December 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Bordentown twp. Fire Dist.1	Debt-to-income ratio:	22.04%
Length of employment:	4 years	Location:	MOORESTOWN, NJ

Home town:
Current & past employers:	Bordentown twp. Fire Dist.1
Education:

This borrower member posted the following loan description, which has not been verified:

585843 added on 12/09/09 > We are currently trying to get out of debt in order to purchase a home. This loan is to consolidate our debt into one monthly payment. 585843 added on 12/10/09 > Consolidating our debt will allow our family to same more money a month for a down payment.

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,556.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $15,600 Debt Consolidation loan questions are: 1- Position @ Bordentown Township Fire District? Fireman? Admin? Or what? 2- Mortgage/rent and vehicle payments per month are $? 3- Credit Report reflects $15,556 revolving credit balance; CC payments per month are $? (Total payments PAID per month; NOT minimum payments DUE due per month.) Advance Thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.10.2009 @ 6:35 AM ET.	My current position with Bordentown Twp. Fire Dist. is Firefighter / EMT /Fire Inspector. I do not have a mortgage payment because my wife, two daughters and I live with my parents right now. Our vehicle payments are about 800$ a month. Credit Card payments are between $900 and $1000 a month. Thank You for your time Semper Fidelis
Loan's $524 monthly payment 1- Reduces CC payments almost in-half (50 percent) and 2- Frees-up $$ better deployed elsewhere instead of paying CC companies usurous interest rates. Question: Were you in USMC? Master Sergeant (Ret) Disburing Office sends 12.10.2009	My brother-in-law is currently serving in the USMC and my father-in-law was in the Marine Corps Reserve from 1980-1986.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your other monthly bills, i.e., food, any other loans, etc. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole wage earner in my household. My wife is currently a stay at home mom with my 6 month old daughter. Right now we are paying about 900 a month in credit cards, 800 in car payments 400 in misc bills ex car insurance phone bill. That leaves really no money to save for anything. We are lucky enough to live rent free in my parents house at the time. we are hoping to use the loan money to pay off the credit cards so that we can save money for a down payment on a home. I am a township government employee, third in senority, with very minimal chance of job loss. i am currently under contract with the fire department for four more years. If something happens and i do lose my job I have a job opening at the family auto repair business. I will always be employeed and able to repay this loan.

Member Payment Dependent Notes Series 466423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466423	$5,000	$5,000	8.94%	1.00%	December 17, 2009	December 19, 2012	December 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466423. Member loan 466423 was requested on December 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,418 / month
Current employer:	University of Houston	Debt-to-income ratio:	14.16%
Length of employment:	6 years	Location:	Webster, TX

Home town:
Current & past employers:	University of Houston
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 5, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,463.00	Public Records On File:	0
Revolving Line Utilization:	28.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 466459

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466459	$16,000	$16,000	11.83%	1.00%	December 17, 2009	December 19, 2012	December 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466459. Member loan 466459 was requested on December 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	9.60%
Length of employment:	n/a	Location:	EASTSOUND, WA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1982	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	11	Months Since Last Delinquency:	17
Revolving Credit Balance:	$9,082.00	Public Records On File:	0
Revolving Line Utilization:	35.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have an employer? Other source of income? How is "Other" lucrative?	Dear Critical Miss: I am a writer finishing a manuscript for a book I believe will be a lucrative project. I have a Ph.D. degree and three masters degrees, have been a university instructor and an inner city public school English teacher. I feel I have something extremely valuable to say as a result of my experience and am working all day every day on the book. I need the money to buy some time while the book is being pitched to publishers. I realize it will be a gamble for you, but for me, it is a lifetime of waiting for this very moment.
"Other" loan category ='s NO details about $16,000 loan requested ='s NO investor $$. You need to add narrative about what intended purposes are that $16,000 loan investors would be providing; otherwise you are paddling up-stream again the swift-moving tide trying to receive $16,000 funding. RetiredUSMCInvestor sends. 12.06.2009	Dear USMC Investor: I am a writer working on a book manuscript that I deeply believe will be a lucrative project. I have a Ph.D. degree and three masters degrees and have taught as a university instructor and inner city public school English teacher. I believe as a result of my experience I have something extremely important to say. I need the money to buy some time while the book is being pitched to publishers. I know this is a risk for you, but for me, I have waited a lifetime for this very moment.
What is the book about?	The book is a personal growth book on the interrelationship of intimacy, spirituality, and creativity.
do you have a job?	Writing is my job and I am currently supported by private sources of income. I am a highly credentialed teacher with many years of experience and can go back to teaching if necessary to produce income for financial obligations. I fully expect my book to be published and produce a substantial advance and subsequent royalties. After this book is published, I will continue writing as my job.

Member Payment Dependent Notes Series 466653

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466653	$4,200	$4,200	11.83%	1.00%	December 16, 2009	December 20, 2012	December 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466653. Member loan 466653 was requested on December 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$900 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	0.00%
Length of employment:	< 1 year	Location:	San Francisco, CA

Home town:
Current & past employers:	Wells Fargo
Education:

This borrower member posted the following loan description, which has not been verified:

586290 added on 12/06/09 > I am living in San Francisco right now and I am moving to San Diego in the beginning of January with my boyfriend who got a new job offer. My credit score is above average but I am looking for a little extra cash to help pay for my moving expenses. The company that my boyfriend will be working at will reimburse the moving cost and that money will go back into paying this loan. 586290 added on 12/06/09 > I am currently living in San Francisco. I will be moving to San Diego in the beginning of January with my boyfriend who got a new job offer. My credit score is above average and I am just looking for a little extra cash to help with my moving expenses. The company my boyfriend will be working for is going to reimburse for the moving cost which I will use into paying off this loan. 586290 added on 12/06/09 > test 586290 added on 12/06/09 > I am currently living in San Francisco. I will be moving to San Diego in the beginning of January with my boyfriend who got a new job offer. My credit score is above average and I am just looking for a little extra cash to help cover my moving expenses. The company that my boyfriend will be working for is reimbursing the moving cost which I will use into paying back this loan. 586290 added on 12/06/09 > I am currently living in San Francisco. I will be moving to San Diego in the beginning of January with my boyfriend who got a new job offer. My credit score is above average and I am just looking for a little extra cash to help cover my moving expenses. The company that my boyfriend will be working for is reimbursing the moving cost which I will use into paying back this loan.

A credit bureau reported the following information about this borrower member on December 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 466717

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466717	$10,000	$10,000	11.14%	1.00%	December 16, 2009	December 23, 2012	December 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466717. Member loan 466717 was requested on December 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	copperhead grille	Debt-to-income ratio:	10.52%
Length of employment:	< 1 year	Location:	BETHLEHEM, PA

Home town:	Rockaway
Current & past employers:	copperhead grille, TGI FRIDAYS Parsipanny New Jersey 1 year, Apple Valley Restaurant Milford PA 3 years, Dimmick Inn & Steakhouse Milford PA 4 years, Belle Reeve Nursing Home Milford PA 1 year, Grand Union Milford PA 1 year
Education:	Sussex County Community College

This borrower member posted the following loan description, which has not been verified:

586420 added on 12/09/09 > These funds that I am borrowing are being used to take care of my credit cards so I can keep my credit good. I am a good borrower because I am very responsible at keeping my credit good and I know how much money I make and I know I will be prompt on every payment. It will be on time or early.

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,328.00	Public Records On File:	0
Revolving Line Utilization:	21.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Sure no problem. I have only been at my current employer for a short period of time (6 months) because I just moved to my current address in June. Before I moved here I lived in New Jersey for a year and I worked at TGI FRIDAYS. Before living in New Jersey I lived at my parents house and kept a steady job throughout high school. After graduating high school I took a year off and worked full time before attending community college. I achieved my Associates Degree in Liberal Arts/Elementary and Secondary Education while continuing to work my full time job. I am currently pursuing a job in the field that I have my degree in. The reason I have only been at this job for a short amount of time is because I recently moved to this area to settle down with my fianc??e. Since I turn 26 near the time that our lease is up we plan to buy a house and start a family. My credit has always been very important to me which is why I hope to consolidate debts with this loan. Thank You, Jen Hendricks

Member Payment Dependent Notes Series 466774

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466774	$10,000	$10,000	7.74%	1.00%	December 21, 2009	December 23, 2012	December 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466774. Member loan 466774 was requested on December 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	northrup grumman	Debt-to-income ratio:	7.98%
Length of employment:	3 years	Location:	PARKVILLE, MD

Home town:
Current & past employers:	northrup grumman
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$696.00	Public Records On File:	0
Revolving Line Utilization:	15.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is your job at Grumman and how secure is it in this difficult economy? Your answers are greatly appreciated.	I am a professional planner. I am responsible for planning and organizing products getting products from the suppliers on time and then biult and tested. My job is extremly secure as I am working on projects for the navy as a defense contractor.

Member Payment Dependent Notes Series 466805

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466805	$9,000	$9,000	11.83%	1.00%	December 17, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466805. Member loan 466805 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	GEICO	Debt-to-income ratio:	17.12%
Length of employment:	< 1 year	Location:	BUFFALO, NY

Home town:	Buffalo
Current & past employers:	GEICO, Davis Ulmer Sprinkler Co Inc
Education:	State University of New York at Buffalo

This borrower member posted the following loan description, which has not been verified:

586653 added on 12/10/09 > The purpose of this loan is to consolidate and eliminate debt! I am a good borrower due to make history of making payments on time and always paying over the minimum payment amount. I have a stable income and my position is secured with a powerful and growing company.

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	28
Revolving Credit Balance:	$13,533.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Sure, previous to working at GEICO, I was employed for 5 years at Davis Ulmer Sprinkler CO, in which my title was Inspection Coordinator. In that position my annual salary was $30,000.

Member Payment Dependent Notes Series 466821

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466821	$5,000	$5,000	12.53%	1.00%	December 21, 2009	December 23, 2012	December 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466821. Member loan 466821 was requested on December 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,000 / month
Current employer:	Thomas Weisel Partners	Debt-to-income ratio:	8.50%
Length of employment:	3 years	Location:	BRONXVILLE, NY

Home town:
Current & past employers:	Thomas Weisel Partners
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	3
Revolving Credit Balance:	$172,842.00	Public Records On File:	0
Revolving Line Utilization:	69.14%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 466944

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466944	$3,000	$3,000	11.83%	1.00%	December 16, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466944. Member loan 466944 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	G2 Construction	Debt-to-income ratio:	23.93%
Length of employment:	4 years	Location:	SANTA ANA, CA

Home town:
Current & past employers:	G2 Construction
Education:

This borrower member posted the following loan description, which has not been verified:

586913 added on 12/11/09 > I need this loan to payoff an existing loan.

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	30
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 467182

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467182	$12,500	$12,500	8.94%	1.00%	December 17, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467182. Member loan 467182 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,079 / month
Current employer:	jasmar enterprises inc	Debt-to-income ratio:	4.26%
Length of employment:	5 years	Location:	hialeah, FL

Home town:
Current & past employers:	jasmar enterprises inc
Education:

This borrower member posted the following loan description, which has not been verified:

587429 added on 12/11/09 > working with my contractors to remodel my home....in process of upgrading my bathrooms also im looking to add tile to my entire home.....taking out this loan will allow me to finish up what my wife and i had started....

A credit bureau reported the following information about this borrower member on December 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,141.00	Public Records On File:	0
Revolving Line Utilization:	0.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you outline your monthly expenditures?	my total monthly expenses are $3500.00 that includes everything
Is the $15K gross income for both you and your wife? Can you outline the $31K in revolving debt?	That is just my income without my wife. She makes an extra 52k a year. I had some student loans that were defered and became due, I have a 0% credit card for 3 years so i transfered the balance to that. So that is the debt i am carrying.

Member Payment Dependent Notes Series 467219

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467219	$1,600	$1,600	13.57%	1.00%	December 17, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467219. Member loan 467219 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,030 / month
Current employer:	Payless	Debt-to-income ratio:	21.46%
Length of employment:	2 years	Location:	CUYAHOGA FALLS, OH

Home town:
Current & past employers:	Payless
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is there a second income in your household? The listing shows no revolving credit, yet a 21% DTI. What other debts do you have (amounts and minimum payments)? For what is this loan?	I am not sure what that means. The only "debt" i have that require payment is a cellular bill. Other than that, I have student loans which i will not need to begin repayment on for many years. (Still in school). The purpose of the loan is to help my fiancee move back home. And as far as a second income, he will be a second income once he is back. I hope this answers your question.

Member Payment Dependent Notes Series 467282

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467282	$15,000	$15,000	13.22%	1.00%	December 16, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467282. Member loan 467282 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,100 / month
Current employer:	Sutter Medical Foundation	Debt-to-income ratio:	1.66%
Length of employment:	7 years	Location:	ROSEVILLE, CA

Home town:
Current & past employers:	Sutter Medical Foundation
Education:

This borrower member posted the following loan description, which has not been verified:

587610 added on 12/10/09 > Pay off a high interest credit card and car loan. 587610 added on 12/11/09 > My son is off to college next year and I would like to get my finances in check so I can help him pay for his education. 587610 added on 12/11/09 > Please note my monthly income is incorrect, it should be $6100 a month.

A credit bureau reported the following information about this borrower member on December 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,109.00	Public Records On File:	0
Revolving Line Utilization:	81.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi there, Could you please answer the following: Position at Sutter Medical? Monthly expenses (i.e. car, mortgage, etc.)? What range of interest rates do you currently pay on your credit cards? Thanks in advance.	Position-Area Manager Mortgage-$1900 Car-$200/month Credit card-$200/month 22%interest Let me know if you have any other question
What is the balance on CC with 22% interest?	$8600, the rest of the $15,000 I am requesting will pay off the balance of the car loan.
I have the following questions? 1. What do you do at Sutter Medical Foundation? 2. What is the % on your car loan balance? 3. What are the 2 credit inquiries you have had in the last 6 months? Thanks	1. Area Manager 2. 15% 3. Refinancing my home loan Let me know if you have any other questions

Member Payment Dependent Notes Series 467292

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467292	$5,000	$5,000	14.96%	1.00%	December 16, 2009	December 22, 2012	December 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467292. Member loan 467292 was requested on December 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,200 / month
Current employer:	jimmy stack	Debt-to-income ratio:	11.00%
Length of employment:	< 1 year	Location:	scottsdale, AZ

Home town:	AZ
Current & past employers:	jimmy stack
Education:

This borrower member posted the following loan description, which has not been verified:

587628 added on 12/08/09 > ALSO I need to refinance credit card debt accumulated by legal fees over a custody battle thats just ended after two long years. 587628 added on 12/10/09 > Starting a lawn and construction business. I need money to buy everything (tools ect.) that I need to do this on my own

A credit bureau reported the following information about this borrower member on December 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,367.00	Public Records On File:	0
Revolving Line Utilization:	56.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What business are you planning to start? Will you continue working your current job while starting the new business? Thanks for your responses.	construction and land scaping, And that is my current job I just want to start my own.

Member Payment Dependent Notes Series 467304

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467304	$5,000	$5,000	7.74%	1.00%	December 16, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467304. Member loan 467304 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	17.28%
Length of employment:	n/a	Location:	bethpage, NY

Home town:
Current & past employers:
Education:	Stony Brook University

This borrower member posted the following loan description, which has not been verified:

587653 added on 12/11/09 > I am a full-time student pursuing a career in healthcare. I attend Stony Brook University full-time, I work part-time in a posh Manhattan restaurant. I have a steady monthly budget of $2500-3000, which I manage with thrift. The loan would help me pay my tuition and allow me to maintain my credit cards' usage to a minimum.

A credit bureau reported the following information about this borrower member on December 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,385.00	Public Records On File:	0
Revolving Line Utilization:	18.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you source of income (employer) and how long have you had it? Thank you.	I work 3 days a week in a restaurant called Island. It is located at 1305 Madison Ave. in NYC. I am a server/bartender, have been working there for the past 3 years, while attending college. The income has always been steady and sufficient to allow me to study full-time.
is a ten to twenty dollar average menue price really posh?	well, yes. it's more of an old school joint for the park, 5th, madison avenue gentry, you know. it's a neighborhood place (jamie dimon of chase is a regular), an upper east side quiet low key new england inspired restaurant
Popa suna a fi un nume romanesc...Esti cumva roman?	aha, m-am nascut la ploiesti

Member Payment Dependent Notes Series 467316

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467316	$5,000	$5,000	12.87%	1.00%	December 16, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467316. Member loan 467316 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	Greenwich Public Schools	Debt-to-income ratio:	8.70%
Length of employment:	2 years	Location:	COS COB, CT

Home town:
Current & past employers:	Greenwich Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

587674 added on 12/11/09 > -I plan to use the funds to purchase a motorcycle - I have a good paying job and money saved -I am very successful at my job -Each month I have a few weeks pay saved away. 587674 added on 12/14/09 > I do not have a lot of bills and I do not have rent or mortgage payments.

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	2
Revolving Credit Balance:	$4,434.00	Public Records On File:	0
Revolving Line Utilization:	31.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain the recent deliquency?-	I believe you are referring to my recent opening of a gap card. I went to gap to buy clothes and they told me if I opened a gap card I will get a discount. ??So I opened the card and recieved my discount and thought I payed for everything at the register. It turns out that some of my purchase was put on the gap card and billed to me a month later. I was unaware I had any outstanding bills wih gap until i received a bill in the mail wich I neglected because i thought it was junk mail from gap. As soon as gap contacted me and told me I owed them money, I payed them immediatley on the spot. ??It was a missunderstanding that I resolved right away, I am always responsible and on time with my bill payments. ??I hope this answers your question.?? Thanks, Tony Marrone

Member Payment Dependent Notes Series 467364

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467364	$24,250	$24,250	12.53%	1.00%	December 17, 2009	December 23, 2012	December 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467364. Member loan 467364 was requested on December 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,492 / month
Current employer:	Federal Defenders of San Diego, Inc.	Debt-to-income ratio:	11.41%
Length of employment:	1 year	Location:	SAN DIEGO, CA

Home town:
Current & past employers:	Federal Defenders of San Diego, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

587774 added on 12/09/09 > "Professional Loan" to quickly pay off credit card debt at a fixed, lower interest rate, with a set payment each month. I have a stable and prestigious job as a trial attorney with the federal defender and have a solid monthly income.

A credit bureau reported the following information about this borrower member on December 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,404.00	Public Records On File:	0
Revolving Line Utilization:	54.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Attorney, Re: $24,250 Debt Consolidation loan. I am interested funding portion of requested loan. Question I have is: Application reflects 1 year current employer Federal Defenders of San Diego, Inc. Please provide three years work (or school) history prior employer. Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.10.2009 @6:30 AM ET.	Current employer: Federal Defenders of San Diego, Inc., 9/08-present Previous employer: New Mexico Public Defender Department, 8/05-8/08
Credit report states $7404 revolving credit balance. Loan applied for is $24,250. Please list all debts with balances, interest rate,and monthly payment. Please indicate which debts are to be paid off with your loan. Is any portion of the loan to be used for a purpose other than paying off existing debt?	Loan is to be used exclusively to pay off credit card balance on Citibank card. Credit card debt is as follows: Citibank - $24,502, interest rate 25.99% Capital one - $7,901, interest rate 13.9% Chase - $21,501, interest rate 14.4%

Member Payment Dependent Notes Series 467387

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467387	$16,750	$16,750	12.53%	1.00%	December 22, 2009	December 22, 2012	December 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467387. Member loan 467387 was requested on December 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Axis MN, Inc	Debt-to-income ratio:	17.38%
Length of employment:	4 years	Location:	Saint Paul, MN

Home town:
Current & past employers:	Axis MN, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

587816 added on 12/08/09 > I would like to consolidate some of my debts, I plan on working real hard to fund this loan through my job. I make about 2000 a month, so once I've consolidated my debts, paying back to lenders won't be difficult to do. I have been at my job for 4yrs. now. thanks in advance, 587816 added on 12/10/09 > please believe in me...

A credit bureau reported the following information about this borrower member on December 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	19
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please give us a rough breakdown of the debts that you plan to consolidate, and also what debt you will not be consolidating. Thank you in advance.	I have mostly hospital bills that I want to combine and pay off from emergency room co-pays. Also, I want to pay off a bank loan, and use what's left to make a major purchase on an isuzu truck. However, I am a hard wotker, and those who give me this opportunity won't be disappointed. thanks, sianeh
Hi Sianeh - I might be funding your loan as well. Please explain (A) The delinquency that is on your credit report 19 months ago; and (B) The 1 credit inquiry in the past 6 months... I only fund after complete answers are received. Best wishes on your loan. Thank you in advance.	Hi, I appreciate your question. 19 mos ago was probably the summer of '07. During that time, my only major debt was my car loan. Most likely the delinquency was being late once, although I don't quite remember that far. To get a real answer, I'd need to call my bank and have them pull my credit to explain it any better. Please note also, that I have paid off my car note in late October '09. As for the inquiry, I had recently bought some furniture items on store credit, and I believe that inquiry was to consolidate those items through my bank. This is one debt I also want to consolidate through this loan. These are the only explanations I have for you now, but I will ask my bank for further explanations. Thanks,

Member Payment Dependent Notes Series 467564

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467564	$17,000	$17,000	12.87%	1.00%	December 17, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467564. Member loan 467564 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,450 / month
Current employer:	On-Site.com	Debt-to-income ratio:	18.03%
Length of employment:	2 years	Location:	CAMPBELL, CA

Home town:
Current & past employers:	On-Site.com
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,629.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings, What's the purpose of your request / or intended use of funds?	The purpose of the loan is for debt consolidation and to assist with my mother who just come home from the hospital.
You're asking for people to loan you $17,000 with no explanation? To create trust among your lenders that we will feel safe loaning you money, you need to address a number of questions: 1) What is the loan for? 2) What is your plan for making the $572/mo payments? 3) What kind of work do you do? 4) What are your cash reserves? 5) Why is your revolving credit utilization so high (82.5%)? 6) Other than rent, what other monthly bills do you have? ... And so on. Provide as much detail as possible so that we can assess the safety of our money in your hands. Thank you.	The purpose of the loan is for debt consolidation and to assist my mother who has just come home from the hospital. I currently work at a Tenant Screening company and I make over $40k a year and at this time I do not pay rent. I plan to continue to live at home until my mother is well. So I will be able to make the monthly payments.

Member Payment Dependent Notes Series 467583

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467583	$10,000	$10,000	12.18%	1.00%	December 21, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467583. Member loan 467583 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Whole Foods	Debt-to-income ratio:	24.56%
Length of employment:	10 + years	Location:	MONTCLAIR, NJ

Home town:
Current & past employers:	Whole Foods
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,735.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It would be helpful if you provide a description of what you plan to use the borrowed funds for, as well as specifics about what your duties are at Whole Foods.	Type your answer here. The Funds will be used to consolidate some of my debt, and also help my companion purchase a car. I work as a Grocery team Member, where I stock shelves, train new members, help customers find products, and I also work with the Buyers of our sub departments, such as Dairy, Frozen, and Bulk
You have a revolving credit balance of over $27000 but the loan amount is for $10000. You indicate this is to consolidate debt and help your companion buy a car. Can you help explain - 1. How much is to consolidate debt? 2. What happens to the remainder of the revolving balance, and how will this be paid?	$5,000 for debt, and $5,000 for the car. I am employed at Whole Foods where we receive stock options that vest every May, and that will be used for the remainder of my debt

Member Payment Dependent Notes Series 467601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467601	$15,000	$15,000	15.31%	1.00%	December 21, 2009	December 23, 2012	December 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467601. Member loan 467601 was requested on December 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	12.33%
Length of employment:	n/a	Location:	TAUNTON, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

588272 added on 12/09/09 > I am a carpenter who was laid off in january of 2009. Since then I have gotten my contractor supervisor's license in attempt to take on jobs on my own. I am hoping to get married this coming April. My future wife is a RN, currently working in Mass. General Hospital. Please help me consolidate my debt and start my life with my wife on a good note. Thank you

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,365.00	Public Records On File:	0
Revolving Line Utilization:	78.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $15,000 Debt Consolidation loan questions are: 1- Narrative says that you were "laid off" in January 2009. Source(s) of $3,333 reported gross monthly income is? 2- Mortgage/rent and vehicle payments per month are $? 3- Credit Report reflects $5,365 revolving credit balance; CC payments per month are $? (Total payments PAID per month; NOT minimum payments DUE due per month.) 4- Will you be relying on RN future spouses income to repay this loan? RAdvance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.10.2009 @6:10 AM ET.	1. Yes I was laid off in Jan '09. I wanted to be completely upfront so anyone could see how I acquired my debt. Currently I do work for a private contractor. Recently I have received my contractors license and have jobs lined up in the coming months. 2. The house I currently live, with my fiance, is a 3 family apt. The house is currently in a trust with myself and my father. It is a 3 family, in which I live on the first floor and am collecting rent, $1,000, from the tenants on the second floor. No one currently lives on the third. With the $1,000 collected each month I am left to pay $500. The third floor needs cosmetic work to be up to speed and that will bring in an additional $700 in rent, in the process eliminating my payment. My current truck payment is $250 a month. However in Feb. of '10 it will be completely paid off and in that case I will be looking to sell it. It is a '03 Dodge Ram pickup valued at $6,000. 3. With high interest rates on my cards I'm paying $400 a month. 4. "Relying" on my future wife isn't how I would word it. We do currently live together and have for 2 yrs. With her finances along with mine we rely on each other. Thank you very much for the questions!

Member Payment Dependent Notes Series 467646

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467646	$15,000	$15,000	14.61%	1.00%	December 18, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467646. Member loan 467646 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,792 / month
Current employer:	American Railcar Industries	Debt-to-income ratio:	18.20%
Length of employment:	< 1 year	Location:	Warrenton, MO

Home town:
Current & past employers:	American Railcar Industries
Education:

This borrower member posted the following loan description, which has not been verified:

588368 added on 12/11/09 > Funds will be used to pay off multiple credit cards, which we will then no longer use again. This will my family and I into a more stable situation by helping us combat our revolving interest debt. I work in the computer industry as a programmer and I have excellent payment history on all debts I owe. We follow a simple monthly budget and are slowly getting out of debt - this will really help that along by giving us a light at the end of the tunnel on credit card debt. 588368 added on 12/14/09 > Here is some more info on employment history. I'm a programmer/analyst here at ARI. I do web development for their internal and external customers, fixing day to day issues and writing new applications where needed. I've actually been here at ARI since the middle of September 2008. I started here as a consultant and was promoted to an employee. Prior to that I worked as a programmer/analyst for Byrne Software Technologies. I was there for 5 months of 2008, from mid-April to September. My employer before that was Forest Pharmaceuticals and I was there as a programmer/analyst for 7.5 years. I've been in the IT industry for around 15 years or so.

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$80,237.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $15,000 DC loan questions: 1- Position @ American Railcar Ind? 2- Mortgage and vehicle payments per month are $? 3- Application reflects <1 year (less than 1 year) current employer. Provide three years work (or school) history prior employers? 4- Credit Report reflects $89,237 revolving credit balance; CC payments per month are $? (Total payments PAID per month; NOT minimum payments DUE due per month.) 5- Is any of revolving debt HELOC? If yes, how much?Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.12.2009 @ 6:00 AM ET.	1) I'm a programmer/analyst here at ARI. I do web development for their internal and external customers, fixing day to day issues and writing new applications where needed. 2) We have one vehicle payment that is $350/month. We have two mortgages on our home, one is a HELOC. The payments are $972 and $482 per month. Removing our credit card debt will allow us to refi down the road a bit and rid ourselves of the HELOC. That's our plan. 3) I've actually been here at ARI since the middle of September 2008. I started here as a consultant and was promoted to an employee. Prior to that I worked as a programmer/analyst for Byrne Software Technologies. I was there for 5 months of 2008, from mid-April to September. My employer before that was Forest Pharmaceuticals and I was there as a programmer/analyst for 7.5 years. I've been in the IT industry for around 15 years or so. 4) Credit card payments currently add up to $349/month. We pay more than the minimums on them. 5) You're right that we do have a HELOC. When you take away our credit card debt, the HELOC is about $69k of our revolving debt. The total balances of our credit card debt are at $19,500 (approx). This loan will allow us to pay off one of our cards entirely and half of the remaining two cards. Bringing our balances down like that to where they are more manageable, will allow to us to refi our mortgage and get rid of the home equity line of credit. So we're looking at this loan as a leg up, so we can be in a position to pull ourselves out of this hole in 3 years or less rather than the unknown amount of time we face currently. At 40 years old sometimes you just look back and wish you'd made some better decisions, you know? This loan will be a way to turn around some of the effects those prior bad decisions have brought about. Thanks for your consideration on this. I hope I've answered everything. Feel free to ask more; I'll be happy to help! Thanks again!
Could you please give a rough breakdown of your Revolving Credit Balance ($80,000) and what part of it will be paid off with this loan? Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I'm a programmer/analyst here at ARI. I do web development for their internal and external customers, fixing day to day issues and writing new applications where needed. I've actually been here at ARI since the middle of September 2008. I started here as a consultant and was promoted to an employee. Prior to that I worked as a programmer/analyst for Byrne Software Technologies. I was there for 5 months of 2008, from mid-April to September. My employer before that was Forest Pharmaceuticals and I was there as a programmer/analyst for 7.5 years. I've been in the IT industry for around 15 years or so. Our revolving debt is large right now because we have a HELOC (home equity line of credit). When you take away our credit card debt from that $80K number, the HELOC is about $69k of our revolving debt. The total balances of our credit card debt are at $19,500 (approx). This loan will allow us to pay off one of our cards entirely and half of the remaining two cards. Bringing our balances down like that to where they are more manageable, will allow to us to refi our mortgage and get rid of the home equity line of credit sooner rather than much, much later. So the breakdown would be that after this loan: - We would still owe all on our HELOC for the time being. - One card would be paid off (and that account closed). - Two cards would remain each with about $2700 on them, 50% or less of their total limits. - We'd final not only have a light at the end of the tunnel but we'd know how long this tunnel actually is. So we're looking at this loan as a leg up, so we can be in a position to pull ourselves out of this hole in 3 years or less rather than the unknown amount of time we face currently. At 40 years old sometimes you just look back and wish you'd made some better decisions, you know? This loan will be a way to turn around some of the effects those prior bad decisions have brought about. Thanks for your consideration on this. I hope I've answered everything. Feel free to ask more; I'll be happy to help! Thanks again!
What are the balances, rates, minimum monthly payment, and average actual monthly payment on each credit card? Thanks!	Be glad to answer that one! Here is the info. Please feel free to ask more questions; happy to help out! Thanks for you consideration on this! Card 1 - Balance: $8340.39, interest rate is 7.9%, minimum pymt due: $139, actual pymts have been $145. Card 2 - Balance: $5580.82, interest rate is 6.9%, minimum pymt due: $86, actual pymts have been $90 Card 3 - Balance: $5566.65, ihterest rate is 7.9%, minimum pymt due: $112, actual pymts have been $116
If the rates on your credit cards are well below the rate of this Lending Club loan, why are you considering consolidating the credit card debt?	Converting those cards, or as many as possible to a simple interest loan will allow us to pay them off faster. Right now we don't have enough extra disposable income to make a serious dent in them. After this loan, one card would be entirely gone and the payments much more manageable on the remaining two. That's our plan anyway.
Unless you are wrong about your current cc interest rates, I cant see how this loan makes sense. You will play more per month. You'll still make 3 separate payments and the amount you pay toward interest will increase. What am I missing here?	We have a home equity line of credit too. Currently our credit card balances are too high to allow us to refinance our house at some point in order to convert it to a regular mortgage. While we will pay around $200 more per month than we do now, taking that same $200 per month and applying it to the credit cards will pay off none of them in the same amount of time that this loan would. With this loan we have one gone immediately and the other two are left at 50% balances. We still have money per month that we can then apply toward the remaining two. By the time the 3 year loan is up they will all be paid off and we can refi the house. Without this loan there isn't a definite way to make a plan like that.
I am interested in investing in your note but I am also not clear on how paying of the credit cards and then paying [more] for this loan instead will help. You could pay of the cards faster then 3 years if you apply the same amount of money that you would have to pay for this loan the amount to pay the cards with 50% balances. Maybe I am missing something ..?	I've ran the numbers too and I realize you're correct. However our home equity line of credit is something to consider. With our current credit card balances so high it hurts our credit score and those cards are the only thing keeping us from being able to refinance our home. With the loan, the payoff time would be about the same as if we "did it on our own"; I know. But the loan would also give us the ability to refinance sooner, thus adding 3 years of payments on our home's principal instead of all the money going to the interest on the home equity loan. Hope this helps. Please feel free to ask more - be happy to answer! Thanks!

Member Payment Dependent Notes Series 467657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467657	$10,000	$10,000	13.22%	1.00%	December 22, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467657. Member loan 467657 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	n/a	Debt-to-income ratio:	8.29%
Length of employment:	n/a	Location:	FREMONT, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,822.00	Public Records On File:	0
Revolving Line Utilization:	76.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you source of income (employer) and how long have you had it? Thank you.	Self-employed 10 yrs.
What is you source of income (employer) and how long have you had it? Thank you.	Self-employed 10 yrs.
What function do you perform that would have some kind of monetary value that would cause you to employ yourself and for how long have you been on your payroll?	I perform all functions from CEO to janitor. Self employed for 10 yrs.
Very evasive answers and won't be funding. Just an FYI.	I didn't answer the question about what my self-employment is because in the current economy, many people don't like what I do for a living. I don't want to be judged by what I do, just the fact that I do my job and make a living.

Member Payment Dependent Notes Series 467660

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467660	$15,000	$15,000	11.83%	1.00%	December 21, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467660. Member loan 467660 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Ohel Bais Ezra	Debt-to-income ratio:	7.78%
Length of employment:	10 + years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Ohel Bais Ezra
Education:

This borrower member posted the following loan description, which has not been verified:

588396 added on 12/14/09 > I have a stable position. Been working for the same company for more than 10 years. I plan to use the funds to consolidate some of my high interest credit cards. I am a good borrower as I make my payments on time and even will pay back the loan sooner when I am able to.

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	42
Revolving Credit Balance:	$12,609.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Ohel Bais Ezra? Thank you	I am an Area Coordinator.

Member Payment Dependent Notes Series 467713

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467713	$9,000	$9,000	14.61%	1.00%	December 16, 2009	December 23, 2012	December 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467713. Member loan 467713 was requested on December 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Jane Doe, Inc	Debt-to-income ratio:	15.44%
Length of employment:	2 years	Location:	Whitman, MA

Home town:
Current & past employers:	Jane Doe, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

588519 added on 12/09/09 > I am interested in investing in property. I already have a major investor, but I am responsible for bringing some of my own money to the table.

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	73
Revolving Credit Balance:	$3,971.00	Public Records On File:	0
Revolving Line Utilization:	58.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the property you want to invest in? Are you planning on generating cash flow via rentals, or flipping the property? Thank you in advance for your answers.	I am planning on purchasing the property for the purpose of flipping it.
In what state are you looking to purchase?	I am currently looking to purchase property in Massachusetts,
Your position at Jane Doe, Inc ? Hypothetically, if you were not able to sell the property for 3 years after you purchased it, how would you make the loan payments? Would you be paying for repairs/renovations on the property also? Would you be paying heat/water in the property prior to selling it? Thank you in advance for your answers.	I actually have a partner that is purchasing the property with me and will also be aiding me in the payments, although the loan is only in my name. Yes, I will be repaying for the property to be repaired and renovated through the main investor my partner and I are working with. I will not be paying for heat and hot water for the property, since the property will not be occupied while being being worked on. Overall, I have a couple of buyers that are interested in purchasing a new home, and love the idea of being able to obtain the property for a great deal as well be able to have some input to how the property is being renovated.
In your area of the country if you don't keep heat on, your pipes will freeze. Do you have any experience in property management?	Hi and sorry if I was not clear. Yes, my partner and I do have property management experience. We have also ran across many properties that have had the pipes frozen in the winter unfortunately, so we are aware of this problem. If necessary, we will have the property heated. However, we really intend on purchasing the property, rehabbing it and then selling it as soon as possible.

Member Payment Dependent Notes Series 467762

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467762	$10,000	$10,000	14.26%	1.00%	December 16, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467762. Member loan 467762 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,600 / month
Current employer:	Department Of Corrections	Debt-to-income ratio:	0.78%
Length of employment:	< 1 year	Location:	Midwest City, OK

Home town:
Current & past employers:	Department Of Corrections
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$966.00	Public Records On File:	0
Revolving Line Utilization:	48.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of the loan? Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I have actually been with my employer for 11 years. the keyboard must have just picked up one 1 instead of two. i saw that after i had submitted but dont know how to edit it. i will call them to find out how so this won't be an issue.
Re: $10,000 loan question: 1- Position @ OK DOC? Guard? Vocational Training Officer? Admin? Support? Or exactly what?) 2- Mortgage and vehicle payments per month are $? 3- Application reflects <1 year (less than 1 year) current employer. Provide three years work (or school) history prior employers? 4- "Other" Loan Category: "OTHER" tells investors absolutely NOTHING. ZERO. ZILCH. Accurately describe loan's intended purposes? (How investors $10,000 will be spent by you.) Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.11.2009 @ 6:00 AM ET.	I'm a business manager with the department of corrections and as I said in the previous question i've been employed with them for 11 years not 1 year and will try to find out how to change that info. on the application i submitted. my mortage payment is $631 per mo. all vehicles are paid for. I didn't realize how important the loan category was but i did type in taxes so i guess it didn't show that. I intend to use the investors funds to pay back taxes owed as a result of an audit of the past 3 years of taxes.
Me again. I'm investing to help fund IRS Tax Audit loan. IRS is merciless with late fees, penalties, add-ons, etc. Much better-off financially you paying 14.26 percent fixed interest rate 36 months term loan. Funding now 20 percent; best of luck with remaining 80 percent funding. RetiredUSMCInvestor sends 12.12.2009 @ 5:00 AM ET.	Thank you so much for your help.
Can you please, explain the 3 credit inquiries in the last 6 months? Thank you!	I'm really not sure what they are. I went through lending tree for this loan so it could be other companies because I was approved for two other offers but one the interest rate was 27% and the other company said i was only approved for up to $5000. oh and one could have been wells fargo. i got a line of credit through them back in october to help my credit because i didn't have anything on it but my house. hope this helps...

Member Payment Dependent Notes Series 467830

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467830	$8,000	$8,000	12.87%	1.00%	December 18, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467830. Member loan 467830 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,400 / month
Current employer:	Southern Acquisitions	Debt-to-income ratio:	17.16%
Length of employment:	1 year	Location:	FORT WORTH, TX

Home town:
Current & past employers:	Southern Acquisitions
Education:

This borrower member posted the following loan description, which has not been verified:

588804 added on 12/11/09 > Thank you

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	62
Revolving Credit Balance:	$4,022.00	Public Records On File:	0
Revolving Line Utilization:	82.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have the following questions: 1. Can you please, verify your income with LendingClub (Call them for details) ? 2. Position at Southern Acquisitions? What were you doing before you joined them less than a year ago? 2. Can you please, provide a detailed breakdown of your debt you are trying to consolidate (balances and rates %)? You have a large revolving balance!!!! 3. Can you please, provide your monthly recurring expenses? 4. Can you please, explain the 2 credit inquiries you have had in the past 6 months. Thank you!	1. Yes I can verify my income 2. Western Sales Representative, I was working at CST Co Inc as an account executive, basically in sales and customer support for Commercial Accounting 3. It is 3 Credit Cards I used in college 1. 3800 @ 29.99% 2. 1800 @ 22.41% 3. 2400 @ 18.99% 4 Monthly expenses have just changed, 2009 2950 a month on my budget rate sheet 2010 Expenses 2250, I got a better insurance rate, I have a new roommate to split expenses 4. 2 credit inquiries engagement ring - put 1/2 down and owe 5450 on 12 month interest free financing Car 5yr loan at 10% 11,000 left Anythign else

Member Payment Dependent Notes Series 467851

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467851	$11,000	$11,000	12.53%	1.00%	December 21, 2009	December 23, 2012	December 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467851. Member loan 467851 was requested on December 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Lemper Pain Clinic	Debt-to-income ratio:	16.78%
Length of employment:	< 1 year	Location:	Las Vegas, NV

Home town:
Current & past employers:	Lemper Pain Clinic
Education:

This borrower member posted the following loan description, which has not been verified:

588862 added on 12/09/09 > My husband (grant writer making 42k per year) and I (RN making 50k) are newlyweds with 11k in credit card debt at 24% average interest. We are trying to consolidate our 5 cc's into one lower interest payment in order to simplify our finances and save a bunch on interest. Your help would be greatly appreciated! 588862 added on 12/10/09 > I have looked at other loan requests with similar grades (B5) and amounts and have seen some other questions that were asked, so I will try to preemptively answer some now. This loan will be used to pay off the combined credit card balances of my husband and myself. These credit card debts were accrued while I was finishing up nursing school and unable to work to help out with the finances due to clinicals/rotations. My husband and I moved from the East Coast to the West Coast to be near my family during this time, so all moving expenses/furnishings for the new house went on credit cards until I started working and we could afford to pay them back. The current balances/APR's are: 4100 @ 20.74, 2844 @ 27.74, 1750 @ 24.13, 1700 @ 22.9, 1000 @ 20.24. We are currently making fixed payments of 700 per month (200 on the first two cards, 100 on the last 3) on these cards. Our combined take home pay is roughly 5700 per month. Our expenses (rent/utilities/husband's 13k student loan @ 2.4%/car insurance/food/gas/budgeted miscellaneous) run 2800 per month. We'd like to reduce our monthly payment on credit cards from 700 to <400 so we can start making a dedicated effort to saving to buy a house/have children in 12 months time and every little bit of extra money in the form of less payments would help. I have already requested Lending Club to verify my income. I am a Registered Nurse and my husband is a Grant Writer at a large national non-profit health and human services company. Both of us love our jobs and are very stable in them. However, if either of us were to lose our jobs unexpectedly, our professions are such that there are a plethora of other openings available. I have never had a late payment on my credit cards or my now paid-off car payment. If we do not get this loan, we will still pay off these cards within the next 2 to 3 years. This loan, besides allowing us to put more money into an emergency/house/child fund now, would save us over $1,000 in interest this year alone, so it seems like a no-brainer to see if you all will fund us. Please let me know if you have any further questions.

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1982	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,877.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I am a recent college graduate, having finished up my schooling with a nursing degree in June of this year. I was going to school full-time for the previous few years so my only prior work history was babysitting/nannying for a variety of people. My husband, whose 42k salary will also be used to pay back this loan, has been at his current job for over 15 months now and before that had held the same job for close to three years before decided to switch careers to be able to move to the West Coast to be near my family. I hope this helps.
Great info! Thank you for being proactive about providing it.	You're welcome! Thank you for your investment! This means a lot to me and my husband.
This is one of the best listings I have ever seen. You sold me....good luck and be proud of yourself that you are doing this now.	Thank you!
I will be helping to fund your loan. Looks like you have a well thought out plan. Thanks for the detailed information. Wish all borrowers followed your lead. Best of luck to you and your husband.	Thank you for your help and your kind words! This loan means a lot to us and it is amazing to see all of the people who have decided to pitch in so far.

Member Payment Dependent Notes Series 467881

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467881	$13,200	$13,200	11.14%	1.00%	December 17, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467881. Member loan 467881 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,417 / month
Current employer:	Bulletin News	Debt-to-income ratio:	7.62%
Length of employment:	7 years	Location:	WASHINGTON, DC

Home town:
Current & past employers:	Bulletin News
Education:

This borrower member posted the following loan description, which has not been verified:

588951 added on 12/10/09 > Loan to consolidate and repay credit card debt at a lower interest rate. 588951 added on 12/11/09 > I am not sure why my credit report is not showing all of my outstanding credit card debts. My total debt is approximately $11,500.

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	34
Revolving Credit Balance:	$1,847.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Your credit report shows you having considerably less than $13,200 in debt. Could you please explain how you arrived at your requested amount? Also, what is 'buh'? Regards; Art	I am not sure why my credit report is showing just $2,000 in debt. My total credit debt is approximately $11,500. I also have an impending charge for costly automobile repairs.
You want to borrow over $13,000 to pay off a $2,000 credit card balance?????	I am not sure why my credit report is showing just $2,000 in debt. My total credit debt is approximately $11,500.
Can you comment on the Credit Report Delinquency 34 months ago? thanks.	I honestly do not recall this delinquency, though as far as I know my credit has been clean since that point. Any delinquent account has been paid. My income has increased about 25% since three years ago.
# Months Since Last Delinquency: 34 ?	I honestly do not recall this delinquency, though as far as I know my credit has been clean since that point. Any delinquent account has been paid. My income has increased about 25% since three years ago.
What does "buh" mean?	"Buh" is actually just filler -- I did not realize I would not be able to go back and add a more formal title later in the process.

Member Payment Dependent Notes Series 467930

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467930	$18,200	$18,200	14.26%	1.00%	December 21, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467930. Member loan 467930 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,658 / month
Current employer:	CIPAFilter, LLC	Debt-to-income ratio:	15.65%
Length of employment:	5 years	Location:	Geneseo, IL

Home town:
Current & past employers:	CIPAFilter, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

589059 added on 12/10/09 > Citibank has decided to change their terms and interest rates. I am really wanting to consolidate these unused card balances into one loan. 589059 added on 12/11/09 > I have a very stable career and am very good at managing my budget. These credit cards were maxed out when I was young. Lesson learned.

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,506.00	Public Records On File:	0
Revolving Line Utilization:	76.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have the following questions: 1. Position at CIPAFilter, LLC? 2. Can you please, provide a detailed breakdown of your debt you are trying to consolidate (balances and rates %)? 3. Can you please, provide your monthly recurring expenses? 4. Can you please, explain the 3 credit inquiries you have had in the past 3 months? You are requesting a large loan amount, and I would advise you to answer these questions as in detail as possible. Thank you!	A1. Position at CIPAFilter - Network Support Professional A2. Card 1 - Citibank - $2500 - Was 10%, just raised to 29.99%, Card 2 - Citibank - $5600 - Was 13%, they just raised to 19.99%, Citibank - $6000 - Was 16% just raised to 19.99%, The rest will be applied to my personal credit union credit card. It has a 9.99% interest rate. A3. Monthly Recurring Expenses, a. Car - $299, Mortgage - $1265, Utilities - $200 A4. The credit inquiries would most likely be from other requests I've made for consolidation. It has been my goal for a while to consolidate all of these cards into one payment. This 3 year plan gives me set monthly payments and a smaller headache than Credit Cards do.

Member Payment Dependent Notes Series 467940

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467940	$9,000	$9,000	8.59%	1.00%	December 16, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467940. Member loan 467940 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,725 / month
Current employer:	Oconee Physician Practices	Debt-to-income ratio:	21.99%
Length of employment:	< 1 year	Location:	SENECA, SC

Home town:
Current & past employers:	Oconee Physician Practices
Education:

This borrower member posted the following loan description, which has not been verified:

589081 added on 12/11/09 > pay off debts

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,519.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you summarize your monthly expenditures?	Type your answer here. rent $750.00 utilities $300.00 student loan $430.00
Thanks. Is your revolving credit in addition to your student loan? It seems you have no car payments? What about other monthly expenditures? Health insurance premiums? Car insurance? Cable TV? Mobile phone provider? 401K/IRA investments? How much extra per month are you able to save?	Type your answer here. Chase credit card will be paid off at the end of this month. No car payments. no home phone - utilities include electric, cell, cable . Rent includes water and sewage. Health premiums deducted from pay. Presently car insurance is approx $250.00/6 months.
You have no car payments? An emergency fund plan other than credit card use? Thank you.	Type your answer here. No car payment = emergency funds available through immediate family member, disability insurance
What disability insurance are you referring to?	Type your answer here. short and long term disability through my employer in the event I am out of work due to illness or injury
I have the following questions: 1. Can you please, explain the 3 credit inquiries in the past 6 months? 2. Position at Oconee Physician Practices? What were you doing before you joined them less than a year ago? 2. Can you please, provide a detailed breakdown of your debt you are trying to consolidate (balances and rates %)? 3. Can you please, provide your monthly recurring expenses? Thank you!	Type your answer here. Presently seperated from my husband - trying to secure a loan to purchase our car - the loan and title are in his name. Presently I am a practice manager for an OB/GYN practice. Before this position I was an manager for 3 plastic/reconstructive surgeons in Cleveland, Ohio for 7 years. Monthly expenses are, rent $750, student loan $400 and utilities $300.

Member Payment Dependent Notes Series 467969

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467969	$18,000	$18,000	12.18%	1.00%	December 17, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467969. Member loan 467969 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	JPMorgan Chase	Debt-to-income ratio:	13.90%
Length of employment:	3 years	Location:	METHUEN, MA

Home town:
Current & past employers:	JPMorgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	78
Revolving Credit Balance:	$6,683.00	Public Records On File:	0
Revolving Line Utilization:	55.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your wedding. I'm interested in funding your loan, but have a few questions: (1) How much does your fiance make each month? (2) What was the deliquency 78 months ago? (3) What are your monthly expenses (e.g., rent, credit card payments, etc.)? (4) When is your wedding? Are you getting any help from family? What is your overall budget? Again, congratulations on this very happy moment in your life!	1. My fiance makes 66k/year as an attorney. 2. I'm actually have the deliquency looked into, because I wasn't aware of one. 3. Monthly expenses are approx $800, including credit card, cell phone and utilities. Fortunately, we live in a house owned by my fiances parents and don't have any living expenses (rent, morgtage, ect). 4. Wedding is in January. It is mostly paid for, but we'd like the loan to cover a few misc expenses that will come up.
Have you already choose a wedding date, and will you be using a wedding planner?	The wedding will be held on January 16, 2010; and no, we are making the arrangements ourselves.

Member Payment Dependent Notes Series 467971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467971	$10,000	$10,000	13.57%	1.00%	December 21, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467971. Member loan 467971 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,080 / month
Current employer:	jean kripton inc.	Debt-to-income ratio:	21.32%
Length of employment:	< 1 year	Location:	streamwood, IL

Home town:
Current & past employers:	jean kripton inc.
Education:

This borrower member posted the following loan description, which has not been verified:

589147 added on 12/10/09 > Hi, I just got a new job and I've put my wedding plans on hold until now. Everything is place, we need the loan to as a safeguard against anything that might happen and unbuckle the economy. Thanks again for all your help! 589147 added on 12/11/09 > Update: wow this is really working! Thanks for looking at my loan. To flesh out the above: I had everything in place to get married last year, target date Labor Day 2009. I had the ring 95% saved for, and my wedding was about 90% of the budget we had targeted. The only thing that I didn't save for was the honeymoon, but I figured at the time (December 2008) that I would have 9 months to save for the honeymoon (we weren't even sure where we wanted to go). Then, the economy started to dive. My future fiancee worked at a bank that went under. My job went away as my company downsized. We're both in our early thirties and we both owned our own houses. It took me a year to find a new job (consultant). My future fiancee should be getting a job in January (needs to be internally approved because of budget). Though we are both traditionalists, we had to move in together early to save on costs, as she could not afford her COBRA payment and her mortgage. We were able to rent out her place at a $500 month loss, because she is completely upside-down on her loan as her property value completely tanked. My plan now is to keep as much cash on hand as possible just in case. The economy looks better, but both of our employment futures are dependent on our respective companies staying financially healthy. As a consultant, I am well aware that my position will be the first to be cut if the economy tanks again. I specialize in IT functions for the insurance industry, and our industry has shown weakness in this area. My girlfriend's position depends on her department's budget being approved for the next fiscal year. They tried to bring her in this year, but management wanted to approve all budgets and closed hiring early. We've scaled back our wedding plans a little bit, just in case everything hits the fan. If I get laid off, too, then I can put her on my COBRA, as my current assignment is slated until at least 10/2010, and we plan on being married before that. Until now, I have used a good portion of the wedding fund to keep up with our student loans, mortgage, and car payments. Both of our parents are retired and on fixed incomes. We have credit cards, but I want to use those sparingly because our rates have been jacked up and our lines of credit decreased. It has been struggle to keep up with our costs and having enough to have a nice wedding, but forgoing all luxuries and making good use of the local library has made it bearable. Knowing that I can be married soon to the woman I love has made it all the worthwhile.

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	2
Revolving Credit Balance:	$21,476.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please account for the delinquency 2 months ago.	To cut down on cash flow, I put my loans on deferment. When I talked to Sun-Tech, my original loan holder, they told me to fill out a deferment sheet to Chase Student Loan who is servicing my loan from them (though Sun-Tech is still responsible in some way). Calling Chase Student Loan is like calling a black hole. I sent them this form literally 4 times before I sent it to Sun-Tech (under Sun-Tech's suggestion). Every time I finally got through to Chase, they couldn't tell me if they received it, but they did say it takes some time to clear the system. Sun-Tech took care of it, which is why I have no outstanding amounts due.

Member Payment Dependent Notes Series 467985

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467985	$10,000	$10,000	15.31%	1.00%	December 16, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467985. Member loan 467985 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Volt Technical Resources	Debt-to-income ratio:	19.48%
Length of employment:	< 1 year	Location:	New Braunfels, TX

Home town:
Current & past employers:	Volt Technical Resources
Education:

This borrower member posted the following loan description, which has not been verified:

589166 added on 12/11/09 > Trying to get my debt under control so I can give my daughters what they deserve.

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,705.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Prior to working at Volt Technical Resources, I was enlisted in the US Air Force. The dates of my enlistment were 10/2002 through 10/2008.
Re: $20,000 DC loan question: 1- Position @ Volt Technical Resources? 2- Mortgage/rent and vehicle payments per month are $? 3- Application reflects <1 year (less than 1 year) current employer. Provide three years work (or school) history prior employers? 4- Credit Report reflects $17,705 revolving credit balance; CC payments per month are $? (Total payments PAID per month; NOT minimum payments DUE due per month.) Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.11.2009 @ 5:38 AM ET.	1) At Volt Technical Resources, I am a contractor. 2) My rent/utilities is $700 and vehicle/insurance is $570. 3) Prior to working at Volt, I was enlisted in the Us Air Force from 10/2002 to 10/2008. 4) My monthly payments to my CC's total $750 per month. I hope these answers help!
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) nature of your revolving credit balance if over the loan amount (heloc, other loans etc.) steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	I will send that e-mail today, thank you for the assistance on that front. The debt that I am looking to pay off is credit card debt. This is debt is a combination of ignorance during my youth as well as trying to do balance transfers, etc. to reduce debt. My existing credit cards have balances of $9,060 (12.9%), $6,100 (16.9%), $1,100 (19.99%), $900 (9.9%), and $500 (13.9%). My monthly commitments include $700 for rent and utilities, $590 for vehicle/insurance, credit card payments total $750. As well as $120 for phone, and roughly $200 for groceries and household necessities. Finally, I am repaying my brother $1,000 per month and my parents $400 per month. I hope these answers are helpful!
What were the 7 credit inquires for?	I have been trying to find ways to do a debt consolidation. I finally found lendingtree.com, after inputting my information, that led me to this opportunity.

Member Payment Dependent Notes Series 467986

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467986	$5,000	$5,000	14.61%	1.00%	December 17, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467986. Member loan 467986 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,750 / month
Current employer:	wells fargo	Debt-to-income ratio:	18.62%
Length of employment:	4 years	Location:	ROSEVILLE, CA

Home town:
Current & past employers:	wells fargo
Education:

This borrower member posted the following loan description, which has not been verified:

589168 added on 12/14/09 > help lower payments

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	43
Revolving Credit Balance:	$5,134.00	Public Records On File:	0
Revolving Line Utilization:	77.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are you using this loan for? If it's credit cards, what are the balances and interest rates on the credit cards you want to repay? What are your responsibilitise at Wells Fargo?	The loan is to pay some credit cards. The balances are about 2500 each and about 25 pecent interest rate. Used them while in school, had low rates at the time now after graduating the rates and interest is to high. At wells fargo I'm a service manager for the branch so I oversee bankers following the procedures and regulations of the bank.
Hello, Can you tell us what the delinquency 43 months ago was about? Thank you.	To be honest not as far as I'm aware I should have no delinquency on my report. I need to take a look.

Member Payment Dependent Notes Series 467991

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467991	$7,000	$7,000	16.35%	1.00%	December 16, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467991. Member loan 467991 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	GaveKal Capital	Debt-to-income ratio:	2.57%
Length of employment:	2 years	Location:	Denver, CO

Home town:
Current & past employers:	GaveKal Capital
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

589178 added on 12/10/09 > The use of the funds will be for additional working capital. I have a cash reserve of over 50% of my loan value. My job is very stable and pays well even in these tough economic conditions. Thank you

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,786.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you starting a new business? What kind? Will you still be at your present job when the new business starts? Thanks for your responses.	The business in finance related. Due to the low loan amount, I do not feel that it is necessary to share more detail about the business. Which as a lender I know is not what you want to hear. But I can say that I will be staying at my current job while I work on the business and can easily repay the loan. Thank you for your interest.
Nature of the business?	I am hesitant to disclose too much detail about the nature the business/product because it is still in its infancy and the loan amount is not very much. I can say it is finance related. I also want to say I am very aware of how valuable my lenders' money is and can GUARANTEE repayment of this loan regardless of the progress I make with the business. This is my first time using "The LendingClub" and I am looking forward to being a consistent borrower/lender in the future. Thank you.

Member Payment Dependent Notes Series 468011

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468011	$8,000	$8,000	14.96%	1.00%	December 16, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468011. Member loan 468011 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	n/a	Debt-to-income ratio:	11.70%
Length of employment:	n/a	Location:	weatogue, CT

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

553609 added on 12/08/09 > Thanks for reviewing this proposal. I'm very pleased to see an opportunity like this where people can help other people and make a safe investment as well. I'm so sick of the banks and financial industry having all the power. That's why "Damn the Man". The short story is after dealing with a computer error on my Home Depot payment, (Citi Bank) which they owned up to and admitted there were some glitches, my payment posted late by less than 24 hours. They so conveniently raised my rate to the default of 29.99%. When I inquired and tried to get my rate reset, they said they have no control or ability to do that. I've never had such a bad experience with any other company or my other Citi accounts. I only need 2666.00 to pay off the Depot account, it's already been closed, I'm done with them. The balance will be used to consolidate 1 other card that is at 17%, about another $1750.00. The remaining be paid back to lending club early, at this point I have no need for it, my remaining credit accounts are all at reasonable rates. FYI, the credit score listed is incorrect, I have CreditSecure with American Express and my combined Fico score as December 1st was 703, down from 730 over the last year because my balances on a couple cards increased for business use and has not been paid down yet. I am self employed, my company is 2.5 years old and solid. We due, however have a fairly high overhead presently and are trying to reduce our existing CC debt which we used for start up and operating capital for the first 6 months. I welcome questions. Thanks in advance for your interest and investment should you choose to do so. Sincerely, #450216. 553609 added on 12/10/09 > Loan re-listed, sorry for the inconvenience, I sent an email regarding "how" to cancel loan, customer support took that as a "request" and removed my listing. For those of you who had invested please consider doing so again, and if you need questions answered please ask again. I will try to add info based on what I remember. 1) 2 person house hold 2) Rent - $1500 Cars - $1000 including tax and Ins. 3) Self-employed - Consult for marketing,advertising in the Health and wellness field. 553609 added on 12/11/09 > 3a) Income is contract based, usually for 6-12 months and currently have more than 50 active clients.

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,131.00	Public Records On File:	0
Revolving Line Utilization:	81.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome back! I'll be investing in your loan...again. RetiredUSMCInvestor sends 12.11.2009 5:15 AM ET	Type your answer here. Thanks !!
If MSgt RetiredUSMCInvestor is in, that's good enough for me. (AnotherUSMCInvestor)	Type your answer here. Thanks and thank you for your service to our country.

Member Payment Dependent Notes Series 468025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468025	$5,000	$5,000	8.59%	1.00%	December 16, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468025. Member loan 468025 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Morehead Memorial Hospital	Debt-to-income ratio:	16.30%
Length of employment:	8 years	Location:	RIDGEWAY, VA

Home town:
Current & past employers:	Morehead Memorial Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

589253 added on 12/11/09 > I am a Registered Nurse and have worked in this field for over 16 years. Although I am requesting this loan alone and without a co-borrower, the monthly debts I gave on the application are the full amounts but my husband and I pay for them 50% each. Thus, I do not pay each amount I gave on the application by myself since most everything is in both my husband and my name. I am not certain what you mean by "revolving credit" of $7,739.00. Primarily, the loan that I seeking now is for personal reasons i.e., Christmas and a few repairs on our home. My credit has always been very important to my husband and I. Further, we have never had any issues with paying our debts. Thanks.

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,739.00	Public Records On File:	0
Revolving Line Utilization:	32.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your revolving credit balance shows $7,739. Is this a balance you carry from month to month? I assume that the $5,000 requested here will not go toward paying down that balance. Lastly, what is your job with the hospital. Your answers are greatly appreciated.	I thought I had answered the question but I typed my responses in the wrong window. What I responded was that I am not sure what is meant by "revolving credit" balance of $7,739.00? On my application for this credit, I submitted the full amount that is due for our monthly debts, however, most of these debts are in my name as well as my husbands name. Thus, I do not pay the full monthly payments due. My husband pays 50% as well as I. This personal loan I am requesting in my name alone and will be solely responsible for it. I have worked as a Registered Nurse for over 16 years. My credit has always been very important to me as well as my husband and we have never had any problems paying our debts. This personal loan is primarily for Christmas and a few minor repairs in my home. Thanks.
Please provide additional information about the purpose of your loan and breakdown of monthly expenses.	The purpose of this personal loan for myself is primarily for Christmas and for a few minor repairs to our home. I haved worked as a Registered Nurse for over 16 years and have never had problems with paying my debts. The breakdown of the monthly expenses is simply that what I reported on the credit application is the full amount that is due each month. However, most accounts are joint accounts with my husband. I do not pay the monthly bills by myself, they are paid 50% by me and 50% by my husband. Thanks.

Member Payment Dependent Notes Series 468026

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468026	$8,000	$8,000	12.87%	1.00%	December 18, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468026. Member loan 468026 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,333 / month
Current employer:	Cognizant Technology Solutions	Debt-to-income ratio:	16.59%
Length of employment:	1 year	Location:	Folsom, CA

Home town:
Current & past employers:	Cognizant Technology Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

589258 added on 12/10/09 > A few of my credit card companies have increased the APR beyond reasonable rates. As a result, my monthly payment has increased and I am paying more towards interest rather than principal which is lengthening my goal of becoming debt-free (except for my mortgage). A little about myself - I am a homeowner, have a stable job/salary history and have never been late in any payments.

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,312.00	Public Records On File:	0
Revolving Line Utilization:	79.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I will try to answer your query ... I hold a master's degree in Electronics and have been working in IT consulting for last 17 years. My previous employer's IT was outsourced to my current company and I am considered a "rebadged" employee who has adequate business knowledge. Hope I have answered your query ... in case you need additional details please let me know.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) nature of your revolving credit balance if over the loan amount (heloc, other loans etc.) how the difference between the loan amount 8k and your revolving credit balance of 43k be handled steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	I have already sent an email to Lending Club regarding instructions for income verification. As soon as I receive the information, I will send in the details. Hopefully by end of next week, you should see that information. Regarding the difference between the loan amount and total amount I owe ... I just sent in my last car payment this month, so I have around $600 to attend to reduce my card balances from next month onwards. I could have requested for more loan but after doing my calculations on what my credit card APR's are, 8K was the amount I came up with. Again the plan is to be debtfree and not just move balances.One of the biggest credit card loans that I will payoff is on my Target Visa (Bal-$6600 / APR 21.99). The other card is Bank Of America Visa ($3500 Bal / APR 19.99). I will be partially be using my own funds to payoff this account. The income listed is mine alone. Hopefully I have been able to address your concerns and hoping that you invest in this loan. I can assure you that you would not regret it.

Member Payment Dependent Notes Series 468045

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468045	$6,000	$6,000	13.57%	1.00%	December 22, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468045. Member loan 468045 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,907 / month
Current employer:	wells fargo bank	Debt-to-income ratio:	20.19%
Length of employment:	5 years	Location:	FERNLEY, NV

Home town:
Current & past employers:	wells fargo bank
Education:

This borrower member posted the following loan description, which has not been verified:

589283 added on 12/14/09 > I have been working for wells fargo for 5 1/2 yrs now. Over the yrs, I have established credit by buying a car and getting a credit card. Now it is time to consolidate my debt. I plan on paying off both. My monthly budget includes normal things such as cell phone bill, rent to my mother, car payment, and credit card bill. Also normal expenses such as groceries and the like.

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,961.00	Public Records On File:	0
Revolving Line Utilization:	88.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 468057

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468057	$5,000	$5,000	11.83%	1.00%	December 21, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468057. Member loan 468057 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Teledyne ODI	Debt-to-income ratio:	15.17%
Length of employment:	2 years	Location:	Daytona Beach, FL

Home town:
Current & past employers:	Teledyne ODI
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,024.00	Public Records On File:	0
Revolving Line Utilization:	33.26%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of this loan?	To pay off a small amount of credit debt due to unscrupulous practices and to move to a residence that is in a safer area of town.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $3,024.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Teledyne ODI? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes sir I am. I have no intention of carrying debt any longer than I have to. I have one other loan outstanding and that is a vehicle loan that was just a rollover when I traded a very low gas mileage vehicle to an efficient vehicle ( honda C-RV) when I moved to florida and was no longer in need of a 4-wheel drive vehicle. I live a very meager life, I pay rent in a complex that was at one time very nice, but now is not so nice, but the rent is cheap. I have been at Teledyne Odi for almost two years and I am up for a nice job promotion that would be not only a welcomed improvement to my responsibilities, but also a nice increase in salary. I work all the overtime that I can at this point to make the ends meet, but sometimes it is just not available and I am not one to just go in to milk the clock. At this time I am employed in the field service department preforming Return authourization duties. I have applied for and have significant qualifications for a project manager position that is at this time still opened. My background is in sales and marketing and I accepted the initial position to get my foot in the door use as a stepping stone to bigger and better opportunities. Now with a corportation such as teledyne, the opportunities are endless, at least in our oil and gas division and that is 85% of our business at odi. My expenses are roughly $1800, but that includes the portion of debt payment as well. I have also decreased my montly expenses by shopping around for less expensive auto insurance as that can be a growing problem when renewal time comes. I have a 401K that I contribute to but do not want to tap if it can be avoided. I would also like to finalize my BBA degree in the comming year as that will greatly increase my earning ability, but it must be taken in stride as most things do. yes verification is fine. Thank you for hearing me out.

Member Payment Dependent Notes Series 468067

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468067	$6,000	$6,000	12.18%	1.00%	December 17, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468067. Member loan 468067 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,500 / month
Current employer:	Best Buy	Debt-to-income ratio:	19.88%
Length of employment:	4 years	Location:	PROSPER, TX

Home town:
Current & past employers:	Best Buy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,993.00	Public Records On File:	0
Revolving Line Utilization:	88.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Your credit card use is quite high at nearly 90% Are you doing anything to address that? Regards; Art	This Loan is to help consolidate some of the credit card debt and manage it down to 30 percent. I also had one of my pets that had to receive emergency medical attention. So I will be receiving most of that back to pay down the card I used.

Member Payment Dependent Notes Series 468102

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468102	$2,100	$2,100	11.48%	1.00%	December 16, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468102. Member loan 468102 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	n/a	Debt-to-income ratio:	13.39%
Length of employment:	n/a	Location:	Chicago, IL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

589383 added on 12/10/09 > Refinance Higher Credit Card interest Rate. Will pay off ASAP.

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,878.00	Public Records On File:	0
Revolving Line Utilization:	37.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you source of income (employer) and how long have you had it? Thank you.	i'm an employee/contractor for a supply store. Been working at the same job more than 2 years.
What is the balance, rate and monthly payment on the card you plan to pay off?	i have 1 card a bout $4000 in debt with 9.99% interest, but it's expiring this month. The interest then will go back up to 28%. Crazy.....!! i can pay half off,...and then borrow some on lending club to slowly pay the rest.

Member Payment Dependent Notes Series 468111

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468111	$10,000	$10,000	15.31%	1.00%	December 16, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468111. Member loan 468111 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,750 / month
Current employer:	Dynegy	Debt-to-income ratio:	6.59%
Length of employment:	2 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	Dynegy
Education:

This borrower member posted the following loan description, which has not been verified:

589399 added on 12/11/09 > The improvements made to my home will be: Repair the leaky roof Replace the sheetrock in the master bathroom and tile the walls Replace the carpet throughout most of the house And if possible, paint the interior For the last 10 years or more, my credit has been pristine. I did makes some mistakes with my credit when I was younger, mainly almost defaulting on a student loan, which is now paid in full. My total monthly debt is less than 1400, which includes my mortgage, car note, and 2 credit cards. I have a stable job position which I've been at for 2 years, and before my current position, I was recruited from a company I was working at for almost 5 years, so there is no open span between jobs. 589399 added on 12/11/09 > Thanks to one of the members, I spotted a problem in my credit report. About 50 months, there was a delinquency reported on my credit. This was because I had knee surgery and I found out the anesthesiologist payments are separate from the orthopedist's. So i overlooked the bill to pay the anesthesiologist, which appears to only be a couple hundred bucks. Other than this mishap, my credit should look really good.

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	50
Revolving Credit Balance:	$4,082.00	Public Records On File:	0
Revolving Line Utilization:	60.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $10,000 HIP loan: Describe home improvements to be made? Thanks. RetiredUSMCInvestor 12.11.2009 @ 5:00 AM ET	We are going to do the following: Repair the leak in the roof Replace the sheetrock in the master bathroom and then have it retiled Replace the carpet through most of the house And if possible, paint the interior
I am interested in funding your loan, but have a few questions: (1) Can you explain the delinquency? (2) Are you the sole wage earner? If not, how much does your spouse/partner earn? (3) What are your monthly expenses (e.g., mortgage, credit card, car loans, etc.)? Thanks so much!	I'm not familiar with any recent delinquency in my credit report. The last delinquent payment was about 10 years ago or more with Wells Fargo on a student loan, which is now paid off in full. Since then, my credit should be mostly pristine. If there was another problem on my credit report, please let me know which company and what year and I will let you know what it was. I am the sole wage earner as far as a full time job, but my wife gets a few hundred a month for child support as well. I have very little debt. My creditors are 1. Visa card ($30 min payment) 2. discover Card ($80 min payment) 3. Vehicle ($293 monthly payment) 4. Mortgage ($950 monthly, that is including all escrowed taxes and insurance)
Thanks for your quick response. Just a heads-up that it says that you have a delinquency 50 months ago.	Thanks for the info. Let me look into it and I'll get back to you ASAP. Do me a favor and after I reply to this question, post another question for me so I'll have a way to respond.
Sure. Good luck sorting it out. You may want to get your income verified. A lot of lender look for this and it helps with quicker funding. Good luck.	I found the problem, and I posted it under my details for the loan. But here is what I added: Thanks to one of the members, I spotted a problem in my credit report. About 50 months ago, there was a delinquency reported on my credit. This was because I had knee surgery and I found out the anesthesiologist payments are separate from the orthopedist's. So i overlooked the bill to pay the anesthesiologist, which appears to only be a couple hundred bucks. Other than this mishap, my credit should look really good. Thanks for the tip. I'm new on this site and I didn't know everything I needed to fill out.

Member Payment Dependent Notes Series 468112

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468112	$5,500	$5,500	14.61%	1.00%	December 17, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468112. Member loan 468112 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,117 / month
Current employer:	Agnew Rincon Architects	Debt-to-income ratio:	20.38%
Length of employment:	1 year	Location:	Clemson, SC

Home town:
Current & past employers:	Agnew Rincon Architects
Education:

This borrower member posted the following loan description, which has not been verified:

589400 added on 12/14/09 > I plan on using this loan to purchase my girlfriend of 3 years an engagement ring. I have never defaulted on a loan. I have about $1000 left over after paying all bills, food, etc. each month.

A credit bureau reported the following information about this borrower member on December 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	37
Revolving Credit Balance:	$14,103.00	Public Records On File:	0
Revolving Line Utilization:	58.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since your profile indicates only one year with your current employer, would you kindly let us know about your previous three years' employment history. This increases investor confidence that you'll have the means to pay this loan off. Thank you and good luck from CostalGuy, Santa Cruz, CA.	I worked for an architectural firm located on Hilton Head Island, SC for five years prior to taking my current position with Agnew Rincon Architects in Greenville, SC.
Please clarify what you mean by $1000 left over. Do you mean you have $1000 left over to service this loan? What is the current interest rate on your credit card debt? I notice you have 11 open credit lines -- are these all credit cards? What's the typical interest rate on these credit cards?	To clarify - I have $1000 "disposable" income after all bills and monthly expenses are paid. Some of this money goes into savings and the some goes into paying off high interest credit cards. Of my 11 credit lines - 1 is a mortgage, 2 are home equity lines used for improvements to my home.

Member Payment Dependent Notes Series 468117

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468117	$20,000	$20,000	13.92%	1.00%	December 17, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468117. Member loan 468117 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Liberty Toyota Scion	Debt-to-income ratio:	21.64%
Length of employment:	2 years	Location:	Cherry Hill, NJ

Home town:
Current & past employers:	Liberty Toyota Scion
Education:

This borrower member posted the following loan description, which has not been verified:

589408 added on 12/10/09 > Thank you for considering my loan. I want to consolidate my credit card debt into one loan at a lower rate and most importantly ... pay off my cc debt in half the time. I have a very secure position at the number one Toyota Dealership in our district. Great income and 0 late payments too! Thank you in advance!

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$72,682.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) nature of your revolving credit balance if over the loan amount (heloc, other loans etc.) how the difference between the loan amount 20k and your revolving credit balance of 72k be handled steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	My stated income is mine alone. I have a HELOC for $50,000. The other $20,000 - $22,000 is spread across 4 credit cards that I want to pay off with this one loan. We purchased a 40 year old house about 3 years ago, that needed a lot of work, which accounts for 90%+ of my debt. All the work is now complete, now I just need to pay off the debt and want to do so sooner than later. I sent an email about verifing my income.
I have the following questions: 1. As indicated above it is crucial for you to verify your income with LendingClub (we need some assurances you make 10K/month selling cars in this economy)? 2. Can you please, provide a detailed breakdown of your debt you are trying to consolidate (balances and rates %)? 3. Can you please, provide your monthly recurring expenses? You are requesting a large loan amount, and I would advise you to answer these questions as in detail as possible. Thank you!	I have already emailed in all docs to verify my income. I am not a salesperson woking on commission. I am the Business Development Manager of the #1 Toyota Dealership in our district. I have a weekly salary plus monthly bonuses. Please take note of the brand ... TOYOTA ... the number one selling vehicle in the world. When buyers are thinking about their finances they are buying more economical vehicles, and Toyota is the answer. While everyone else lost business in the down economy we gained market share. As I stated before I am consolidating all of my credit card debt that is spread across 4 credit cards with this loan with the main objective being to pay off the debt sooner than later. The rates range from 11.89 to 22.74. Thank you.
It's me again! I am very happy for your enthusiasm regarding your line of work. Please, note that lenders are more interested in your answers than in your advertisement. There are 2 unanswered questions: 2. Can you please, provide a detailed breakdown of your debt you are trying to consolidate (balances and rates %)? 3. Can you please, provide your monthly recurring expenses?	I don't see it as an advertisement. I was replying to your negative comment ... "we need some assurances you make 10K/month selling cars in this economy". I don't see a detailed breakdown of my debt being necessary when my credit is perfect. I can get the loan from my bank in a heartbeat, but would rather pay interest to individual investors like yourself since I want to do the same after I pay off this small debt. If you want to make easy money, invest in my loan. Thank you.

Member Payment Dependent Notes Series 468125

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468125	$3,000	$3,000	16.70%	1.00%	December 22, 2009	December 29, 2012	December 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468125. Member loan 468125 was requested on December 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Stadia Studio	Debt-to-income ratio:	13.41%
Length of employment:	2 years	Location:	CHESTERFIELD, MO

Home town:
Current & past employers:	Stadia Studio
Education:	Boston College

This borrower member posted the following loan description, which has not been verified:

589435 added on 12/15/09 > My job is very stable. I have been working at this company for 2 years now. I offer custom designed websites which will be coded into a working website. I plan to use the money I get from this loan to pay for the wedding ring and weddding. My boyfriend and I have been dating for 3 years and plan to start a new chapter in our lives. For the past few years I have kept my payments current and I wish to have my credit score increase over time.

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	45
Revolving Credit Balance:	$2,041.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $22,000 Wedding Expenses loan questions: 1- Position @ Stadia Studio is? 2- Rent and vehicle payments (if auto payment applies) per month are $? 3- After married H&W COMBINED income per year is? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.16.2009 @ 6:34 AM ET.	1. Graphics Designer at Stadia Studio 2. I live with my parents at the moment and do not pay any rent. This will change when I get married and moved out. My auto loan is 448/month. 3. Combined income will be around 70,000 a year.
I am interested in funding your loan, but have a few questions: (1) What is the total budget for the wedding? (2) What month is the wedding? (3) Do you and your fiance have any school loans and if so, what is the combined monthly amount? (4) What will be your approximate rent after you get married? (5) What does your fiance do? (6) Approximately, how much credit card debt does your fiance have? (7) What was the delinquency? (8) Finally, congratulations and all the best for a happy life together.	1 & 2. Mainly this loan will cover the ring and also part of the wedding. We plan to get married in August 2010. The budget for the wedding will be $20,000. Currently I will $10,000 already saved up. 3. We dont have any school loans. My parents paid for me. My fiance does not have any school loans as well. He paid it all back last year. 4. Rent after we get married will be 909.00. 5. My fiance is a computer programer. 6. He currently has already paid off his car. He has about $2000 in debt from credit cards. 7. A few years back when I was in college, I was delinquet on my credit cards. I did not pay a citiback card on time a few times. Since then, I have worked dilligently to improve on my credit score. 8. Thanks so much!

Member Payment Dependent Notes Series 468188

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468188	$5,400	$5,400	14.26%	1.00%	December 16, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468188. Member loan 468188 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	METRO IMPORTS	Debt-to-income ratio:	18.37%
Length of employment:	< 1 year	Location:	LANSDOWNE, PA

Home town:
Current & past employers:	METRO IMPORTS
Education:

This borrower member posted the following loan description, which has not been verified:

589540 added on 12/11/09 > I am going to fix my roof and I plan on paying off most of the loan in a few months when i get my tax return.

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	66
Revolving Credit Balance:	$6,890.00	Public Records On File:	0
Revolving Line Utilization:	47.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 468196

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468196	$12,500	$12,500	11.48%	1.00%	December 18, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468196. Member loan 468196 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Kalypso	Debt-to-income ratio:	9.43%
Length of employment:	4 years	Location:	Shaker Heights, OH

Home town:
Current & past employers:	Kalypso
Education:

This borrower member posted the following loan description, which has not been verified:

589556 added on 12/12/09 > 100% of loan will go to credit card debt to obtain lower interest rate and pay off earlier.

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	51
Revolving Credit Balance:	$4,365.00	Public Records On File:	0
Revolving Line Utilization:	49.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is the debt you are wanting to consolidate and why? Also, what is it that you do for Kalypso. Regards; Art	Debt consolidation - lower interest rate than currently paying on credit cards.
What is the debt you are wanting to consolidate and why? Also, what is it that you do for Kalypso.	Credit card debt - all money will go directly there to get a lower interest rate.
Your credit report shows only $4.3k worth of debt. Assuming 100% of $12.5k loan goes towards debt, there must be other debt missing? Right? Can you list the balances and interest rates for each? What is your role at Kalypso? Thanks. I am very interested in lending to you but need those questions answered.	Total credit card debt is around $12,500 on 2 different cards. Role is a management consultant
What is your position at Kalypso?	Management consultant
Can you please let me know what you have done to control your spending? I understand you want to consolidate your debt at a lower rate, but how can we be assured that you will not continue to accure new debt?	Spending has been under control for several years now. This is legacy debt from undergrad.

Member Payment Dependent Notes Series 468200

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468200	$16,000	$16,000	19.47%	1.00%	December 21, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468200. Member loan 468200 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,381 / month
Current employer:	Lewis Operating Corp.	Debt-to-income ratio:	19.36%
Length of employment:	2 years	Location:	Corona, CA

Home town:
Current & past employers:	Lewis Operating Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

589564 added on 12/11/09 > I plan to use this loan to consolidate some credit card debt and to loan some of it to a family member who's in a tough situation right now. I have solid employment as a financial analyst - a position I've held for over 2 years - and manage my personal expenses very well. Please consider funding my loan request. Thanks

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	37
Revolving Credit Balance:	$9,605.00	Public Records On File:	0
Revolving Line Utilization:	86.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 DC loan question: 1- Position @ Lewis Operatitng Corp? 2- $5,381 monthly income is- 1 or 2 wage earners? 3- Rent and vehicle payments per month are $? 4- Credit Report reflects $9,605 revolving credit balance; CC payments per month are $? (Total payments PAID per month; NOT minimum payments DUE due per month.) 5. Regarding lending $$ to family member YOU are responsible for repaying ENTIRE $25,000 loan. When lending $$ to family/friends CYA and obtain signed and notarized promissory note. When inevitable default occurs you can obtain lien through small claims court. Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.12.2009 @ 6:09 AM ET.	Answer to 1. I'm a Financial Analyst at Lewis Operating Corp. 2. Stated income is from 1 wage earner, me. 3. I have no rent payment (currently residing with my parents; plan was to buy a home); I have a Harley Davidson payment for $435/mo; my other vehicle was paid off two months ago. 4. My Credit card payments per month, what I pay, total $250. 5. I fully understand that I'm responsible for paying the entire $25,000 loan amount. I pay my bills on time and manage my expenses well. I'm trying to consolidate all my credit card debt (the most of which is due to paying for my wedding earlier this year). Please further consider assisting me with my loan request.
Last deliquency was reported as 37mo ago. Please explain the circumstances for the last deliquency.	At the time of my last deliquency I was a grad student at Duke University and, like most graduate students, was experiencing some financial difficulty. While waiting on my student loan refund check to finish being processed and be mailed to me, my car payment became 30 days past due. I was able to pay this though two days after the 30 day mark. When I look back at this deliquency, I don't have too many qualms about it because it was not due to personal negligence, but rather, it was due to the fact that I was trying to complete my graduate studies as a struggling student and "financial freedom" and "enough money" are never beautiful word phrases that could be appropriately used to describe the life of college students.

Member Payment Dependent Notes Series 468201

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468201	$25,000	$25,000	11.83%	1.00%	December 21, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468201. Member loan 468201 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,122 / month
Current employer:	ITS, llc.	Debt-to-income ratio:	21.45%
Length of employment:	5 years	Location:	River Edge, NJ

Home town:	Oradell
Current & past employers:	ITS, llc.
Education:	Montclair State University

This borrower member posted the following loan description, which has not been verified:

588615 added on 12/09/09 > $15,000 will go to pay off accrued wedding credit card charges. $10,000 remainder will go to pay off balances due to wedding vendors. 588615 added on 12/09/09 > Fiance earns approximately $80,000/yr. 588615 added on 12/12/09 > Loan request was originally cancelled as per my request. I have chosen to relist application. 588615 added on 12/12/09 > Wedding is in May and all balances are current. 588615 added on 12/13/09 > My fiance and I both work at a hospital in the NY/NJ area and our jobs are secure. She is a respiratory therapist and I work in the IT department. 588615 added on 12/15/09 > Thank you to all who have invested so far and to those who may in the future. Happy Holidays!

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,113.00	Public Records On File:	0
Revolving Line Utilization:	4.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 468210

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468210	$8,000	$8,000	12.53%	1.00%	December 18, 2009	December 29, 2012	December 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468210. Member loan 468210 was requested on December 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Weaver LLP	Debt-to-income ratio:	8.58%
Length of employment:	< 1 year	Location:	HOUSTON, TX

Home town:
Current & past employers:	Weaver LLP
Education:	University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

589574 added on 12/15/09 > I'm really trying to consolidate small balances with high interest rates into one. In addition my car also needs major repair. I want to pay off these accounts so that I can be debt-free only owing this debt and my mortgage!

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,473.00	Public Records On File:	0
Revolving Line Utilization:	50.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I am a military wife. My husband is in the process of retiring from U.S. Army. Which is why we moved to Houston (both of our home town) last year. Previously, I have worked as a DOD federal employee for 8 yrs prior to my transistion to Houston. Of course throughout the 8 yrs of employment I transferred 3 times because of my husband having to move to different locations. Now that I'm here in Houston I plan to remain planted. Thanks for your interests!
Adding funds to this loan because of your dedication to our great Nation. Thank you for your service.	Thank you Dr_Dave!!

Member Payment Dependent Notes Series 468211

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468211	$9,800	$9,800	13.22%	1.00%	December 17, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468211. Member loan 468211 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	horacemann insurance	Debt-to-income ratio:	13.06%
Length of employment:	7 years	Location:	chatham, IL

Home town:
Current & past employers:	horacemann insurance
Education:

This borrower member posted the following loan description, which has not been verified:

589576 added on 12/11/09 > I have been paying on the ex-wife credits cards for a while. Now she is needing to buy a new home and the courts are pushing me to put the debit in my name only.

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,088.00	Public Records On File:	0
Revolving Line Utilization:	45.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 468215

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468215	$25,000	$25,000	13.57%	1.00%	December 21, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468215. Member loan 468215 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$21,667 / month
Current employer:	City and County of San Francisco	Debt-to-income ratio:	9.30%
Length of employment:	6 years	Location:	San Francisco, CA

Home town:
Current & past employers:	City and County of San Francisco
Education:

This borrower member posted the following loan description, which has not been verified:

589582 added on 12/11/09 > I believe in this company and think the ecomonic situation is the perfect time to invest. 589582 added on 12/11/09 > I am currently a Lending Club investor and have been achieving great returns on my investments. I have been modelling my approach based upon the advice provided during the Lending Club workshops and tutorials. I will have no problem repaying this loan in full and according to schedule, thanks for your consideration. 589582 added on 12/14/09 > Notified by LC today (12/14/2009) that my most recent, last two payroll statements are needed. I will be faxing them to LC tomorrow (12/15/2009) in order to verify employment and income. Thanks for your interest. 589582 added on 12/15/09 > Faxed employment and salary verification to Lending Club on 12/15/2009 per the Credit Review team request. Thanks for your interest in my loan.

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	67	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,048.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Even with the cash bonus you are close to the diversified avg. of 9.6....you willing to do better and take the risk?	currently all my notes have a net annualized return of 14.5% and my weighted average return is 13.99%. i use a combination of multiple small investments diversified throughout different rates of return and different loan objectives. Primarily business loans with business plans, what appears to be experience in the industry, and low debt to income ratios (try to stay away from business loans that just need capital) and personal debt consolidation loans. I am also planning to invest this entire loan into Lending Club, but it will take approximately six months total to get the money into the right type of loans. I think this is the right economic time to take advantage of this P2P lending and this particular format of diversification to better protect your investment. Having the available capital at this point before the economic situation turns around in the next year or two would be opportune and Lending Club just started this pilot program yesterday which fit perfectly into my overall plan. Thanks for your interest and I hope I answered your question.
Position? How is one employed by a city and county? Confirm monthly income of $21k. What will you be using the money for? Thank you in advance for this wonderful opportunity.	The money will be used to invest into Lending Club notes through their pilot margin program that they started yesterday and take advantage of the cash back proposal they have offered. I am a physician with the City and County of San Francisco, specifically a medical examiner--so my job is extremely stable, I have been in the position for six and half years, and the income listed is from one wage earner (salaried position). Thanks for your interest.
Your reported income is $21,667 per MONTH. What are the sources? Thanks.	I am a county employed physician (medical examiner). Very stable job and have been employed in this position for 6 1/2 years.
Are you borrowing these funds for the purpose of investing in LendingClub the company?? If so, by what avenue are you planning to invest these funds? What is your position with the City of San Francisco? Please explain 2 inquiries in last 6 months. Thank you for your complete and timely response to these questions.	I am a county employed physician (medical examiner), in a very stable position, in the current position for over six years. Yes, the loan will be used to invest in LC notes through a pilot margin account. Inquiries in the last six months were for having my credit pulled while investigating two possible investment properties that I did not purchase.
Am I reading this correctly? You intend to borrow $25000 at 13.57% and reinvest back into lending club at higher rates??? Is this correct? If so, What rate are you going to reinvest at?? Thanks.	Lending Club offered a cash back incentive of 4% on this pilot margin account. My interest rate will be at 13.57% minus the four brings it to 9.57%. My approach in investing so far has yielded a 14.50% net annualized return and a weighted average return of 13.99% which would give me an overall net yeild for the initial investment of approximately 4.5%. That does not take into account the fact that I am then able to re-invest the principle and interest payments to increase that overall rate of return. Add to that, I will be paying this loan off early (less than 36 months)--hopefully within the next twelve months. I am taking advantage of the cash back incentive and the opportunity to start the bulk of the investment in the short term while the economic situation is optimal to ultimately realize the longer term gains. I hope this answers your inquiry and thanks for your consideration.
What is the purpose of this loan? Also, what do you do that earns you an income of 21,667 a month? Can you please call LC and ask them to verify your income? Thank you.	The monies from the loan will be used to invest in LC notes through a margin account. My listed income is my salary as a county physician (medical examiner) and have been in this position for over six years. Documentation was sent to LC for income verification four days ago.
Why would you borrow at 13% and lend it out at 9% average? or do you have a secret sauce on the investing side that I don't know about?	On paper the APR is 13%, but I am not actually borrowing at 13% because of a promotional offer that was extended to me. My "secret sauce" as a LC investor has been yielding a net annualized return of 14.5%. Plus, I would have the opportunity to re-invest the principle and interest monthly payments in order to compound my realized rate of return on my initial investment.
Isn't your interest rate on this loan going to be more than the ~9 percent most investors earn?	The note interest rate is not the actual rate I will be paying. If that was the case, of course, I would not be partaking in LC pilot margin account. I have been promised an actualized incentive rate that is lower and will then have to opportunity to re-invest the monthly payments to increase my overall rate of return. My current stategy is yielding a 14.5% net annualized rate of return.
Would you mind sharing what you intend to do with this loan?	I will be investing this loan into LC notes through a margin account.
You are going to borrow money at 13.57% and reinvest in Lending Club to make a profit???? Is this correct?? What interest rate do you expect to get? What do you expect your total return to be???	Yes, that is correct, I am borrowing the money to re-invest in LC notes for a profit. I don't know what my eventual total rate of return will be as I am not able to predict the future. I have been offered an actualized incentive rate that is less than the 13.57%, plus I will be able to re-invest the monthly principle and interest to increase my overall rate of return. I will be happy with a 3-5% return on the initial investment and with an eventual total of 10% rate of return overall. Currently my investments in LC are yielding a net annualized rate of 14.5% through my current stategy--so my current stategy is doing better than my expectations.
So what are you borrowing the money for?	I am currently a LC investor and I will be using this loan to re-invest in LC notes as a margin account.
Can you clarify what the loan is for? Are you planning to take the proceeds and then lend them out? Thank you.	Yes, that is what I am going to do.
Hi - Do you plan to invest loan proceeds in Lending Club notes? If so, what interest rate are you targeting? Thanks.	Yes, that is what I am going to do. My expectation is to make 3-5% on the initial investment and I would be happy with 10-12% on the subsequent re-investments.

Member Payment Dependent Notes Series 468257

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468257	$7,500	$7,500	13.22%	1.00%	December 16, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468257. Member loan 468257 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	espey mfg	Debt-to-income ratio:	13.31%
Length of employment:	10 + years	Location:	gansevoort, NY

Home town:
Current & past employers:	espey mfg
Education:

This borrower member posted the following loan description, which has not been verified:

589660 added on 12/12/09 > going to pay off citibank who just raised my interest rate from 14.99% to 29.99% for no reason other than greed. no real threat to lose my job as i am a union member with seniority. the company i work for has an order backlog of over 40 million and government contracts for at least the next 10 yrs. i have borrowed $10,000 from another peer to peer lender in the past and paid them back early. the 1 delinqincy 47 months ago was on a loan. it was around christmas time and with all that was going on i just forgot to pay it. it was made up as soon as it was brought to my attention. unfortunatly they still decided to make it delinquit as it was 32 days pays the original due date. as a matter of fact i paid that loan in full shortly there after because i thought it was ridiculous for them to report me for a delinquincy for being 2 days over 30 but not over my grace period. (due on 12/24 paid on 1/26. thank you for considering funding my loan.

A credit bureau reported the following information about this borrower member on November 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	47
Revolving Credit Balance:	$8,103.00	Public Records On File:	0
Revolving Line Utilization:	51.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 468261

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468261	$13,000	$13,000	11.83%	1.00%	December 18, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468261. Member loan 468261 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Tumac Lumber Co.	Debt-to-income ratio:	24.31%
Length of employment:	5 years	Location:	la mirada, CA

Home town:
Current & past employers:	Tumac Lumber Co.
Education:

This borrower member posted the following loan description, which has not been verified:

589671 added on 12/11/09 > I am a good candidate for this loan because I pay my bills on time and am extremely responsible with my finances. I have $10,000 in the bank and have other assets that could easily be turned to cash if ever needed. My only credit hickups occured on a card I had when I was 18 that I went past 120 days delinquent but paid it off and realized that good credit was needed to succeed. I have worked for the same employer for over five years and have a very solid position in the company. My reported wages are $43,000 a year. I Also have a few side businesses. I earn between $500 and $1000 a month from my partypartners.com affiliate account. This is residual income and is tied to the amount of money played each month by the 110 people signed up under my account. I have a pressure washing/steam cleaning trailer that I rent out for $500 per month plus 10% of any business that I send his way. The reason for the $500 a month lease is because he took over accounts that I had previously serviced myself, generating quite a bit of income for him from the start. I make a significant amount of money buying and re-selling things for a profit. Last month I bought a boat for $3500, put $460 into some cosmetic work, and sold it for $5200. I flip boats, automobiles, sporting and concert tickets, gym equipment, cameras and anything else that I can guarantee a profit on. Monthly net income: $4500 avg Monthly expenses: Housing: $ 0 Insurance: $ 165 Car expenses: $ 460 Phone, cable, internet: $ 75 Food, entertainment: $ 600 Clothing, household expenses $ 150 Credit cards and other loans: $250 student loan and $550 for the credit cards I am attempting to consolidate with this loan Other expenses: $350 tithe 589671 added on 12/11/09 > This loan will be used to consolidate my credit cards. I have three credit cards of my own and owe half of the balance of a business partners credit card. I have loaned over $13,000 on another p2p lending site but do not like the interest rates for myself as a borrower. Here are the balances on my credit cards: Bank of America Platinum Plus card: $2491.26 Bank of America Rewards Platinum Plus card: $1261.54 Schools First Credit Union Gold Visa: $4082.38 My business partner's Chase Freedom card: $12632.85 ($6316.43 is my half)

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	63
Revolving Credit Balance:	$7,834.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Thank you for the detailed explanation. As far as which P2P site to use my impression has been that the other one has better rates for borrowers but your description says the opposite. For your specific loan, what do you estimate your rate would have been (please include the effect of service fees in your comparison.) Thank you and best of luck on your listing; Art	The other site has much worse rates for borrowers now because of their credit rating system. Someone who may have an a grade listing here on Lendingclub may have a c or d rating on the other site. Many lenders, Including myself, bid on well qualified borrowers, only to lose thousands of dollars. Now the lenders are seeking incredibly high interest rates to offset their losses. I am not sure what my interest rate would have been on the other site, its a complete gamble.

Member Payment Dependent Notes Series 468315

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468315	$3,600	$3,600	14.96%	1.00%	December 21, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468315. Member loan 468315 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Caremark	Debt-to-income ratio:	4.75%
Length of employment:	< 1 year	Location:	COLUMBIA, MD

Home town:
Current & past employers:	Caremark
Education:

This borrower member posted the following loan description, which has not been verified:

589722 added on 12/14/09 > I had major expenses come up that I need to take care of. I always pay my bills on time so I know I will not have any problems paying this bills on time. 589722 added on 12/15/09 > It might show that I've only been at my job for a short period of time but I just moved to the location I'm presently at right now. As you all know we all have major expenses that comes up in life and this is one of my major expenses. Thank you 589722 added on 12/15/09 > My job is stable just in case anyone is wondering. As you can see it shows that I've only been at my present job for 10 months now and that's because I just moved to the location i'm presently at. We all have major things that comes up in life and I can say this is one of those situation. Thank you for your help. 589722 added on 12/15/09 > **TheraCom, A CVS Caremark Company from feb 09-Present 09 **Federal Emergency Management Agency (FEMA) Sept 08-nov08 Customer Service **Graduate School- took a break **AON June 2006-November 2007 Customer Service

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	16
Revolving Credit Balance:	$2,188.00	Public Records On File:	0
Revolving Line Utilization:	91.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I've been with my current job because i actually just moved a year ago. As you know the economy is not that great but I still maintain my bills. Had few other jobs here and there but mostly contracts. In school currently obtaining my masters. Hope i answered your question.
Hi, I used to live in Longfellow! Many lenders like to see a work history of at least a few years, regardless of where you lived when working. If you are willing to submit where/when/position it most likely would speed along funding. Thanks and good luck on your loan.	Thanks for the feed back. I had updated my response.

Member Payment Dependent Notes Series 468319

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468319	$10,000	$10,000	16.00%	1.00%	December 22, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468319. Member loan 468319 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,917 / month
Current employer:	Riedell & Company	Debt-to-income ratio:	16.99%
Length of employment:	< 1 year	Location:	BAyport, NY

Home town:
Current & past employers:	Riedell & Company
Education:

This borrower member posted the following loan description, which has not been verified:

589732 added on 12/11/09 > Just doing a little redecorating, and reconstructing our home office. We also want to consolodate a credit card that had some hidden rates.

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	35
Revolving Credit Balance:	$4,723.00	Public Records On File:	0
Revolving Line Utilization:	94.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $10,000 HIP-DC loan questions: 1- Position @ Riedell & Co? 2- 6,917 monthly income is- 1 or 2 wage earners? 3- Rent and vehicle payments per month are $? 4- Application reflects <1 year (less than 1 year) current employer. Provide three years work (or school) history prior employers? 5- Credit Report reflects $4,723 revolving credit balance; CC payments per month are $? (Total payments PAID per month; NOT minimum payments DUE due per month.) Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.11.2009 @ AM ET.	Im not sure what the question is about my earnings, but I was an ABA therapist and a teacher for 12 years before I began working at Riedell and Co. The hours and time was better for the kids and I, so I changed careers. I bring home about $3000/month + $1450 in Child support. I live with my Finace, and we share the bills in a home that my parents generously own, and my rent is very low. They dont live here. I currently pay 200/month to Amex, and other bills come to about $1500 for my share of Lipa, Cable etc...Hopefully I answered what you needed. Thanks
What were the 6 recent credit inquires for? According to your answer, your income is $4,450, but $6,917 given in application? Thank you.	$4450 is what I bring home. I bought a new car, and also was considering buying the home I live in from my parents.

Member Payment Dependent Notes Series 468324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468324	$9,600	$9,600	12.87%	1.00%	December 21, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468324. Member loan 468324 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,512 / month
Current employer:	Fish and Wildlife Commission	Debt-to-income ratio:	15.38%
Length of employment:	10 + years	Location:	Lakeland, FL

Home town:
Current & past employers:	Fish and Wildlife Commission
Education:

This borrower member posted the following loan description, which has not been verified:

589741 added on 12/14/09 > Home improvement loan - rearranging living space for Mom visits to get her out of the Michigan winters and for stepson to have his own place.

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1986	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	22
Revolving Credit Balance:	$168,334.00	Public Records On File:	0
Revolving Line Utilization:	83.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What makes up your high revolving balance of 168,000? Is that your mortgage. If so, what part of it is credit cards?	Yes, it's my mortgage. It was set up as a revolving line of credit when I refinanced a couple of years ago. It could have been set up as a credit card but I chose NOT to do that, it just gets paid monthly like any other mortgage. Thank you for your inquiry.

Member Payment Dependent Notes Series 468350

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468350	$1,000	$1,000	7.74%	1.00%	December 16, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468350. Member loan 468350 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	Amdocs	Debt-to-income ratio:	0.43%
Length of employment:	6 years	Location:	Savoy, IL

Home town:
Current & past employers:	Amdocs
Education:

This borrower member posted the following loan description, which has not been verified:

589787 added on 12/11/09 > This loan will be used to buy a new Washer and Dryer. I can easily payoff this loan.

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,641.00	Public Records On File:	0
Revolving Line Utilization:	4.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 468362

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468362	$12,000	$12,000	13.92%	1.00%	December 17, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468362. Member loan 468362 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,083 / month
Current employer:	Convergys Corp	Debt-to-income ratio:	23.26%
Length of employment:	1 year	Location:	Downingtown, PA

Home town:	Meida
Current & past employers:	Convergys Corp, Zoombak (Liberty Media), GMAC Residential Mortgage, V-SPAN (BT Conferencing), ICT Group, ADVANTA Credit Card, Telespectrum Worldwide, Corestates Bank of Delaware
Education:	Widener University-Delaware Campus, Bellevue University

This borrower member posted the following loan description, which has not been verified:

589811 added on 12/11/09 > Using this to consolidate. Thanks and Happy Holidays 589811 added on 12/11/09 > I never miss a payment This will help reduce monthly spend Great job with a multi-billion dollar company 589811 added on 12/12/09 > No risk & no worry for the investor.

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$141,967.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your ~142K revolving credit balance consist of?	home equity line and credit cards
I have the following questions: 1. Can you please, verify your income with LendingClub (Call them for details) ? 2. Position at Convergys Corp? What were you doing before you joined them less than a year ago? 2. Can you please, provide a detailed breakdown of your debt you are trying to consolidate (balances and rates %)? You have a large revolving balance!!!! 3. Can you please, provide your monthly recurring expenses? You have a very large revolving balance and are reporting a an excellent gross income. As a lender it is very important that LendingClub verifies your income and that you answer the rest of the questions in as much detail as possible. Thank you!	I have spoken with Lending club and verified all that was asked of me. I have two high rate credit cards that I wish to consolidate - 12k @ 27%. I am a Director at Convergys. Prior to that I worked for a subsidiary of Liberty Media as Director of Customer Care & Billing. Monthly living expenses are at around 2k as we have a small mortgage.
Could you please respond to the previous question: #2. Can you please, provide a detailed breakdown of your debt you are trying to consolidate (balances and rates %)? You have a large revolving balance!!!! Thank you.	I do have a large revolving balance; this is true and the point for consolidating a portion of it. I have 3 balances of approximately 4k each all at about 27% interest. Consolidating these eliminate $250 in monthly spend and I plan to close out these credit lines once they have been paid off.
Your CC revolving balance would only account for $12,000. Your total revolving balance is $141,967.00. What is the difference of $129,967? HELOC?	Yes. That is correct.
what is the rate on your HELOC?	Prime - 1.0

Member Payment Dependent Notes Series 468366

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468366	$2,600	$2,600	7.74%	1.00%	December 16, 2009	December 27, 2012	December 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468366. Member loan 468366 was requested on December 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,375 / month
Current employer:	Reznikoff custome furniture	Debt-to-income ratio:	20.13%
Length of employment:	6 years	Location:	FORT WORTH, TX

Home town:
Current & past employers:	Reznikoff custome furniture
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,940.00	Public Records On File:	0
Revolving Line Utilization:	24.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you elaborate on what the loan is for?	My wife and I are going to Roatan for vacation, a Christmas gift to ourselves.

Member Payment Dependent Notes Series 468394

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468394	$3,600	$3,600	14.61%	1.00%	December 18, 2009	December 30, 2012	December 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468394. Member loan 468394 was requested on December 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	TD Bank	Debt-to-income ratio:	0.00%
Length of employment:	3 years	Location:	UPPER DARBY, PA

Home town:
Current & past employers:	TD Bank
Education:

This borrower member posted the following loan description, which has not been verified:

589865 added on 12/16/09 > Trying to get my credit back on track after a lengthy medical leave two years ago. Now I am looking to build my credit and get a simple car to get back and forth to work.

A credit bureau reported the following information about this borrower member on December 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	25
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please let us know what your position is at TD Bank and what are your monthly expenses? Thanks	I an a senior customer service representative, which is junior management. My landlord includes all utilities in our rent and my split with my roommate is 362.50. cable, phone, and internet are all split half way.

Member Payment Dependent Notes Series 468400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468400	$10,000	$10,000	7.74%	1.00%	December 21, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468400. Member loan 468400 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$100,000 / month
Current employer:	Capital Partners, LLC	Debt-to-income ratio:	0.80%
Length of employment:	1 year	Location:	Nyack, NY

Home town:
Current & past employers:	Capital Partners, LLC, Bear Stearns Cos., Merrill Lynch, McKinsey and Co.
Education:	Harvard Business School, Stanford University

This borrower member posted the following loan description, which has not been verified:

589879 added on 12/11/09 > Thank you for considering my loan. I am currently a lender on Lending Club. I will invest this money back in Lending Club notes. I have excellent credit, and my only other debt is a mortgage with a modest monthly interest payment.

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1977	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,729.00	Public Records On File:	0
Revolving Line Utilization:	12.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
That proves it! The borrower's form must be hard to fill out correctly (I have always wondered), unless of course you actually do make $100,000 a month! :-)	Once the information gets in there, I couldn't figure out how to change it.
How much do you currently have invested with Lending Club	$10,000
Is this serious? Can you provide proof of this subsidized offer? --DaddyWarBucks Asks?	It's a pilot program. You can email mkramon@lendingclub.com to learn more.
What exactly is your profession?	Investment manager for high-network individuals. We are a registered investment adviser. We manage separate accounts for individuals based on a model core portfolio, with allocations adjusted for risk tolerances and objectives of each client. We also manage an investment fund.
Are you borrowing just to invest completely back into Lending Club? If so - how are you sure this arbitrage will work. What loan grade notes will you invest in - and if they default, will you pay your loan back with your own funds?	Based on my prior lending experience, I expect to make an average of 3-4% over my borrowing costs, even after delinquencies. I have adequate funds to re-pay the loan, even if the lenders to me default.

Member Payment Dependent Notes Series 468409

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468409	$5,000	$5,000	13.22%	1.00%	December 16, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468409. Member loan 468409 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	cablevision	Debt-to-income ratio:	3.26%
Length of employment:	2 years	Location:	TAMPA, FL

Home town:
Current & past employers:	cablevision
Education:

This borrower member posted the following loan description, which has not been verified:

589891 added on 12/11/09 > I plan to use the money to pay off debts. I am a good employer and I have a good work ethic. I will have no problems with taking care of this monthly payment.

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,062.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have a low credit balance and a reasonable income, can you tell us how this loan will improve your debt situation, please? Thank you.	I was helping my mother out with her debts and it put me in debt. She is able to take care of herself now, but now I need assistance to make ends meet.
What is your position at cablevision? What are your current monthly living expenses? Do you use your credit cards on a daily basis? Thank you in advance for your answers.	I am a internet/voip tech. My rent is $695 dollars. I have my car insurance and 3 credit cards I pay for.

Member Payment Dependent Notes Series 468416

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468416	$12,000	$12,000	13.22%	1.00%	December 17, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468416. Member loan 468416 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,186 / month
Current employer:	United States Air Force	Debt-to-income ratio:	3.70%
Length of employment:	< 1 year	Location:	Elizabeth, NJ

Home town:
Current & past employers:	United States Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

589903 added on 12/11/09 > Thank you for taking the time to look at my loan request. I am an avid Lending Club Lender so I decided to try it out. I am requesting this loan to help my parents consolidate some of their debt and also for the one credit card on which I have a balance on. This loan will be used to merge all debts into one payment and I will prepay my parents house payment for 5 months (My christmas gift to my parents). I am currently employed by the greatest Air Force in the world the United States Air Force. I'm roughly 6 months into my career with no plans of stopping, my first term is a 6 year enlistment but I plan on continuing. I have always been an individual who took pride in his credit I have never missed a payment nor do I plan to my career depends on it. I am currently an Airman First Class (E 3) with a total salary of $2186.49 a month. Break Down: Base Salary: $1649.70 + Basic Substance for Allowance. Expenses: Citi Credit Card: Balance of $4800 with a payment of $81.00. Rent: $0.00 I live in a dorm in which I am not required to pay rent. As you could see I have no real expenses, the goverement provides my housing and nutritional needs with the BAS. If I have any questions unanswered please feel free to ask and I will reply as soon as possible. I am currently in the process of verifying all of my information with Lending Club. Thank you once again for considering my loan.

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,809.00	Public Records On File:	0
Revolving Line Utilization:	43.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It's very admirable what you do to support your country and your parents. $769/month is a large portion of your salary. What have you been doing with that extra $769 up until now?	Hi Member_581868, Thank you for taking the time to look at my listing. I actually don't have any big payments right now I just recently incurred the $4800 debt on my Citi Card from a balance transfer I initiated for parents but realized LendingClub will allow me to consolidate all of my parents debt and pay their mortgage for 4 to 5 months. As of right now I am a big saver, I tend to look to the future and prepare for the future. Every month up to this point I save roughly 60 to 70 % of my checks, the rest of the money I use for entertainment. If the loan does get funded I will pay $870 a month just to pay it of faster than the 3 years and the rest of the money will be used for entertainment, saving, and investing with LendingClub. One thing I take pride is in my ability to manage my finances and plus I won't let my career end for $769 a month. Every year in the military we get a raise and on average in the Air Force we rank up to the next rank in 2 years or so. Thank you for your time, hopefully I answered your question if I didn't please let me know and I will clarify even further. Thank you.
Why are you consolidating for your parents? --DaddyWarBucks Asks?	Hi Daddy_Warbucks, I am just trying to give my parents some breathing room when it comes to their finances. I am an avid lender with LendingClub so I ran the idea by them and they decided to give it a shot. They weren't able to refinance the debt on their own so I am giving them a helping hand. Thank you for your time.
You are sacrificing your own financial future to help with your parents' financial problems. This is a huge monthly payment for three years, given your income--low expenses or not! What will they do if they need more help during the next three years, and you can't afford to give more? Are there some special circumstances other than your loving, generous, patriotic (thank you for your service) nature that would inspire lender confidence in your financial plan to avoid further credit cad debt?	Hi lovinglifestyle, Thank you for taking the time to look at my listing. My parents didn't ask for the help I decided to help them its only right. I have always been able to control my finances and manage my money pretty well. My parents are more then capable of making their payments I'm just making it easier for them. Yes I am taking on the responsibilities but they are also going to help me pay down the loan. Plus my parents made my life easy for 22 years its only right for me to try to make their lives alittle easier. Thank you once again for your time.
I believe in you but have only limited funds at the moment to offer. Good luck in helping your parents out.	Hi Member_581868, Thank you for your consideration and looking at my listing.

Member Payment Dependent Notes Series 468463

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468463	$10,000	$10,000	11.14%	1.00%	December 16, 2009	December 26, 2012	December 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468463. Member loan 468463 was requested on December 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,167 / month
Current employer:	Morrison & Foerster LLP	Debt-to-income ratio:	10.79%
Length of employment:	9 years	Location:	Encinitas, CA

Home town:
Current & past employers:	Morrison & Foerster LLP
Education:

This borrower member posted the following loan description, which has not been verified:

590022 added on 12/12/09 > Please help me pay off this ridiculous credit card with the super high interest rate. Thanks.

A credit bureau reported the following information about this borrower member on December 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,441.00	Public Records On File:	0
Revolving Line Utilization:	41.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position with Morrison & Foerster LLP? What were the 3 recent credit inquiries for? Please describe your current and future credit card usage. Thank you in advance.	I am a Regional Marketing Manager. I have responsibilty for the West Coast offices (6 of them including our largest office) as well as our fastest growing practice group - Cleantech. There are 7 people who report to me and I report directly to our COO. The 3 credit inquiries probably have to do with me refinancing a car recently. After paying off the debt I have I plan on not using credit cards for a long time! Thanks.
Would you describe what your duties are in your job	I am a Regional Marketing Manager for the largest law firm in California. I am responsible for the 6 West Coast offices - including our largest office in San Francisco. I am also responsible for our fastest growing practice area - Cleantech. I have 7 people who report to me and I report directly to our COO. I am considered one of the top performers in our department.
Lending Club gives us limited information from your application. Lenders like myself like to see as much detail as possible about the borrowers ability to repay loans that we individuals fund. Would you please answer some additional questions to give us all a warm, fuzzy feeling about lending out our hard earned money? What dept do you currently carry? What are your current interest rates? What are your current monthly expenses? Is the income listed yours alone? Is there another source of income in your household? What is your current job description? Your income does not yet show as verified. Would you please e-mail support@lendingclub.com for instructions on income verification? Your outstanding debt is listed as $3441 but you have applied for a loan of $10,000. How will the difference be used?	I know I can repay this loan if I get it. I have a very good, steady job and I'm more than happy to have it verified. I've been here for 9 years. I'm the West Coast Regional Marketing Manager for the largest law firm in California. I have 7 people who report to me and I report directly to the COO. I am in charge of 6 offices including our largest office in San Francisco. I am also in charge of our fastest growing practice group - cleantech. I am considered one of the top performers in our department. Mine is the sole income in our household. The debt I want to pay off with this money is not in my name - it is in a friend's name - her credit card. We used it several years ago to try and start a small side business that didn't end up going anywhere. I've been paying off the minimums but want to pay it off so I can get rid of that debt and save the friendship.

Member Payment Dependent Notes Series 468494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468494	$3,000	$3,000	13.22%	1.00%	December 17, 2009	December 26, 2012	December 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468494. Member loan 468494 was requested on December 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,708 / month
Current employer:	MCCALEB TOOL SUPPLY INC	Debt-to-income ratio:	22.74%
Length of employment:	8 years	Location:	VERNON, AL

Home town:
Current & past employers:	MCCALEB TOOL SUPPLY INC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	37
Revolving Credit Balance:	$8,109.00	Public Records On File:	0
Revolving Line Utilization:	33.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What type of home improvement are you thinking of doing? Thanks; Art	Replacing old heating/cooling unit with more energy efficient heat pump. Thanks.
Please talk about the home improvement you plan on making, and also detail how the loan payment will fit into your monthly budget? Thank you in advance.	I am replacing an old heating/cooling unit with a more energy efficient heat pump. I have self-employment income in addition to my regular job of 8 years. Thanks.
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	Mortgage is $254. I don't know why my bank is not reporting it as a mortgage. I use a small town bank, no ATM or internet banking, etc. $100 a month on gas. Geico is $810 every 6 months. I am fortunate enough to drive a company vehicle. Phone, internet and satellite tv is $125 per month. Last daughter engaged and will be gone soon. Just me and my wife. I have a part-time self-employed business sharpening saw blades in addition to disclosed income at regular job. I have grossed about $50,000 the past 3 years with about $15,000 in profit. Goode Repair Service LLC listed with Dunn and Bradstreet. $100 payment is no problem. Thanks.
Please account for delinquency 37 months ago.	I just pulled an Experian report and do not see a delinquency. Score = 719. Thanks.

Member Payment Dependent Notes Series 468507

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468507	$6,000	$6,000	13.57%	1.00%	December 17, 2009	December 26, 2012	December 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468507. Member loan 468507 was requested on December 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Dept of Justice	Debt-to-income ratio:	9.51%
Length of employment:	< 1 year	Location:	new windsor, NY

Home town:
Current & past employers:	Dept of Justice
Education:

This borrower member posted the following loan description, which has not been verified:

590114 added on 12/12/09 > will the money be automatically deducted from my checking account and on what day

A credit bureau reported the following information about this borrower member on December 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1986	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	12
Revolving Credit Balance:	$43,724.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Dept of Justice? Length of employment there? Please explain the delinquency from about a year ago? Thank you in advance for your answers. For the logistics of the loan payments, please call Lending Club.	Type your answer here. I'm a Special Agent in the Drug Enforcement Administration (D.E.A.) April of 2010, will be 10 yrs.
As an investor I know that Lending Club sets up an automatic withdraw, but you should contact Lending Club by email or phone to get the details. Your profile shows that you have been with the Dept Justice for less then one year. If this is true could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Type your answer here. I'm a Special Agent in the Drug Enforcement Administraion. April of 2010 will 10 yrs.
What is the purpose of your loan? Could you please provide your work history including your present job? Please provide a breakdown of your $43,724 credit balance. Thank you.	Type your answer here. I'm A Special Agent in the Drug Enforcement Administration for almost 10 yrs. Need the money to pay off my escrow account to refinance my home mortage.
Please contact Lending club to correct your employment time (very important for investors!). It currently shows < 1 year. Could you please explain what you mean by escrow account? Your credit report shows a *revolving credit balance* of $43,724. This could be from credit cards, home equity line of credit etc. Please break down. Thank you.	Type your answer here. I've been employed at DOJ as a Special Agent for the Drug Enforcement Administration for 10 years. Need to pay off my escrow account (shortage) to refinance my mortage.

Member Payment Dependent Notes Series 468516

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468516	$5,000	$5,000	11.83%	1.00%	December 18, 2009	December 27, 2012	December 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468516. Member loan 468516 was requested on December 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	State of Texas Department of Aging and D	Debt-to-income ratio:	24.39%
Length of employment:	< 1 year	Location:	EL PASO, TX

Home town:
Current & past employers:	State of Texas Department of Aging and D
Education:

This borrower member posted the following loan description, which has not been verified:

590124 added on 12/13/09 > Registered Nurse working for the State to protect the aged and disabled population.

A credit bureau reported the following information about this borrower member on December 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,873.00	Public Records On File:	1
Revolving Line Utilization:	63.40%	Months Since Last Record:	81
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 468535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468535	$2,500	$2,500	11.14%	1.00%	December 16, 2009	December 26, 2012	December 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468535. Member loan 468535 was requested on December 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Florida Telco Credit Union	Debt-to-income ratio:	19.88%
Length of employment:	3 years	Location:	Jacksonville, FL

Home town:
Current & past employers:	Florida Telco Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

590167 added on 12/13/09 > I've been in debt payoff mode for a year; I started with a $5,000 credit card balance on my Bank of America credit card, and paid it down to $1,750 - then last month, I had about $1200 in expenses for my car. I can't stand the idea of paying 20% in interest another month, so I came here. This time, I'm going to do it Ramsey's way -- $1,000 emergency savings first.

A credit bureau reported the following information about this borrower member on December 12, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,781.00	Public Records On File:	0
Revolving Line Utilization:	35.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	All expenses listed as monthly: Rent: $300 (Utilities included); Transportation: $525 (Car Payment - 15 months remaining, Insurance & Gas); Ongoing Expenses: $45 cell phone (switching to prepaid in February, expect it to drop to $20), $30 Life Insurance, $35 Gym Membership, $250 tithes; No dependents.

Member Payment Dependent Notes Series 468566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468566	$6,400	$6,400	13.22%	1.00%	December 16, 2009	December 26, 2012	December 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468566. Member loan 468566 was requested on December 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,583 / month
Current employer:	Dallas ISD	Debt-to-income ratio:	15.15%
Length of employment:	10 + years	Location:	Heartland, TX

Home town:
Current & past employers:	Dallas ISD
Education:

This borrower member posted the following loan description, which has not been verified:

590231 added on 12/12/09 > Full time science Math teacher with 12 years experience with the same district. As you can see in my credit history, always pay me financial obligation on time

A credit bureau reported the following information about this borrower member on December 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	51
Revolving Credit Balance:	$32,213.00	Public Records On File:	0
Revolving Line Utilization:	48.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What do you plan to purchase with the loan? Also, could you explain your delinquency from about 4 years ago? Regards; Art	As you can see, that delinquency was for a utility bill that was on my name but in a different address, I talked to the utility company about the charge for an address I never lived on, still the matter shows on my record.
What do you plan on using this loan for? What does your ~32K revolving credit balance consist of? What are your monthly expenses and how will this loan payment fit into your budget? Thank you in advance for your answers.	60 % college expenses for myself and wife (master degrees) the rest Home depot and other merchants. No car payment. We need to buy a car and we do not want to get into a long, expensive car loan.
What is the purpose of the loan?	Buy a used car Honda Civic 2005 for 6500.
I am interested in helping to fund your loan. I have a few questions: 1) What will you be purchasing with the loan proceeds? 2) What are your current monthly expenses and how will the additional $216 montly payment fit into your budget? 3) What is the nature of your $32k in revolving credit and what monthly payments do you make toward that debt. 4) One of my concerns is that if you receive this loan you will have revolving credit of about 7 months of gross income. Would you please comment on that. Thank you.	60% is debt from college expenses (wife and myself) the rest is merchants from Homedepot to Macys, Best Buy. This revolving debt has been reduced steadily for the last two years, note available balances in mastercard of more that 13000! If you noticed, I applied for a 2 year loan, I was given three years. This loan fits into our monthly budget as we have enough disposable income, my wife who is a teacher as well for 12 years brings another 65000 a year into the equation
Thank you for your answers. I will be helping with your loan. Please note as prospective lenders we can only see general highlights of your credit information. We do not have access to your full report or Lending Club application. Therefore, we only see that there was a delinquency 51 months ago but no specifics. We also have no knowledge of your $13k available balance on your Mastercard. Please keep this in mind as you receive and answer questions from other lenders. Good luck to you.	My mistake, I thought you had more specific info about this.....thanks a lot...

Member Payment Dependent Notes Series 468575

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468575	$3,900	$3,900	12.53%	1.00%	December 17, 2009	December 26, 2012	December 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468575. Member loan 468575 was requested on December 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,691 / month
Current employer:	Ozark Automotive Inc	Debt-to-income ratio:	24.13%
Length of employment:	3 years	Location:	Springfield, MO

Home town:	Springfield
Current & past employers:	Ozark Automotive Inc, Oreilly Auto Part
Education:

This borrower member posted the following loan description, which has not been verified:

590256 added on 12/12/09 > I have a very stable job in computer field with a growing company even in these hard economical times. I pay all my bills as soon as i get them so that i never have to worry about it getting there on time. I have around $400 extra per month to set aside to pay this loan off most likely in less than the 3 years giving ( could be payed off this year). 590256 added on 12/13/09 > $425 Rent $31.50per month Medical Expense (surgery total $300) $200 utilities $100 Credit Cards $200 Food $521.08 Car & Rental Insurance (every 6 months)

A credit bureau reported the following information about this borrower member on December 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	53
Revolving Credit Balance:	$714.00	Public Records On File:	0
Revolving Line Utilization:	31.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan on using this loan for? Please list your monthly living expenses, and explain how the loan payment will fit into your budget? Thank you in advance.	I am needing to get a vehicle that is better on gas, right now I'm spending $125 per week just to get to work. I have about $400 per month that i currently use for the gas that i can pay the loan off with. If i get this loan i can buy a used 4cyc economical car to get to work with less spending on gas
Purpose of the loan? Any information on the delinquincy 53 months ago?	To get reliable transportation to work. The delinquincy 53 months ago was i lost my temp job i had and didn't find a job right away. Had a Brand new 2003 truck i had a loan on ($343 month plus insurance) and didn't have the money to pay it and it ended up getting repossessed. Since then i have had loans that ive payed off in full

Member Payment Dependent Notes Series 468586

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468586	$15,000	$15,000	11.14%	1.00%	December 22, 2009	December 29, 2012	December 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468586. Member loan 468586 was requested on December 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,990 / month
Current employer:	n/a	Debt-to-income ratio:	0.00%
Length of employment:	n/a	Location:	BUFFALO, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

590284 added on 12/15/09 > Thank you for helping me with a very important surgical procedure.

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your source of income (employer) and how long have you had it? Thank you.	My source of income is, a pension from the New York State Teacher's Retirement System, and Social Security. I started collecting my pension in the fall of 1996, when I retired from teaching. I started collecting SS, when I turned 62, in the fall of 2002.
Can you explain the income? Are you retired?	I am retired. I collect a pension from the New York State Teacher's Retirement System. I retired in 1996. I began collecting Social Security in the fall of 2002.
Employer or source of income?	I am retired. I collect a pension from the NewYork State Teacher's Retirement System. I also receive Soc. Sec. benefits.
greetings.... transparency is key. provide the who what when why where and how.... what do you do where do you work, how long have you worked there... what's your ability to pay back... lay it out and you're more likely to be funded. regards,	I am a retired teacher. I taught for 33 years. I collect a pension from the New York State Teacher's retirement system, and I also receive Soc. Sec. benefits. The monthly amount to payback the loan is well within my budget.
Our report shows no current employer but it also shows you have a gross monthly income of nearly 5000/month. Can you elaborate on your income or employement status. The report also shows you have no outstanding debt. Is this accurate? Is this surgery for you or someone else? Thanks for your answers in advance.	I am retired. My income is from my pension through the New York State Teacher's association, and social security. I have a an auto loan @$343. a month. I also have credit card debt of approximately $13,000.00. The surgery is for myself.
What are your month expenditures? How much of the loan will you use for paying off the credit cards? How much are you currently paying per month on credit cards? (If the loan amount is well within your budget, I'm not sure how you accumulated such a high debt on your credit cards.) Thanks.	As a condition of my separation & divorce in 2007, I agreed to pay 1500.00 a month on a 2200.00 mortgage, so that my spouse could continue to live there. The mortgage was to end in 2012. My ex. was re-married in Nov of 2009 and was no longer going to be living in the house, so she relieved my of my monthly contribution to the mortgage. Since Feb of 2007 I paid almost 50,000.00, on that mortgage. The 1500.00 monthly mortgage payment reduced my monthly ioncome from 4800.00 to 3400.00. over the past three years it was necessary for me to use my credit cards to keep up with my monthly expenses. None of the loan amount will be used to pay off my credit card debt. My monthly expenses are approximately $2500.00, not including credit card payments. I pay approximately $500.00 per month on my credit card debt. If my loan is fully funded I will be paying around 465 per month. If I have any extra, I will pay more on the credit cards, and also put some in savings. I hope this information answers your questions.

Member Payment Dependent Notes Series 468601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468601	$5,000	$5,000	7.74%	1.00%	December 18, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468601. Member loan 468601 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,917 / month
Current employer:	MediaVest	Debt-to-income ratio:	6.24%
Length of employment:	2 years	Location:	HOBOKEN, NJ

Home town:
Current & past employers:	MediaVest
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	49
Revolving Credit Balance:	$12,174.00	Public Records On File:	0
Revolving Line Utilization:	22.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What do you plan to use the loan for? Regards; Art	I plan on using it to pay a special assessment fee on my apartment.
Can you explain what the loan is for? You'll get MUCH more interest with transparency. Can you list your balances and interest rates of your debt? What's your role at MediaVest?	The loan is to pay off a special assessment fee on the apartment I own. For the last year, all the units have to pay a legal fee for some litigation hearings that have been in the works since before I lived here. This time around, the fee is higher than I would like to pay out, as I need to have some money left in case I have any problems in the apartment. I am an Associate Media Director. I plan where my clients advertising will be placed.

Member Payment Dependent Notes Series 468609

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468609	$9,500	$9,500	15.65%	1.00%	December 17, 2009	December 27, 2012	December 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468609. Member loan 468609 was requested on December 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	JVNW	Debt-to-income ratio:	18.72%
Length of employment:	4 years	Location:	Salem, OR

Home town:
Current & past employers:	JVNW
Education:

This borrower member posted the following loan description, which has not been verified:

590329 added on 12/13/09 > Consolidate high interest credit cards into one monthly payment and get them paid off sooner! I've never missed or payed late on any of my payments. This loan at 15.65% and payments of 334.00 month would be lower than what I'm paying now, plus paying less interest. Great stable job, welders and fabricators are always in high demand.

A credit bureau reported the following information about this borrower member on December 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,888.00	Public Records On File:	1
Revolving Line Utilization:	59.80%	Months Since Last Record:	67
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $9,500 DC loan questions: 1- Position @ JVNW? 2- Rent and vehicle payments (if any apply) per month are $? 3- Credit Report reflects $7,888 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) 4- Credit Report reflcets Public Record 67 months ago; bankruptcy, taxes, court judgment, wage lien? Please provide explanation? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.14.2009 @ AM 5:31 ET.	1. job @ JV- Welder/Fabricator. 2.rent and vehicle payments-595.00, 370.00. 3. not sure what the ? is.? public record was for child support that is now all payed off.
Could you please explain the Public Record on File, 67 months ago? Is it a bankruptcy or some other judgement? Thanks.	Not bankruptcy, it was for child support, which has been payed off for about two years now.
Thanks for answers. Question 3 asked differently- How much total $$ per month do you ACTUALLY pay towards CC bills? (Probably quite more than $334 per month payment for this 36 month term $9,500 loan.) Observation: Recent "uptick" in demand for welded and fabricated products should continue to increase; consequently your 15.65 percent loan is excellent investment. RetiredUSMCInvestor sends 12.14.2009 @ 10.26 AM ET.	I pay roughly 350.00 per month.

Member Payment Dependent Notes Series 468626

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468626	$1,000	$1,000	14.26%	1.00%	December 18, 2009	December 27, 2012	December 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468626. Member loan 468626 was requested on December 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Bob San Restaurant	Debt-to-income ratio:	8.34%
Length of employment:	2 years	Location:	Chicago, IL

Home town:
Current & past employers:	Bob San Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,449.00	Public Records On File:	0
Revolving Line Utilization:	69.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 468633

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468633	$5,000	$5,000	12.87%	1.00%	December 17, 2009	December 27, 2012	December 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468633. Member loan 468633 was requested on December 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Iron Mountain Records Management	Debt-to-income ratio:	22.43%
Length of employment:	< 1 year	Location:	ATHOL, MA

Home town:
Current & past employers:	Iron Mountain Records Management
Education:

This borrower member posted the following loan description, which has not been verified:

590376 added on 12/13/09 > I am looking for a short term loan to pay off some debts with a much higher interest rate than what I will get here. I do not want to use any equity in my home at this time since I am trying to sell my house to move closer to my place of employment

A credit bureau reported the following information about this borrower member on December 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	70
Revolving Credit Balance:	$44,084.00	Public Records On File:	0
Revolving Line Utilization:	65.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 468680

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468680	$10,000	$10,000	8.94%	1.00%	December 17, 2009	December 27, 2012	December 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468680. Member loan 468680 was requested on December 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,567 / month
Current employer:	Citigroup	Debt-to-income ratio:	6.34%
Length of employment:	6 years	Location:	LONG ISLAND CITY, NY

Home town:
Current & past employers:	Citigroup
Education:

This borrower member posted the following loan description, which has not been verified:

590463 added on 12/13/09 > Consolidating credit card debt.

A credit bureau reported the following information about this borrower member on December 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,077.00	Public Records On File:	0
Revolving Line Utilization:	71.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the balances and interest rates of the debt? What is your title/role at Citigroup?	Roughly 7000 and 3000, MasterCard and Amex respectively. I am senior vice president in strategy at citi.

Member Payment Dependent Notes Series 468709

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468709	$7,000	$7,000	13.92%	1.00%	December 17, 2009	December 27, 2012	December 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468709. Member loan 468709 was requested on December 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,100 / month
Current employer:	Calhoun County School Board	Debt-to-income ratio:	14.14%
Length of employment:	1 year	Location:	Bonifay, FL

Home town:
Current & past employers:	Calhoun County School Board
Education:

This borrower member posted the following loan description, which has not been verified:

590529 added on 12/13/09 > I plan to use my loan to pay off a credit card whose interest rate has increase, nearly doubling my payment. I am a school teacher and have a modest income of $2100 net pay monthly. Before my rate increase, I was paying well over my minimum balance each month, and will pay off this loan as soon as possible.

A credit bureau reported the following information about this borrower member on December 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$373.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 468724

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468724	$1,000	$1,000	8.59%	1.00%	December 16, 2009	December 27, 2012	December 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468724. Member loan 468724 was requested on December 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Navy Federal Credit Union	Debt-to-income ratio:	1.90%
Length of employment:	1 year	Location:	Vienna, VA

Home town:
Current & past employers:	Navy Federal Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$603.00	Public Records On File:	0
Revolving Line Utilization:	2.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	Rent includes utilities. The cost of gas is negligible as I live less than a mile from where I work ($50/month or less). Cell phone is a bit under $50/month. No dependents or major/on-going expenses.

Member Payment Dependent Notes Series 468731

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468731	$8,000	$8,000	16.70%	1.00%	December 22, 2009	December 27, 2012	December 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468731. Member loan 468731 was requested on December 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Allard Jansen Architect Inc	Debt-to-income ratio:	0.72%
Length of employment:	< 1 year	Location:	San Luis Obispo, CA

Home town:
Current & past employers:	Allard Jansen Architect Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,987.00	Public Records On File:	0
Revolving Line Utilization:	99.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $8,000 DC loan questions: 1- Position @ Allard Jansen Architect Inc? 2- Rent and vehicle payments (if any apply) per month are $? 3-Application reflects <1 year (less than 1 year) current employer. Provide three years work (or school) history prior employers? 4- Credit Report reflects $4,000 revolving credit balance; loan requests $8,000. Additional $4,000 consolidating what? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.14.2009 @ 5:22 AM ET.	First Question, my job is with Architect firm as a Business Manager. Second Question, I don't own a car, I have no car payments, car insurance or weekly gas fill ups. Im going to to school in January to finish my sports nutrition degree, and pay off 4000.00 dollars of debt. School and consolidating debt is 8000.00. If you have any questions feel free to email me.
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Im off of school now, but will start in january. With this job at the architect firm I can work from home while going to school. My employer has always payed me under the table, since I was 18. I have worked at a luggage store for a year and half, but went back to work at the architect firm. I attended college and have another year and half left. I have 3 years under my belt.
What are the 5 recent credit inquires? If I understand correctly, you will use $3987 to pay of your Credit cards and $4000 for school expenses? Thank you.	Your are correct, 4000.00 goes to school and 3987.00 goes to paying off credit card debt. The 5 credit inquires I applied for yesterday, were for a 1,000 dollar unexpected neurology testing. I apologize for not notifying you. My health insurance is not taken were I live.
The 5 credit inquiries happened before you applied for this loan. Did you apply for credit with several different lenders/banks?	I did apply for lenders and banks to help out my debt in credit cards and finishing my college, in sports nutrition. I came to your website, b/c its the best answers for my circumstances.

Member Payment Dependent Notes Series 468735

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468735	$12,000	$12,000	13.57%	1.00%	December 21, 2009	December 27, 2012	December 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468735. Member loan 468735 was requested on December 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Domino Reality Management Co.	Debt-to-income ratio:	11.48%
Length of employment:	1 year	Location:	Porter Ranch, CA

Home town:
Current & past employers:	Domino Reality Management Co.
Education:

This borrower member posted the following loan description, which has not been verified:

590579 added on 12/13/09 > I have income in addition to my paycheck, this year was $25,000 extra income.

A credit bureau reported the following information about this borrower member on December 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,006.00	Public Records On File:	0
Revolving Line Utilization:	95.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 468738

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468738	$15,000	$15,000	13.57%	1.00%	December 18, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468738. Member loan 468738 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,000 / month
Current employer:	Union Bank	Debt-to-income ratio:	9.43%
Length of employment:	2 years	Location:	los angeles, CA

Home town:
Current & past employers:	Union Bank
Education:

This borrower member posted the following loan description, which has not been verified:

590587 added on 12/14/09 > I work in a stable, well-capitalized regional bank in Los Angeles, CA. I am a Project Manager focusing on implementation design of treasury & capital markets accounting systems. I plan to use this loan to consolidate 3 credit card balances. Amex $453 at 19% Bofa1 $5,104 at 24% Bofa2 $2,223 at 24% Chase $6,000 at 15% (with some cushion) You will notice that my total revolving credit amount is greater than the amounts I am trying to consolidate. These balances are in my name but actually belong to my parents. However, I do understand that these balances will considered my exposures for any standard credit analysis. They accounts are all in good standing and payments made on time! The most salient credit blemish is a very late payments which occurred in October of 2003, 6 years ago in fact, on a balance of about $700 dollars. This balance consisted mostly of youth "indescretional" spending as I graduated UC Berkeley as Computer Science major in June of 2003 and could not immediately find a job. 590587 added on 12/14/09 > I am looking to consolidate 4 credit cards and reduce the overall average interest rate.

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	36
Revolving Credit Balance:	$29,988.00	Public Records On File:	0
Revolving Line Utilization:	83.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit history shows a delinquency 36 months ago, could you explain that?	The delinquency is one 30 day late on my Macy's card. I usually do not use the card and forgot about the payment.

Member Payment Dependent Notes Series 468753

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468753	$15,000	$15,000	17.74%	1.00%	December 21, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468753. Member loan 468753 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,417 / month
Current employer:	VERIZON TELECOM	Debt-to-income ratio:	7.15%
Length of employment:	< 1 year	Location:	PALMER, MA

Home town:	Chicopee
Current & past employers:	VERIZON TELECOM
Education:	Baypath College

This borrower member posted the following loan description, which has not been verified:

590628 added on 12/14/09 > Busy pub and restaurant (only one in town) needs quick capital. Heavy start up fees ate up our working capital. Need $ before end of year for relicencing fees, etc. 590628 added on 12/16/09 > LENGTH OF EMPLOYMENT AT VZ SHOULD READ 11YRS. BEING CORRECTED BY LENDINGCLUB.COM.

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	7
Revolving Credit Balance:	$692.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $15,000 Small Business loan questions: 1- Position @ Verizon? 2- $7,417 monthly gross income- 1 or 2 wage earners? 3- Home mortgage and vehicle payments (if applies) per month are $? 4- Application reflects <1 year (less than 1 year) current employer. Provide three years work (or school) history prior employers? 5- Is this a short-term (usually repaid within 1 year) "Bridge Loan" to finance identified prepaid business expenses? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.15.2009 @ 7:27 AM ET.	1) POSITION AT VZ: Engineer 2) GROSS INCOME: One wage earner (myself). Husband left VZ (22yrs) to run this restaurant. Not currently drawing salary. 3) MORTGAGE & CAR PYMT (only debt, no credit cards) = $2,300/m. 4) Application must have been filled out incorrectly. I have been employeed as an engineer with Verizon (VZ) for over 11 years. 5) BRIDGE LOAN - This loan would be for less than one year and would be used to pay current pending expenses (relicensing fees due 1/1/10) and to have a small amount of working capital to better take advantage of cost cutting measures as they become available.
Me again; no questions, just helpful info. FYI- On-screen incorrect employment years displayed problem occurs various reasons too numerous to detail here. Unfortunately you CANNOT correct problem yourself on-line. Instead you call Lending Club Member Support, Sunntvale, CA (866) 754-4094 Monday-Friday 8AM-5PM Pacific Time. Ask Member Support to correct LOE display problem. After problem corrected and correct number 11 years displayed loan's funding pace will quicken. Afterward loan 100 percent funds considerably faster. Hope info helps you. Member 505570 (RetiredUSMCInvestor), Virginia Beach, VA sends 12.15.2009 8:12 AM ET.	I called and they are fixing. Thanks
Hi, would you mind explaining the last delinquency? Is the pub near your work and am I correct if I assume that its location is in Palmer, MA? Thank you in advance.	What delinquency are you referring to? I don't understand. The pub is approx. 15 miles from my place of employment. My husband runs the pub full time. He does not take compensation. The pub is located in Monson, MA which is the town just south of Palmer, MA
There is one delinquency reported by the 'credit bureau' on the profile that is available to me. It appears to be 7 months ago. I hope this helps you. Thank you for your quick response and answer to my other question.	I can not say specifically (not having seen the report), but I will assume it was a bill I forgot to pay due to the restaurant opening around that time. I was paid ASAP when the oversight was noticed. We do not pay bills late.
The delinquency to which he is referring is the one that appears to have happened 7 months ago on your credit report. Can you explain this and the circumstances surrounding it?	I can not answer specifically (I do not have a copy of the report), but the restaurant opened around that time and I can only imagine that this was an oversight and was paid ASAP upon notification. We do not pay bills late.
The credit report at lending club shows that there has been a delinquency 7 months ago. If you could explain, as requested by 402909, that would be great.	The bill was missed (as we were opening the restaurant at that time and everything was crazy). It was paid ASAP upon notification that it was past due.
When did you open the pub?	The Pub opened on 7/31/09.
What is the name and location of this Pub	Elwood's Restaurant & Pub, 216 Main Street, Monson, MA
Me again. Loan now 57 percent funded. Will definitely soon 100 percent fund. When fully-funded are you accepting loan (less lending Club's management fees)? Thanks for answer. RetiredUSMCInvestor sends 12.17.2009 @ 12.52 PM	Yes
ACCORDING TO YOUR BLOG BUSY PUB AND RESTAURANT, WHY DOESNT SPOUCE TAKE A SALARY. TIA MRTZ	Pub is only 6 months old. Opening expenses ate up all of our working capital. All income goes back into business for now. Salary will come later. My salary covers our home expenses.
I am a bit confused... so NO ONE longer is working at VZ..is that correct. There are no SALARIED workers... so only income is from the PUB which you are seeking the loan for .. is that correct? thanx	No, that is not correct. I still work at Verizon (11 years) and recieve a salary. I only work at the pub on weekends. My husband left Verizon to run the pub on an everyday basis.

Member Payment Dependent Notes Series 468758

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468758	$2,100	$2,100	8.94%	1.00%	December 17, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468758. Member loan 468758 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	n/a	Debt-to-income ratio:	5.80%
Length of employment:	n/a	Location:	PORT ORANGE, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

590644 added on 12/14/09 > to pay off credit cards and a surgery i need.

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	18
Revolving Credit Balance:	$1,316.00	Public Records On File:	0
Revolving Line Utilization:	4.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your source of income (employer) and how long have you had it? Thank you.	i receive ssd and ssi.thanks

Member Payment Dependent Notes Series 468777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468777	$11,200	$11,200	14.26%	1.00%	December 21, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468777. Member loan 468777 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	MTV, Viacom	Debt-to-income ratio:	12.55%
Length of employment:	1 year	Location:	New York, NY

Home town:
Current & past employers:	MTV, Viacom
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,969.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with MTV & Viacom? Since you've been there for less than a year, what did you do before working for MTV/Viacom?	I am an editor for a popular television series and I've been here for exactly a year this month, previously I was an editor for another popular show in NYC.
What is the purpose of the loan? If it is to refinance credit cards, please provide a breakdown of cards, balances and rates. Thank you.	The purpose of this loan is to consolidate my CC balances. I had made the calculations and it saves me a lot of money by taking out a loan to clear out my CC debt and just pay everything back through LendingClub. Breakdowns of cards and rates was answered in another question. Ultimately, the second the money hits my account, the payments to clear my CC debt will be made.
Would you mind explaining how you accrued your debt? Are you still using any of your credit cards?	I had to put my final quarter of tuition on both of my credit cards a couple years ago, and as soon as I got out of college my first priority because of the economy was to stash some money away in the bank for a rainy day. Currently I have 8k in a Savings account which I don't touch, and now I want to pay off my credit cards in one swoop. I am not using my credit cards anymore, they are in the back of my dresser keeping my clothes warm.
What is the purpose of the loan? Could you please provide a breakdown of your revolving credit balance of $11,969 (type, balance, rate). Thank you.	Sure, I have an AMEX @ $5,500 @ 9.98 APR, and a VISA @ $6,469 23.98 APR.
So the loan purpose is to pay off both cards? Why would you want to pay of a card at 9.98% with a loan at 14.16%? Thank you.	Yes, I was invited to an introductory program with LendingClub where if my loan is fully funded and approved they will reduce the interest rate by 4.0%. Which will bring my interest rate from 14.16% to 10.16%. It is a nice peace of mind feeling to have everything consolidated into one loan compared to having to deal with multiple payments, which makes the additional 0.18 interest worth it.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole wage earner, total income is $52,000/yr I make $1,000/wk. I also am a freelancer on the side which earns me an additional 20-30k a year, but this fluctuates and isn't guaranteed income, so I didn't include it. Other Bills: $70/mo Verizon Wireless $300/mo Food $1150/mo Rent including utilities In the event of a job loss I have $8,000 in a money market account. I'll be making monthly payments of at least $400/mo to pay off the loan as quick as possible. I have no other loans.

Member Payment Dependent Notes Series 468791

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468791	$5,000	$5,000	11.48%	1.00%	December 22, 2009	December 30, 2012	December 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468791. Member loan 468791 was requested on December 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Adecco Engineering & Technical	Debt-to-income ratio:	11.00%
Length of employment:	1 year	Location:	Fairfield, OH

Home town:	Dayton
Current & past employers:	Adecco Engineering & Technical, Procter & Gamble
Education:	University of Dayton, Xavier University

This borrower member posted the following loan description, which has not been verified:

590704 added on 12/16/09 > I am a newlywed and these funds are to go towards wedding expenses and our home. My husband and I are both college graduates preparing for our future together. Thanks for the help.

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,159.00	Public Records On File:	0
Revolving Line Utilization:	59.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Adecco? Is your husband employed? What is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Is this paying off wedding expenses incurred on a credit card? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I conduct scientific research for Procter & Gamble on feminine care products and other products that effect the human skin. My husband is employed in Sales at TQL, which is a 3rd party logistics company. Our combined income is approximately $65,000 per year. Monthly our combined income is about $4500, with expenses of about $2500. He is in a very stable position with his company and so am I. We both are well educated with supportive families as well. This loan will go to our remaining wedding expenses, paying off some small bills, and preparing to start our lives together. Though the economy is not the best, it is unlikely for us to experience a job loss situation. However, if so we both have additional side income, savings, strong business connections for other opportunities and helpful family members that would easily allow us to pay off our Lending Club loan. As shown, this loan will help us in getting a head start in our lives together. Thanks for your help.

Member Payment Dependent Notes Series 468804

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468804	$15,000	$15,000	15.65%	1.00%	December 21, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468804. Member loan 468804 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	n/a	Debt-to-income ratio:	17.27%
Length of employment:	n/a	Location:	Monument, CO

Home town:
Current & past employers:
Education:	Thomas M Cooley Law School, Grand Valley State University

This borrower member posted the following loan description, which has not been verified:

590722 added on 12/14/09 > Law office wishes to expand marketing budget through the use of billboard advertisement, yellow page advertisement, and newspaper advertisements. The office currently has over $25,000.00 in accounts receivables and has been operating for 3 years. This marketing expansion will expand the geographic target area from 3 to 7 counties and will increase projected annual revenues from an estimated $170,000 to over $300,000.

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,715.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Attorney, Re: $15,000 Small Business loan questions: 1- Position @ law firm is? (e.g., One attorney practice? Or Partnership? 2-"Business" Loan Category; Is this $15,000 advertising loan to be a short-term (usually repaid in less than 1 year) "Bridge Loan" to finance advertising and prepaid business expenses? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.15.2009 @ 7:12 AM ET.	1. The law firm is a one attorney practice since its creation, and I am the attorney. 2. I should be able to pay back the loan early, because I anticipate the advertising to generate an increase in income within 6 months to a year. The three year term of the loan reduces the monthly obligation thereby making it easier to fit into budgeting. So the short answer to your question is the no, I would rather the term be 3 years. However I may payoff the loan sooner than its natural completion date. Let me know if the above answers your question in full. Thank you.
Attorney, Thanks for answers to questions in my earlier email. This email's purpose is tell you I am investing to help fund your $15,000 Small Business loan. FYI- Many small investors combine together and fund Lending Club Person-2-Person (P2P) borrower loans. Funding pace quickens after LC Home Office (Sunnyvale, CA) verifies employment. Expect Employment Verification Team to contact you. Team will specify required documents to provide. Be patient; $15,000 loans 100 percent fund typically within 10 days. Final 20-to-25 percent often funds within last 2 days. Best of luck that your media advertising loan completes funding quickly. Semper Fidelis (USMC Motto). Member 505570 (RetiredUSMCInvestor), Virginia Beach, VA sends 12.15.2009 @ 1:15 ET.	Thank you for your support and valuable information.

Member Payment Dependent Notes Series 468810

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468810	$11,200	$11,200	14.26%	1.00%	December 18, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468810. Member loan 468810 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,089 / month
Current employer:	CBCSF	Debt-to-income ratio:	5.83%
Length of employment:	4 years	Location:	Sunrise, FL

Home town:
Current & past employers:	CBCSF
Education:

This borrower member posted the following loan description, which has not been verified:

590729 added on 12/14/09 > Interest has increased on most them which now average 25%. I'm tired of giving uncle sam too much money. I've created a plan to get out of Credit Card Debt and this loan is the start: City Furniture - $1591 Brandsmart - $4315 Juniper - $3063 DECU - $891 Total Minimum of $300 and Monthly Expenses: Mortage(1441), HOA(55), H2O (75), Home Alarm(42), Cable/Internet(68), Phone(45), Life Ins(32), car insurance(130), Food/Gas/Misc(25), child support (500) my net income is 4,000 which I am the only person paying and providing. 2004 honda accord is paid for Things I've done to allow me to become debt free is first stop using my credit card and I adopted using cash for everything (other than bills which i use billpay now). I've started using wesabe to manage/budget my money. Have been making improvements. I started back in school to obtain my masters in computer science which my job is paying for. They are reimbursing me with tuition which i had to put on my credit card. once i recieve that money then that will be applied to my loan. my job is very stable. been here for 4 years and has survived the recession without the need to layoff anyone. I am part of a software development team for an blood bank. 590729 added on 12/15/09 > $25 for food/etc is a typo...food/gas/mis is $250. my job is only 3 mi from the house I own/live. I ride my bike to work 2x a week (exercise and keep my mind clear).

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	42
Revolving Credit Balance:	$9,956.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
how do you stay alive on $25 for food, misc and gas?	sorry lol, that was a typo it should be $250 my job is 3mi from my house that I own. I even ride my bike 2 times a week for exercise & to keep cost down a little. I cook & prepare lunch so I won't waste money on eating out. I budget $15 a week on lunch which I usually just go once to a nice restaurants w/ coworkers and enjoy myself.
I'm interested in funding your loan, but have a question: Why are you asking for 11.2K when you plan to consolidate only 9.9K? And your revovling credit shows only 9.95K? Why are you asking for an extra $1.3K? Thanks and good luck with the funding.	Sure and thanks for asking. My fiance has a balance of $800 (Citigroup) that I want to incorporate and pay off. I want us to go into a marriage both debt free. We're getting married in 2011 and putting aside $100 or more for the wedding so we can pay for everything in cash. The extra after that is to cover the fees that are included with taking the loan.

Member Payment Dependent Notes Series 468826

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468826	$1,000	$1,000	8.59%	1.00%	December 16, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468826. Member loan 468826 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,572 / month
Current employer:	Lake Forest College	Debt-to-income ratio:	3.59%
Length of employment:	3 years	Location:	Lake Forest, IL

Home town:
Current & past employers:	Lake Forest College
Education:

This borrower member posted the following loan description, which has not been verified:

590758 added on 12/14/09 > Remodeling Kitchen in house just purchased, loan for new countertops 590758 added on 12/14/09 > Remodeling kitchen on house I just purchased, loan for new countertops

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,575.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 468837

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468837	$1,000	$1,000	8.59%	1.00%	December 16, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468837. Member loan 468837 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,867 / month
Current employer:	Federal Government	Debt-to-income ratio:	13.62%
Length of employment:	< 1 year	Location:	Atlanta, GA

Home town:
Current & past employers:	Federal Government
Education:

This borrower member posted the following loan description, which has not been verified:

590774 added on 12/14/09 > I am using this loan to get a $150 Amazon Gift Card from Lending Club.

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you not afford the gift card for $150 on your own? Please explain so it makes sense.	Yes, but lending club is running a special offer this month: "As a holiday bonus to current Lending Club Members, you'll get a $150 gift card to Amazon if you get a loan in the month of December!* *To qualify for the $150 Amazon Gift Card bonus your loan must be listed between December 10, 2009 and December 31, 2009 and fully funded prior to midnight PT on January 15, 2010.
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I was a contractor in the same position for 2.5 years prior to conversion to a federal employee.

Member Payment Dependent Notes Series 468862

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468862	$12,000	$12,000	11.48%	1.00%	December 21, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468862. Member loan 468862 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	Milford Junior High School	Debt-to-income ratio:	5.10%
Length of employment:	10 + years	Location:	Milford, OH

Home town:
Current & past employers:	Milford Junior High School
Education:

This borrower member posted the following loan description, which has not been verified:

590884 added on 12/14/09 > I am borrowing money to pay off high interest credit card and for college expenses for my son.

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,158.00	Public Records On File:	0
Revolving Line Utilization:	80.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You show more than 12,000 outstanding on your cards. How does this pay it off and give your son money too.	I plan on paying off the capital one credit card for $7000 and using $5000 for my son's college tuition & books for next semester. Any other credit card balances will be paid by me in full and/or they have 0% interest. My son will be eligible for his own college funding after this semester. NOTE: I have changed my email address on the lending club account to the following: jeriberi33@hotmail.com thanks, jeri

Member Payment Dependent Notes Series 468864

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468864	$5,000	$5,000	13.92%	1.00%	December 22, 2009	December 30, 2012	December 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468864. Member loan 468864 was requested on December 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	10.80%
Length of employment:	n/a	Location:	SOMERS, NY

Home town:	Albany
Current & past employers:	H & R Block
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/17/09 > I plan to use this money to pay off my truck loan and credit card debt. The interest rate is of course much better than I have now. Also it will allow me to help out my parents, whose credit is not as good as mine. I work steadily as a handyman/window cleaner in northern westchester county and have since 2006. During tax season I work as a tax preparer.

A credit bureau reported the following information about this borrower member on December 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,050.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your source of income (employer) and how long have you had it? Thank you.	I run a window cleaning/handyman company. I have been doing this since 2006. Also, during tax season I work as a tax preparer.

Member Payment Dependent Notes Series 468874

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468874	$3,600	$3,600	7.74%	1.00%	December 18, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468874. Member loan 468874 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	The Zenith Insurance Company	Debt-to-income ratio:	1.41%
Length of employment:	10 + years	Location:	Fresno, CA

Home town:	Stockton
Current & past employers:	The Zenith Insurance Company
Education:	California State University-Fresno (CSU Fresno)

This borrower member posted the following loan description, which has not been verified:

590910 added on 12/14/09 > Funding for new kitchen appliances

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	59
Revolving Credit Balance:	$2,907.00	Public Records On File:	0
Revolving Line Utilization:	21.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 468885

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468885	$3,000	$3,000	13.92%	1.00%	December 18, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468885. Member loan 468885 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,360 / month
Current employer:	Magic Seal Paper Packaging	Debt-to-income ratio:	14.71%
Length of employment:	< 1 year	Location:	COLUMBUS, OH

Home town:
Current & past employers:	Magic Seal Paper Packaging
Education:

This borrower member posted the following loan description, which has not been verified:

590934 added on 12/14/09 > This is a personal loan null

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,442.00	Public Records On File:	0
Revolving Line Utilization:	15.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I have been with my first Employer for 3 years, and that's a part time job, I have been with my second employer for 2 years, and that is my full time job. I plan on paying off most of this loan when I get my tax return.
Greetings. What is the purpose of the loan? Is there a second income in the household? What are your expenses and debts (with minimum payments)?	I am giving it as a gift to my life long friend. It is going to be a down-payment/closing costs for his/his wifes house. I will be renting from them for a few years and this is my "rent" payment. He will be giving me about $2000 when he gets his tax return to pay , most of the loan off. Even if he doesn't (I know he will) I will make the payments on time, no problem.

Member Payment Dependent Notes Series 468904

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468904	$25,000	$25,000	12.18%	1.00%	December 22, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468904. Member loan 468904 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	pra international	Debt-to-income ratio:	9.99%
Length of employment:	4 years	Location:	charlottesville, VA

Home town:
Current & past employers:	pra international
Education:	University of Michigan, University of Virginia (UVA)

This borrower member posted the following loan description, which has not been verified:

590964 added on 12/14/09 > We will be using these funds to consolidate our own student loan debt (my wife and I went back to school for second degrees as adults), as well as other loans, in preparation for sending our oldest daughter to college in three years. My wife and I have stable incomes, as well as stable positions within our organizations. Our budget is solid, and this aggressive three year pay-off schedule fits our timeline for high school graduation/first-year of college for our daughter. 590964 added on 12/14/09 > We will be using these funds to consolidate our own student loan debt (my wife and I went back to school for second degrees as adults), as well as other loans, in preparation for sending our oldest daughter to college in three years. My wife and I have stable incomes, as well as stable positions within our organizations. Our budget is solid, and this aggressive three year pay-off schedule fits our timeline for high school graduation/first-year of college for our daughter.

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,915.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What interest rate are you paying on your current debt? Can you please break down who you owe how much to? Can you get your income verified for Lending Club? (contact LC for details)	We have three debts which we would like to pay in full using these funds. The interest rate for one is %7.45 (spread over another 20 years), another is %16.99 and the final we would like to pay is %9.99. These final two debts are credit cards, so we are feeling at the mercy of fluctuating rates. The first is a student loan from Grad school. The average of these rates is a bit lower than the one we qualify from lending Club, but also allows us to consolidate three payments to one and after three years, it is gone! My understanding is that Lending Club is in process verifying my income.
It seems that if you just made larger payments against the student loan you could pay it off in 3 years. Why not keep it at 7.45%... why pay 12%? (I suppose you could use Lending Club to replace the credit cards, but replacing a lower interested student loan with this loan seems strange.	Yes, we could leave the student loan be, and put all extra money toward that balance and pay it off sooner than 20 years. However, we currently pay extra on the balances (the remaining two are credit cards) of the others because we want to pay those off first. If we choose to put that extra money toward the student loan, we would end up paying only the minimum on the cards--a no win. Yes, we sacrifice a bit of a higher rate, but with one payment-rather than three, and a three year pay-off. Hope this helps.

Member Payment Dependent Notes Series 468909

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468909	$7,375	$7,375	8.94%	1.00%	December 18, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468909. Member loan 468909 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	N/A	Debt-to-income ratio:	6.44%
Length of employment:	3 years	Location:	Hackensack, NJ

Home town:
Current & past employers:	N/A
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,212.00	Public Records On File:	0
Revolving Line Utilization:	9.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Who is your current employer and what do you do for them? Regards; Art	I work for a consulting firm in NJ, which in turn provides consulting services to various financial institutions. I'm currently functioning as a financial analyst for one of top bank in New York. I'm with this particular client for more than a year.

Member Payment Dependent Notes Series 468920

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468920	$8,000	$8,000	13.22%	1.00%	December 18, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468920. Member loan 468920 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,914 / month
Current employer:	Federal Aviation Administration	Debt-to-income ratio:	18.55%
Length of employment:	3 years	Location:	Lorain, OH

Home town:
Current & past employers:	Federal Aviation Administration
Education:

This borrower member posted the following loan description, which has not been verified:

590987 added on 12/14/09 > My job is as an air traffic controller. I had to put myself through school and I am now in the repayment process with my student loans. This interest rate is better than my student loan and I am looking to consolidate it.

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,175.00	Public Records On File:	0
Revolving Line Utilization:	82.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give a rough breakdown of your Revolving Credit Balance listed above ($37,175.00) and what part of it will be paid off with this loan? Thank you.	Absolutely! My intention is to pay off my Wells Fargo student loan with these funds. That is just over $13k. I recently sold my car which provides me the rest of the money to pay this off. As for the revolving amount I do not intend to pay that off with this loan because the interest rate is significantly lower on my revolving amount than on my student loan. Just trying to pay things off one dollar at a time. Now that I have a good enough job I am trying to maximize my payoff schedule and wish not to pay more interest than I have to. Thank you!

Member Payment Dependent Notes Series 468945

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468945	$8,000	$8,000	12.87%	1.00%	December 21, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468945. Member loan 468945 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,050 / month
Current employer:	Bonita Community health center	Debt-to-income ratio:	15.86%
Length of employment:	3 years	Location:	Estero, FL

Home town:
Current & past employers:	Bonita Community health center
Education:

This borrower member posted the following loan description, which has not been verified:

591040 added on 12/14/09 > Medical bills for my son who has epilepsy.

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	17
Revolving Credit Balance:	$9,832.00	Public Records On File:	0
Revolving Line Utilization:	80.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan, but have a few questions. (1) What was the delinquency from 17 months ago? (2) What are your monthly expenses (e.g., mortgage, car, medical, student loans)? (3) Do you have one or two wage earners in your family? If two, how much does your partner/spouse make? (4) What is your position at Bonita Community Health Center? (5) Are some of your son's bills part of the credit card debt and will you be using some of the money to pay down your credit cards? What are the current rates on your credit cards. Best of luck for funding and with the treatment for your son.	The one day late payment was an internet bank error which I have not addressed with Toyota. Monthly expenses include: mortgage:$2305, auto:$835, credit cards:$200, loan: $305, Utilities:$150, Insurance:$80.... One wage earner....I am the Chief Financial Officer at BCHC....Yes......on the credit card question....rates are now over 25%.... Thank you.
Do you anticipate substantial continuing medical bills or are you trying to pay off an unusual medical event?	The majority of the bills is for one time surgery. I do expect future drug expenses that will be mostly met by my health insurance. Regards.

Member Payment Dependent Notes Series 468980

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468980	$2,500	$2,500	14.61%	1.00%	December 21, 2009	December 30, 2012	December 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468980. Member loan 468980 was requested on December 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Franklin Templeton	Debt-to-income ratio:	17.25%
Length of employment:	2 years	Location:	SAINT PETERSBURG, FL

Home town:
Current & past employers:	Franklin Templeton
Education:

This borrower member posted the following loan description, which has not been verified:

591106 added on 12/16/09 > I have a solid job in the financial industry where I get a bi weekly check for $1100 after taxes. This does not include my quarterly bonus' that I receive as well. Basically I have incurred a couple of unexpected bills that I must fulfill right away, which I don't have the cash for right away. I need this $2500 loan ASAP. The monthly payments are no problem for me.

A credit bureau reported the following information about this borrower member on December 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,920.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 468994

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468994	$2,400	$2,400	14.26%	1.00%	December 21, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468994. Member loan 468994 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Carlas Pasta	Debt-to-income ratio:	19.13%
Length of employment:	< 1 year	Location:	Marlborough, CT

Home town:
Current & past employers:	Carlas Pasta
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	35
Revolving Credit Balance:	$2,041.00	Public Records On File:	1
Revolving Line Utilization:	70.40%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I worked for a wholesale grocer for 13 years and 4 mergers until the last merger where they moved the company to another state and I was layed off. I worked for 1 company for a year since then but they didn't really value their employees and my old boss called me to work for him at my current job.

Member Payment Dependent Notes Series 469002

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469002	$10,000	$10,000	11.83%	1.00%	December 22, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469002. Member loan 469002 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,250 / month
Current employer:	Third Ward Cafe	Debt-to-income ratio:	0.67%
Length of employment:	7 years	Location:	Milwaukee, WI

Home town:
Current & past employers:	Third Ward Cafe
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$86.00	Public Records On File:	0
Revolving Line Utilization:	6.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please be more descriptive about Loan Purpose and Description. 1. What is your current position with Third Ward Cafe and give a brief job description? Who was your prior employer and for how long? Why did you leave? 2. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of your spouse? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize your CC debt and payments? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	Type your answer here. The loan is for new kitchen cabinets,countertop ,sink and ceramic tile. Income is one wage,no car payment,CC are payed in full every month
What are your monthly expenditures, such as mortgage, home insurance, car insurance, health premiums, etc. Are you the guardian of any children? With this loan, you will be responsible for an additional $331 per month burden on your monthly budget. Does this mean you are currently saving at least $331 per month now? And that your savings has grown at least $4,000 this past year?	Type your answer here. No children and saving over $331 per month.

Member Payment Dependent Notes Series 469010

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469010	$5,000	$5,000	19.47%	1.00%	December 21, 2009	December 28, 2012	December 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469010. Member loan 469010 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,524 / month
Current employer:	n/a	Debt-to-income ratio:	2.50%
Length of employment:	n/a	Location:	Kyle, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

591158 added on 12/14/09 > This loan will be used to buy inventory for the business I am a part owner in. I own my car and house free and clear. 591158 added on 12/15/09 > Also I only have about 2000 dollars in credit card debt. 591158 added on 12/15/09 > All of the income I have reported here is guarantee for life. I have not report income from the business on lending club. With that I make even more. I have a net worth of over 200,000 dollars.

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	8	Months Since Last Delinquency:	12
Revolving Credit Balance:	$2,077.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
#23,500 Small Business loan questions: 1-"Bricks and Mortar" or Internet based business? 2-Please describe your business? Start-up? Established? Goods? Services? 3-What type inventory are you buying for resale? Advance thanks for all answers. RetiredUSMCInvestor sends. 5:51 AM ET.	Bricks and Mortar, Auto Sales, Established in 2008, used cars. We do cash sales of used cars. We don't finance cars at this time. However we do accept 3rd party finanacing.
Hello. I am one of the investors who may decide to fund part of your loan on Lending Club. The investors have access to a very limited amount of non-personal information from your application and basic credit scoring info. However, we often need to ask borrowers additional questions to better understand how your ability to repay might change as a result of this loan or other life factors. Because of the default rate for such loans, many of the investors at Lending Club will not fund business loans without some additional information. Would you mind providing some details about the following? Please provide as much detail as you would want if a stranger asked you to loan him a significant sum of money. Please note that after you answer a question from an investor, other investors will be able to see the question and your answer. 1. My understanding from a previous question you answered is that you will buy used cars with this money and then re-sell them on your lot in Kyle, TX. (If I misunderstood, please correct me) a. What is your current inventory (number of cars on the lot) b. How many units do you typically sell per month? c. How many units will this loan likely add to your inventory? 2. Kyle is a very small town in between two much larger cities which both have many more used car lots. Where will the additional customers come from to buy your additional inventory? How do you know they'll come? 3. What is the form of business? (sole proprietor, partnership, corporation) and if not sole proprietor, what is your ownership interest and role? (I'm sure you recognize that you are applying for this loan in your personal capacity with personal liability, and not as a corporate officer.) 4. Your application indicates you currently have an income of $2524 per month. Is that your draw from the used car business, or do you have another source of income? If another source, please describe. And along the same line of questioning, is there another source of personal income in your household besides yours which you would like us to consider? If so, please describe. 5. If you are successful in quickly selling the additional invetory you will buy with this loan, what will you most likely do with the money you make? a. Plow it back into more inventory while continuing to service this loan over its full 36-month life, or b. Pay back this loan as quickly as you can? 6. I am probably not the only investor who is reluctant to provide funds for this loan. I am very concerned about your ability to pay back the loan at $867 per month on your current income. Please take this opportunity to explain why you think this is a good investment for us. How do you know the 26,000 residents of Kyle are ready to buy used cars from you? - Actually, this is probably the most important question. The investors who are being asked to fund this loan need to be convinced your business will be successful enough and have enough cash flow, starting 1 month from now, to make the payments that this loan will require. We want to believe in you, but we need you to help us understand why we should. Thank you in advance for answering all of these questions. It's probably not a lot of information compared to an SBA loan app. Please don't feel like you need to submit a full business plan in reply, but we do need enough detail to help us believe you have a workable plan. Good luck!	As to the first concern the lot is in Austin, TX not Kyle. We currently only have about 5 units in inventory. Christmas in the used car business is typically a slow month because everybody is using their money to Christmas shop and since car depreciate the longer you hold them we try to be very light during December. However during tax season mid January to April people tend to use their tax refunds to purchase used car that they can pay for in full. We primarily deal in used car sales from 2 -5 thousand dollars. Business during these months can double or even triple compared to other times of the year. This loan will be used for adding more inventories for these months. At said time we will make the decision if we are going to paid this loan off in full or service it for the full 36 months. As far as my income, 2524 a month is only my retirement income it does not cover my draw from the car lot, also this retirement is guarantee for life. Since my draw from the car lot is not the same every month I have chosen not to include it in my income. I will have no problem paying this loan back because my house and car are paid for in full. Besides one credit card I have no other debt. My month expenses are very low. I have at least a full year worth of payments in my savings account right now. The dealer is a corporation and I have a 25% ownership interest. The reason people buys cars from us is two main reasons; one we do not sales car we provide people with quality used transportation that fits their needs and we do so at below retail prices. I am not relying on the business to make enough cash flow to pay this loan because I am very capable of paying this loan myself however I am very confident that the business will make more than enough cash flow to pay this loan. We are working on other types of corporation credit now however we don???t for see them being in place in time for this tax season. However when we do get them in place we will be paying this loan off in full. Thank you for your time. I can tell you this; this will be the best bet for your money if you want to earn almost 20% interests. If you have any other question please just let me know thank you.
Me again...Source(s) of pension? If retired military, Branch of Service and Pay Grade are? ReiredUSMCInvestor sends 12.16.2009 @ 6:55 AM ET.	County Retirement and SSI
Can you explain the two current delinquencies?	Yes I can they are incorrect and I will be disputing them asap

Member Payment Dependent Notes Series 469025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469025	$8,500	$8,500	11.83%	1.00%	December 18, 2009	December 29, 2012	December 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469025. Member loan 469025 was requested on December 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	Verizon	Debt-to-income ratio:	15.36%
Length of employment:	2 years	Location:	COMMACK, NY

Home town:
Current & past employers:	Verizon
Education:

This borrower member posted the following loan description, which has not been verified:

591192 added on 12/15/09 > Using this money to consolidate two high intrest rate credit cards. This will offer the fix payment. 591192 added on 12/15/09 > -Consolidating two high interest credit cards to one affordable fixed rate. Have a steady job, and will have no difficulties making monthly payment.

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,444.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 469044

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469044	$9,600	$9,600	14.96%	1.00%	December 22, 2009	December 29, 2012	December 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469044. Member loan 469044 was requested on December 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,612 / month
Current employer:	MTA Metro-North Railroad	Debt-to-income ratio:	5.56%
Length of employment:	10 + years	Location:	EDISON, NJ

Home town:
Current & past employers:	MTA Metro-North Railroad
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	2
Revolving Credit Balance:	$11,028.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Hi, that's actually a mistake... I've contacted customer service about that... I've been with my company for over 11 years. (Since September 1998). But to answer your question, I have my associates in Computer Science. (Dec '98)
Re: $9,600 DC loan questions: 1- Position @ MTA Metro-North RR? 2- Mortgage and vehicle payments (if auto payment applies) per month are $? 3- Application reflects <1 year (less than 1 year) current employer MTA Metro-North RR. Provide three years work (or school) history prior employers? 4- Credit Report reflects $11,028 revolving credit balance; CC payments per month are $? (Total CC payments actually PAID per month; NOT minimum CC payments DUE per month.) 5- Explain delinquency 2 months ago? Avance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.16.2009 @ 6:45 AM ET.	1) I'm a web developer at MNRR 2) No auto payments. Vehicle owned. 3) I've contacted customer support. I've actually been on the railroad for over 11 years. (Sept '98) 4) CC Payments are about 300 (min: ~250) a month. 5) Things were tight due to my brother's wedding. Thanks, JL
What are your current interest rates? How does the $332.60 / month payment compare with what you currently pay per month on the balances you wish to consolidate? Thanks in advance for your response.	My current interest rate on one card is almost 20% and the other card is close to 10%. 332 is literally 30.00 more than my current payments, however, since it's fixed, it'll be easier to manage.
Have you since taken care of your recent delinquency? Are things still tight? Do you anticipate being able to make your $333 monthly payments?	Recent Delinquency: Yes, it's been taken care of. Things tight: No, no weddings for a few more years. lol Making the payments: Absolutely yes
May I ask why you prefer to pay $30/month more? Couldn't you set up automatic payments from your bank account monthly your monthly credit card payments? It would be as easy as the LC loan. Future credit card interest rate hikes should be limited by the new credit card act? Thank you.	That would be nice... I feel that I'll have the loan paid off in 3 years... As opposed to feeling like the balance of my credit card is never going down... So the 30 a month more gives me that piece of mind.

Member Payment Dependent Notes Series 469047

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469047	$5,000	$5,000	7.40%	1.00%	December 21, 2009	December 29, 2012	December 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469047. Member loan 469047 was requested on December 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,200 / month
Current employer:	n/a	Debt-to-income ratio:	2.15%
Length of employment:	n/a	Location:	jacksonville, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,334.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your source of income (employer) and how long have you had it? Thank you.	I have been with the Seafarers International Union since 1977 which has contracts with various company's including the military. My last military ship was involved in supplying our troops in Iraq in 2004. Since then I have worked mostly with Horizon Lines.

Member Payment Dependent Notes Series 469050

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469050	$10,000	$10,000	19.13%	1.00%	December 21, 2009	December 29, 2012	December 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469050. Member loan 469050 was requested on December 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	STALLION DOORS	Debt-to-income ratio:	17.40%
Length of employment:	7 years	Location:	STAINT JOSEPH, MN

Home town:
Current & past employers:	STALLION DOORS
Education:

This borrower member posted the following loan description, which has not been verified:

591261 added on 12/15/09 > GOING THROUGH A DIVORCE 591261 added on 12/16/09 > I have work at Stallion doors going on 7 years. My husband (soon to be ex) has control all on my fiance matters. Until about a year ago. I have always and current paid my bills on time.

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	77
Revolving Credit Balance:	$13,650.00	Public Records On File:	1
Revolving Line Utilization:	94.80%	Months Since Last Record:	62
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please explain the Public Record on File (77 months ago)? Is it a bankruptcy or some other judgement? Thanks.	PAY IN FULL TO THE LIBERTY CREDIT SERVICE
Re: $10,000 DC loan questions: 1- Position @ Stallion Doors is? 2- Mortgage and vehicle payments (if auto payment applies) per month are $? 3- Credit Report reflects $13,650 revolving credit balance; CC payments per month are $? (Total CC payments actually PAID per month; NOT minimum CC payments DUE per month.) 4- Credit Report reflects Public Record on File 62 months ago; bankruptcy, taxes, court judgment, wages lien? Please provide explanation? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.16.2009 @ 6:47 AM ET.	MORTGAGE UNDER MY HUSBAND NAME 950.00 A MONTH. NO CAR PAYMENT UNDER MY NAME, PUBLIC RECORD ON FILE PAID IN FULL TO LIBERTY CREDIT SERVICES IN THE AMOUT ON 1,600

Member Payment Dependent Notes Series 469056

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469056	$11,700	$11,700	12.87%	1.00%	December 21, 2009	December 29, 2012	December 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469056. Member loan 469056 was requested on December 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,486 / month
Current employer:	Centro Civico of Amsterdam	Debt-to-income ratio:	24.70%
Length of employment:	2 years	Location:	Rochester, NY

Home town:
Current & past employers:	Centro Civico of Amsterdam
Education:

This borrower member posted the following loan description, which has not been verified:

591269 added on 12/15/09 > Will use this loan to pay off current Lending Club loan and make repairs to my car.

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,201.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 469061

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469061	$3,000	$3,000	13.92%	1.00%	December 21, 2009	December 29, 2012	December 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469061. Member loan 469061 was requested on December 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	MedVision	Debt-to-income ratio:	17.82%
Length of employment:	6 years	Location:	ANNAPOLIS, MD

Home town:
Current & past employers:	MedVision
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$660.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What type of home improvement are you thinking of doing? Regards; Art	New Washer and Dryer.

Member Payment Dependent Notes Series 469070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469070	$5,500	$5,500	7.74%	1.00%	December 18, 2009	December 29, 2012	December 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469070. Member loan 469070 was requested on December 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,208 / month
Current employer:	Columbia College Chicago	Debt-to-income ratio:	8.42%
Length of employment:	< 1 year	Location:	CHICAGO, IL

Home town:
Current & past employers:	Columbia College Chicago
Education:

This borrower member posted the following loan description, which has not been verified:

591299 added on 12/15/09 > I am looking to consolidate my credit card debt for ease of monthly payments and to save money in interest. I am a solid borrower and did not default on payments when I was laid off earlier this year. Thanks for your help, it's appreciated :) 591299 added on 12/16/09 > I would like to add that working in education my job is very secure and I am looking forward to paying off my high interest rate cards!

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,338.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
are you working now?	Yes I work at Columbia College Chicago. I have been employed since July of this year.
Could you tell us the title of your position at the college? Thanks	I work in admissions, coordinating system integration and data management.
greetings, happy to help fund part of your loan also. what's your job there... thanks!	I work in admissions and coordinate our system integration and data management. Thanks for your interest and help.

Member Payment Dependent Notes Series 469077

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469077	$8,000	$8,000	7.74%	1.00%	December 18, 2009	December 30, 2012	December 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469077. Member loan 469077 was requested on December 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Dell Computers	Debt-to-income ratio:	0.74%
Length of employment:	5 years	Location:	Austin, TX

Home town:	Austin
Current & past employers:	Dell Computers, Motorola Automotive and Industrial Electronics
Education:	Texas A&M University

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/17/09 > New Piano for my 11 year old daughter to replace the electronic keyboard she's been using. Aiming for a Christmas present.

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,917.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Dell? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am in Dell's Consumer Business Unit. I am a senior Program Manager for Retail Quality Engineering. It's a global PM function working directly with our channel partners. I am not the only income for the household. We can pay cash for this purchase, but would like to keep reserves on hand at the moment. This loan will be paid in less than a year.

Member Payment Dependent Notes Series 469108

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469108	$15,000	$15,000	12.87%	1.00%	December 21, 2009	December 29, 2012	December 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469108. Member loan 469108 was requested on December 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,042 / month
Current employer:	SourceMedia	Debt-to-income ratio:	15.39%
Length of employment:	4 years	Location:	Long Beach, NY

Home town:
Current & past employers:	SourceMedia
Education:

This borrower member posted the following loan description, which has not been verified:

591353 added on 12/16/09 > Hello, potential investors. Just some notes about me and my loan: I'd use the funds to consolidate a bunch of high interest credit cards into one monthly payment. The payment I'd have to pay per month with the Lending Club loan would be about $200 less than I pay out to these debts on a monthly basis. I have a very stable job and income, I spend very little money on a monthly basis (most of my debts were accumulated through paying for a wedding and furnishing my apartment), and I have a good chunk of money in savings as emergency money, but I am sick of paying super high interest rates to credit cards. My credit rating is excellent, I never miss payments, and there is no risk in investing in this loan. Making these payments will not be an issue for me. Thanks for taking the time to read this!

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,122.00	Public Records On File:	0
Revolving Line Utilization:	61.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at SourceMedia? Why is your job and income stable? Thank you.	I'm a reporter for a financial newspaper that has been in existence for over 100 years and has a loyal niche following. Both my paper and the company overall have been doing well, and I have the most tenure of anyone in my division, and am in great standing.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	No, I live with my wife, who is a medical resident. She is in the first year of a three year contract with the hospital she works for, and her salary will increase incrementally. Once she finishes (which would be year three of this loan) her salary will bump to roughly $125,000 to $150,000 (based on median income figures). Combined, we make approximately $95,000 annually. We pay $1,400 a month in rent, have one car that is fully paid. The three credit cards I am hoping to pay off with this loan have a combined balance of about $16,000, with APRs in the high 20s. Combined, the minimum monthly payments on those cards is $450, and my monthly payment here would be $504. Right now, I typically pay out $750 to $800 a month on those cards to try to pay them off, but can't keep up with the high interest. The balance of my paycheck is used to pay other bills i.e. electric, cable, student loans, train passes. Her check is used for living expenses, and we always end up with a surplus of several hundred dollars, which pads the savings account we don't want to tap into. That account also includes money earned from our wedding, which is a "break glass in case of emergency" account, that would be used to make payments back on this loan in the unlikely event of a job loss.

Member Payment Dependent Notes Series 469156

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469156	$5,000	$5,000	13.92%	1.00%	December 18, 2009	December 29, 2012	December 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469156. Member loan 469156 was requested on December 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,833 / month
Current employer:	Guardian Protection Services	Debt-to-income ratio:	21.98%
Length of employment:	< 1 year	Location:	Butler, PA

Home town:
Current & past employers:	Guardian Protection Services
Education:

This borrower member posted the following loan description, which has not been verified:

591444 added on 12/15/09 > I've never been late or missed a payment. I have been employed with the same company for 14+ years.

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,860.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with Guardian Protection Services < 1 yr, please provide a history of your employments. Please provide a breakdown of your revolving balance of $53,860.00. What will you Consolidate with this loan? What were the 3 credit inquiries in the last 6 months? Could you please provide your monthly budget breakdwon (at 22% DTI it appears to be a total of $2,163?). Thank you!	I've been with Guardian for 14 years. I plan on paying off a credit card and banking the rest. I refinanced my house down to 15 years from 30 years, hence hence the credit inquiries.

Member Payment Dependent Notes Series 469218

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469218	$14,000	$14,000	12.18%	1.00%	December 21, 2009	December 29, 2012	December 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469218. Member loan 469218 was requested on December 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	BBVA Compass	Debt-to-income ratio:	6.36%
Length of employment:	1 year	Location:	Hayden, AL

Home town:
Current & past employers:	BBVA Compass
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/17/09 > I plan to consolidate the current line of credit I have which as a variable rate and use this loan to fix the rate. I thought this to be a smart move since interest rates on lines of credit keep rising even if you pay on time and pay extra. I believe I am a good borrower since I have never been late on any loan or credit card. I have also been able to pay extra on this line of credit for some time which has allowed me to pay it down quicker.

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,719.00	Public Records On File:	0
Revolving Line Utilization:	47.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
how long have you been at compass?	I have been at Compass for a little over a year.
Please respond to the following: What are your responsibilities at Compass? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I oversee the day to day processes of the collections dept., such as they payments, bankruptcy???s, charge offs, etc. I also do all the monthly reporting for the dept., both beginning and ending. I am not the sole wage earner. My husband also works and makes a little more than I do.
Thank you for your response. Can you elaborate on the other questions also. I'll post them again here: So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan?	The total net income come to about $3500 and the total expenses will total about $2600 including this loan. With this loan, a line of credit will be payed off. There is no car loan and the mortgage is $950. There is not a second mortgage. In case of job loss, I have enough funds to pay all expenses for at least 6 months and I continue to save from the excess each month. This is all based my income. I am also covered by my husbands job if I lose mine. I hope this is adequate information. Thanks.

Member Payment Dependent Notes Series 469256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469256	$6,000	$6,000	12.53%	1.00%	December 18, 2009	December 29, 2012	December 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469256. Member loan 469256 was requested on December 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	gaucho	Debt-to-income ratio:	2.91%
Length of employment:	4 years	Location:	new york, NY

Home town:
Current & past employers:	gaucho
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	20	Months Since Last Delinquency:	13
Revolving Credit Balance:	$2,182.00	Public Records On File:	0
Revolving Line Utilization:	59.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Are you moving across town or across country? How does this affect your job situation? Regards; Art	Hello, I am moving from New York to Chicago. I am transferring within the company by my own choice to be closer to family. Thank you
Do you already have a bank account set up at your new location that the loan payment will be made from and if so has LC authenticated it yet? Thanks...	The bank account will remain the same and the account is already authorized. Thank you

Member Payment Dependent Notes Series 469258

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469258	$6,000	$6,000	7.74%	1.00%	December 18, 2009	December 30, 2012	December 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469258. Member loan 469258 was requested on December 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	MEDICAL CITY DALLAS HOSPITAL	Debt-to-income ratio:	6.75%
Length of employment:	4 years	Location:	Plano, TX

Home town:
Current & past employers:	MEDICAL CITY DALLAS HOSPITAL
Education:

This borrower member posted the following loan description, which has not been verified:

591636 added on 12/16/09 > Pay for school without using a student loan

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,855.00	Public Records On File:	0
Revolving Line Utilization:	16.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's your job position and description? For what kind of school do you need this for? And why not get a student loan instead? Doesn't it have lower interest rates?	My job is REGISTERED NURSE going to Nurse practitioner school
Will you be keeping your present job while attending school?	I AM ALREADY IN SCHOOL AND WORKING FULLTIME AS AN RN. JUST NEEDED A BOOST TO WORK LESS.
Hello. Is your mortgage situation okay? Do you have any additional major debts besides your mortgage? Your answers are much appreciated.	My mortgage situation is ok. On time never late. No other additional major debt.

Member Payment Dependent Notes Series 469289

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469289	$10,000	$10,000	13.57%	1.00%	December 21, 2009	December 30, 2012	December 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469289. Member loan 469289 was requested on December 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,958 / month
Current employer:	JD Power and Associates	Debt-to-income ratio:	21.30%
Length of employment:	4 years	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	JD Power and Associates
Education:

This borrower member posted the following loan description, which has not been verified:

591708 added on 12/16/09 > Loan to be used to consolidate high interest credit card debt and help with outstanding medical bills. Borrower added on 12/18/09 > Medical bills are out of pocket charges not covered by my insurance for a recent ER visit and for wisdom teeth extraction surgery. Borrower added on 12/18/09 > My job is very stable, I have been with the company for over 4 years and I have recently been tabbed to lead a new research project with projected revenue of 500K. I will also, hopefully, receive a promotion in February and increase in salary. Credit cards include APR's of 17.9, 29.9, 29.9, and 25.9. Consolidation loan will significantly reduce monthly payment and the fixed 13.57% will help tremendously.

A credit bureau reported the following information about this borrower member on December 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	69
Revolving Credit Balance:	$8,751.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 469298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469298	$1,000	$1,000	7.40%	1.00%	December 18, 2009	December 30, 2012	December 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469298. Member loan 469298 was requested on December 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Myriad Genetics	Debt-to-income ratio:	3.84%
Length of employment:	2 years	Location:	South Jordan, UT

Home town:
Current & past employers:	Myriad Genetics
Education:

This borrower member posted the following loan description, which has not been verified:

591758 added on 12/16/09 > We have a baby on the way and need to get some essentials: crib, stroller, etc.

A credit bureau reported the following information about this borrower member on December 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,387.00	Public Records On File:	0
Revolving Line Utilization:	6.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 469341

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469341	$5,400	$5,400	8.94%	1.00%	December 21, 2009	December 30, 2012	December 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469341. Member loan 469341 was requested on December 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	UPS	Debt-to-income ratio:	10.48%
Length of employment:	< 1 year	Location:	OAK FOREST, IL

Home town:	Oak Lawn
Current & past employers:	UPS
Education:	Moraine Valley Community College

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/17/09 > My profile shows <1 year at my cuurent employer, It should be 14 years. I can not update that part of my profile.

A credit bureau reported the following information about this borrower member on December 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,340.00	Public Records On File:	0
Revolving Line Utilization:	61.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I am a supervisor and have been employed by UPS for 14 years. My current position is a tractor-trailer driver trainer. I am currently taking part time classes toward a degree in business management.
It shows you've worked at UPS for less than a year? What were your prior positions? What's your position title and description?	That may have been a typo. I have been with UPS for 14 years. Sorry for the error.
Could you describe the breakdown of your revolving credit balance (including interest rates) and how this loan will aid in consolidating debt?	I have two credit cards. One at $5400 and one at $3800. Bothe are around %15 apr. I am going to payoff the higher and close the account, payoff lending club and then do the other card.
Hello- Can you provide details of your revolving credit balance? Thanks	I have two credit cards. One at $5400 and one at $3800. Both are around %15 apr. I am going to payoff the higher and close the account, payoff lending club and then do the other card.
Your revolving credit balance is $45,000. You mentioned about $9,000 worth of credit card debt. What is the rest?	I have a heloc for 35000 from a remodel. Sorry I did not consider that as a revolving account.

Member Payment Dependent Notes Series 469349

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469349	$1,000	$1,000	11.48%	1.00%	December 18, 2009	December 30, 2012	December 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469349. Member loan 469349 was requested on December 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,800 / month
Current employer:	USAF	Debt-to-income ratio:	24.46%
Length of employment:	< 1 year	Location:	ft walton beach, FL

Home town:
Current & past employers:	USAF
Education:

This borrower member posted the following loan description, which has not been verified:

591862 added on 12/16/09 > This will be used for my three children's (15y, 12y, 1month) XMas blowout. First time trying the peer to peer lending, thanks to all!!

A credit bureau reported the following information about this borrower member on December 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,990.00	Public Records On File:	1
Revolving Line Utilization:	14.80%	Months Since Last Record:	109
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is AF Rank, how long is left on current contract (enlistment).	I am an E-6 and my current enlistment ends Aug 2011.

Member Payment Dependent Notes Series 469411

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469411	$2,500	$2,500	15.31%	1.00%	December 21, 2009	December 30, 2012	December 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469411. Member loan 469411 was requested on December 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,530 / month
Current employer:	Prince George Police Dept	Debt-to-income ratio:	22.81%
Length of employment:	< 1 year	Location:	COLONIAL HEIGHTS, VA

Home town:
Current & past employers:	Prince George Police Dept
Education:

This borrower member posted the following loan description, which has not been verified:

591973 added on 12/16/09 > Loan will be paid in full by 6 months. 591973 added on 12/16/09 > Loan will be paid in full in 6 months. Borrower added on 12/17/09 > To tell you a little more about me... My husband is a soldier and 3-time Iraq vet, I am a veteran and I currently work for a police department. For Christmas we finally got the one thing we both really wanted: Our first house! While we got the seller to handle our closing costs and used our VA loan, it still ended up being a lot more money out of pocket than we thought. Houses come with a whole host of costs they don't tell you about until you have to pay it. We are moving in at the end of the month and this money will help us purchase a refrigerator, washer and dryer, and other small misc household items like window blinds, and a lawn mower.

A credit bureau reported the following information about this borrower member on December 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,276.00	Public Records On File:	0
Revolving Line Utilization:	85.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 469452

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469452	$5,000	$5,000	16.70%	1.00%	December 21, 2009	December 31, 2012	December 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469452. Member loan 469452 was requested on December 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	top spot productions	Debt-to-income ratio:	2.67%
Length of employment:	1 year	Location:	Lake Mary, FL

Home town:
Current & past employers:	top spot productions
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,474.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the nature of the business, and what specifically do you plan on spending the 5K on? Also, what were the 8 recent credit inquiries for? Thank you in advance for your answers.	Thanks for your interest. My wife and have a fairly new company which produces television commercials. We are taking it to the next level in the New Year in collaboration with emmy winning directors who have decades of experience. The 5K is partly meant to help with advertising and marketing (changes to the website etc.), and is partly to cover personal expenses during this growth period. The credit enquiries occurred when I was shopping around for the best financing deals on new furnishings.
Re: $5,000 loan questions: 1- Position @ Top Spot Prouctsions is? 2- "Business" Loan Category; Start-up? Established? Products? Services? Will loan buy ads, equipment, inventory, rental property, website development or upgrade? 3- Is this a short-term (usually repaid within 1 year) "Bridge Loan" to finance AP, AR, PR, equipment, inventory, prepaid business expenses? 4- Please describe in DETAIL your business and explain loan's INTENDED purposes. Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.17.2009 @ 11:39 AM ET.	Thank you for your interest. My wife and I have a fairly new business, Top Spot Productions, through which we produce television commercials. She is a producer with 12 years experience, and I develop creative ideas as a writer for the company. We've recently begun collaborating with Emmy award winning commercial directors and wish to take our company to the next level. We need what will most likely be a bridge loan to finance website development and printed materials for marketing to national advertising agencies, as well as to cover a few personal expenses during this marketing phase.

Member Payment Dependent Notes Series 469460

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469460	$12,000	$12,000	8.94%	1.00%	December 21, 2009	December 30, 2012	December 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469460. Member loan 469460 was requested on December 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,054 / month
Current employer:	Washington State University	Debt-to-income ratio:	15.10%
Length of employment:	5 years	Location:	KENNEWICK, WA

Home town:	Bainbridge
Current & past employers:	Washington State University, Henderson State University
Education:	University of North Carolina-Wilmington (UNC), Baylor University, University of Cincinnati-Main Campus

This borrower member posted the following loan description, which has not been verified:

592061 added on 12/16/09 > Loan is needed to pull balances off of Lowes and Home Depot credit cards before promotional APR offers expire. Cards were charged to fund home improvement projects such as bathroom and kitchen remodel on a recent home purchase. Borrower added on 12/17/09 > Great lending concept! Looking forward to the process!

A credit bureau reported the following information about this borrower member on December 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,937.00	Public Records On File:	0
Revolving Line Utilization:	19.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Washington State? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you own your home outright? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a tenure-track professor at Washington State University and have been teaching classes at the same location for the past five years. I have been teaching in the field for the past nine years. I am not the sole wage earner in the household. My partner is a professional that earns an income about equal to mine. Thus, our total income is sufficient enough to allow one of us to pay off the loan. We both have the standard amount of bills: mortgage ($800) and one reasonable car each ($300 & $330). I also have student loans that have been consolidated into a very nice payment considering the amount ($48,000): $250 a month. The credit cards that will be payed off with this loan include Lowes, Home Depot and Citi, all of which are under promotional balances that will end soon. The total of all three is very close to $12000, the amount of this loan. Thanks for the question. Community lending is a great idea.
What are you currently paying each month on the 3 credit cards? Besides the above, what are your other monthly expenditures? Including both incomes, it sounds like there are $6,000 per month unaccounted for unless you are saving that amount per month...	Lowes and Home Depot right now are under promotional APR deals...so $0 payment. But that will change next month. Citi is about $150 a month, give or take. I save quite a bit for retirement, plus 17% extra as a rule. We of course have other bills like food, cell phones, insurance, utilities. We are also remodeling a house and my partner has two children.

Member Payment Dependent Notes Series 469471

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469471	$5,000	$5,000	14.61%	1.00%	December 21, 2009	December 30, 2012	December 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469471. Member loan 469471 was requested on December 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	nyc department of sanitation	Debt-to-income ratio:	2.42%
Length of employment:	4 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	nyc department of sanitation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	29
Revolving Credit Balance:	$2,771.00	Public Records On File:	0
Revolving Line Utilization:	16.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 469546

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469546	$5,000	$5,000	11.14%	1.00%	December 21, 2009	December 31, 2012	December 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469546. Member loan 469546 was requested on December 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,656 / month
Current employer:	city of hope	Debt-to-income ratio:	13.35%
Length of employment:	6 years	Location:	riverside, CA

Home town:
Current & past employers:	city of hope
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/17/09 > I have been at my job for 6 years and work in a stable field as a researcher in the cancer research industry (my husband has been with his company for 25 years). I have four cards in which the stores/CC companies continue to raise rates and we are already paying a high interest. We always pay our bills on time. The condition of the loan does not increase the payment, just lowers the APR (continues to fit in our budget - you can see budget on the website link above). Lending club has offered the best rates and we would like to utilize that feature.

A credit bureau reported the following information about this borrower member on December 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	38
Revolving Credit Balance:	$3,768.00	Public Records On File:	0
Revolving Line Utilization:	43.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you incur such debt and what are you doing to not do it again?	student loans, a motorcycle, a previous loan.. the behavior has been fixed. We no longer use credit cards. Just as these cards will be cancelled when PIF. I am done with debt - living on a cash/debit only basis.
BTW, can you share the link again? or can you copy your monthly budget in here?	I am sorry, I cannot seem to send the link. LC is refraining me from doing so. I will need to copy it to you later as my online budget is blocked from me at work. Please resend this message to me later and I will be sure to get a copy to you.
What other places did you check before to make sure LC has the best rate?	I have been with foothill cu in the past for one other consolidation I did (and those cards are still at a 0 balance). They've been good to me, but LC is lower.
also, could you please share your current balances that you hope to pay off and their rates?	Card APR Amount Owed Payment per month CC #1* 11.24% 1862.99 37.00 CC #2 12.9% 608.34 59.00 Store #1 21.9% 1284.01 38.00 Store #2* 17.99% 1189.00 50.00 4944.34 184.00 The accounts to these cards are going to be closed up being Paid in full.
Can you please tell us about the delinquincy that appears on your report (38 months ago)? Thank you	The only thing I can think of (w/out having a copy of my CC in front of me) is a payment that was late to Target. That card account has been closed for quite a while.

Member Payment Dependent Notes Series 469601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469601	$1,500	$1,500	12.87%	1.00%	December 21, 2009	December 31, 2012	December 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469601. Member loan 469601 was requested on December 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	National Aquarium	Debt-to-income ratio:	17.32%
Length of employment:	4 years	Location:	Baltimore, MD

Home town:
Current & past employers:	National Aquarium
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/17/09 > New home purchase; loan will be used for home updates, and repairs.

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	73
Revolving Credit Balance:	$15,333.00	Public Records On File:	0
Revolving Line Utilization:	94.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 469605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469605	$10,000	$10,000	16.00%	1.00%	December 22, 2009	December 31, 2012	December 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469605. Member loan 469605 was requested on December 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,083 / month
Current employer:	red cross school	Debt-to-income ratio:	8.79%
Length of employment:	10 + years	Location:	glasgow, KY

Home town:
Current & past employers:	red cross school
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/17/09 > I want to consolidate some credit card debt. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on December 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,715.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $10,000 Debt Consolidation loan questions: 1- Position @ Red Cross School is? 2- Rent and vehicle payments (if vehicle payment applies) paid per month are $? 3- Revolving credit balance $4,716. Loan requests $10,000. Additional $5,284 is consolidating what other debts? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.18.2009 @ 6:20 AM ET.	I have a loan at Citifinancial I would like to pay down the principle of. Thanks for your consideration.
Hi, please break down your monthly expenses for us. Also, beyond the 4,700 of debt listed on your credit history, for what is the 10,000 loan to be used? Thanks, good luck with your loan	Monthly expenses are as follows: $620 for childcare and $400.00 for rent. Groceries $500. I also have a loan with Citifinancial that I would like to pay on the principle of with the remaining cash. Thanks so much foryour consideration.
Hello. I have a few questions for you. 1. What is your role at Red Cross School? 2. Can you break down the credit cards that you will be consolidation? Your credit report shows almost a $5,000 balance and your loan request is for $10,000. 3. Are you the sole wage earner for your household, or is there a second wage earner? Thank you and good luck!	I am guidance counselor at Red Cross School. The credit I plan on consolidating is a partial consolidation of a Citibank loan, an ebay mastercard, a target store card, a bill me later account, and a walmart credit card. Thanks so much for your consideration. My husband is a second wage earner and he makes around $82000.00 per year.
Please account for the 8 credit inquiries in the past 6 months.	I have contacted the credit bureau because this is an error on my report. The only time a credit report should have been done is when I applied for a student loan. I have not had any new accounts in the past six months so I don't know why they are reported. As you can see I am a very trustworthy individual who pays her bills on time (as my credit report demonstrates). I want to get all of my bills together so I can just make one monthly payment and have everything paid off in three years. Thanks so much for your time and consideration.
Why were you applying for a student loan in the last 6 months? Are you planning to go back to school? If this is the case, will you still be able to generate income, and if so, how much? If there are errors on your report, there would be 7 of them (one for each pulled report). By personal experience, the credit bureaus will not remove those 7 inquiries. You need to ask whoever pulled the reports that they be removed.	I was planning on going back part-time this spring semester but have since changed my mind. I have two classes left to earn my professional counseling degree. Thanks so much.

Member Payment Dependent Notes Series 469796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469796	$1,500	$1,500	14.61%	1.00%	December 22, 2009	January 1, 2013	January 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 469796. Member loan 469796 was requested on December 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	6.44%
Length of employment:	n/a	Location:	CUMBERLAND, RI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/18/09 > I am currently out of work due to shoulder surgery to correct a long-standing and painful problem with my clavicle. Wanted to request a small loan to cover insurance deductible and catch up on other bills until I return to work full time in a few months. I chose this amount because it is compatible with what I want to pay back monthly. Currently disability payments leave me with only about half my pay. Nothing frivolous, just want to stay ahead of bills before I regain full financial stability.

A credit bureau reported the following information about this borrower member on December 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	37
Revolving Credit Balance:	$5,464.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
do you have a job to go back to	Yes. I have a very good relationship with them. It may be part-time at first, but I have a good work history and once I am strong enough will not be a problem finding enough work to fill my time. By the way, very valid question.

Member Payment Dependent Notes Series 469807

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469807	$5,000	$5,000	12.18%	1.00%	December 22, 2009	January 1, 2013	January 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 469807. Member loan 469807 was requested on December 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Cascade Engineering	Debt-to-income ratio:	12.76%
Length of employment:	10 + years	Location:	Grand Rapids, MI

Home town:
Current & past employers:	Cascade Engineering
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/18/09 > Id like to thank you in advance for excepting my application. My wife runs a daycare and we need to update that end of the house with new carpet and paint. Thanks again. Borrower added on 12/19/09 > Seriously If this application is going to take 13 days I'll give my business else where? Borrower added on 12/19/09 > My payments with other lenders are always on time. Ive been with the same company for 20yrs so paying back this money is low risk. Borrower added on 12/19/09 > To all my lenders Thankyou so far for the bussiness, I wont let any of you down. Borrower added on 12/20/09 > Looking forward to getting started on this project. Were not to far away,my wife has had this planned for over two years. The parents of the kids we watch will be surprised. Borrower added on 12/20/09 > We have an addional $600 a week not filed in the loan application. The daycare bussiness is steady income and has been for the last ten years.

A credit bureau reported the following information about this borrower member on December 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48,838.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Your credit card utilization seems quite high at over 90%. Could you please explain? Regards; Art	Didn't realize it was this high, the good news is my payments are always on time.
PLS ELABORATE ON = CARPET AND PAINT.	1/3 of the house for the last nine years has been used for the daycare. The carpet is trashed and all the walls need paint
Just so you know Lending Club is a peer to peer lending place, which means that Lending Club excepts the application, sets the rates, and administrates the loan, but the funding for the loan comes from investors (just regular people), and each investor decided how much of your loan they want to fund, and together they fund your loan. Once funded then Lending Club deposits the money in your account provided you accept. So the 2 weeks for funding is to allow for this process. It is very possible for your loan to fund before the time is up, and in that case you will get the money sooner.	Well I didnt know
As both_win explained, your note can take anywhere from half a day to 14 days to fund. Generally, smaller loans like this can be funded much quicker than loans for $25k, which usually take closer to 14 days. To expedite the process, you should try to answer any questions from lenders ASAP so that they feel comfortable lending to you. You also might want to contact Lending Club to verify your income. That step usually results in people funding your loan pretty rapidly. Best of luck!	Thank you for the information.

Member Payment Dependent Notes Series 470031

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470031	$4,000	$4,000	12.53%	1.00%	December 22, 2009	January 2, 2013	January 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 470031. Member loan 470031 was requested on December 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,547 / month
Current employer:	United States Army	Debt-to-income ratio:	14.12%
Length of employment:	6 years	Location:	Effingham, IL

Home town:	Indianapolis
Current & past employers:	United States Army
Education:	Central Texas College, Grantham University

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	28
Revolving Credit Balance:	$1,809.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please describe the debt you are wanting to consolidate? Regards; Art	I am consolidating a motorcycle loan 12%, a credit card 24%, and a prosper loan 8%.
Enlisted? If so, when does your enlistment contract end? Have you had an article 15 or DUI/DWI during your current enlistment contract? If married, debt/income of spouse? Thank you.	I am enlisted (E-6, SSG). My current ETS is 30 JAN 2012 and have never in my career(over 6 years) had any sort of DUI's/DWI's/Article 15's. Thanks.
Loan Description Borrower has not entered any description	I don't know why the loan description isn't staying in there when I type it but I am using these funds to consolidate a motorcycle, credit card, and prosper loan and remodel bathroom. Thanks.

Member Payment Dependent Notes Series 470102

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470102	$5,000	$5,000	12.18%	1.00%	December 22, 2009	January 3, 2013	January 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 470102. Member loan 470102 was requested on December 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,901 / month
Current employer:	US Air Force	Debt-to-income ratio:	6.38%
Length of employment:	4 years	Location:	Tampa, FL

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/20/09 > I'm changing stations from Macdill AFB to Osan AB, South Korea and would like to leave w/o my car loan.

A credit bureau reported the following information about this borrower member on December 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$233.00	Public Records On File:	0
Revolving Line Utilization:	6.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $5,000 DC loan questions: 1- Pay Geade USAF is? 2- Expiration Current Enlistment Date (ECCD) is? 3- Extending enlistment? Reenlisting? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.19.2009 @ 6:58 AM ET.	Grade: E-5 Seperation Date: 24-Feb-11 6-Year enlistee, considering re-enlistment as this is my first PCS, I need to see if this process is sustainable for the next 14+ years.
Single or married? If married, are you leaving family behind for a short term tour in Korea? If leaving family behind, what will be your additional expenses for maintaining two households? What is your paygrade? If enlisted, when does your enlistment contract expire?	Single Grade: E-5 Seperation Date: 24-Feb-11
Hello. How much time do you have left in the US Air Force? What are you currently paying on your car loan? Thanks and good luck!	I have ~14 Months left. Currently paying $234/month

Prospectus Supplement (Sales Report) No. 21 dated December 22, 2009